THE COMPETITIVE ELECTRICITY

MARKET FROM 1998:

PUBLIC ELECTRICITY

SUPPLY LICENCE

for

MANWEB plc

PREFACE

1.	This document illustrates the licence obligations which presently apply under the Public Electricity Supply Licence held by Manweb plc. The document comprises conditions contained in the original Licence granted on 26 March 1990 and subsequent modifications made to that Licence.

2.	OFFER wishes to make clear that this is not legally binding document but has been produced as a working copy of Manweb plc’s PES licence. It is hoped that this document accurately reflects the present Licence, but it is not a substitute for the original Licence and the subsequent schedules of modifications issued to Manweb plc and held by OFFER’s library.

Condition 3E. Information to be provided to the Director in connection with the distribution charge restriction conditions	105

Condition 3F. Allowance in respect of security costs	110

Condition 3G. Duration of charge restriction conditions	114

Condition 4. Prohibition of cross–subsidies and of discrimination in electricity sale contracts	116

Condition 4A. Prohibition of discrimination in supply	117

Condition 4B. Duration of discrimination conditions	124

Condition 4C: Prohibition of cross–subsidies and of discrimination in selling electricity	126

Condition 5. Obligation on economic purchasing	128

Condition 6. Restriction on own generation capacity	132

Condition 7. Tariffs	139

Condition 7A. Arrangements for informing customers on revocation of Licence	140

Condition 7B. The Programme Implementation Agreement	142

Condition 8. Basis of charges for top–up and standby supplies or sales of electricity, exempt supply services, use of system and connection to the system: requirements for transparency	146

Condition 8A. Non–discrimination in the provision of top–up or standby supplies or sales of electricity, exempt supply services, use of system and connection to the system	153

Condition 8B. Requirement to offer terms	156

Condition 8C. Requirement to offer Standard Terms of Connection	164

PART I. TERMS OF THE LICENCE

1.

The Secretary of State, in exercise of the power conferred by Section 6(1)(c), and Section 6(6) and Section 7 of the Electricity Act 1989 (hereinafter referred to as the “Act” ) hereby licenses Manweb plc (registered in England and Wales under number 2366927) as public electricity supplier to supply electricity to any premises in the authorised area designated in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II and Schedule 3 below (hereinafter referred to as the “Conditions”).

2.

The Conditions are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. This Licence is further subject to the terms as to revocation specified in Schedule 2.

3.	This Licence shall come into force on the transfer date appointed under Section 65 of the Act and unless revoked in accordance with the provisions of Schedule 2 shall continue until determined by not less than 25 years’ notice in writing given by the Secretary of State to the Licensee, such notice not to be served earlier than a date being 10 years after the Licence comes into force.

JOHN WAKEHAM

26th March 1990	Secretary of State for

Energy

PART II. THE CONDITIONS

SECTION A. GENERAL

Condition 1. Interpretation
1.

Unless the contrary intention appears, words and expressions used in the Conditions shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when this Licence comes into force.

2.	Any word or expression defined for the purposes of any provision of Part 1 of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions.
3.	In the Conditions unless the context otherwise requires:
“ Act”	means the Electricity Act 1989.
“ affiliate”	in relation to the Licensee means any holding company of the Licensee, any subsidiary of the Licensee or any subsidiary of a holding company of the Licensee.
“ Auditors”	means the Licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

“ authorised”	in relation to any business or activity means authorised by licence granted under Section 6 or by exemption granted under Section 5 of the Act.
“ authorised area”	means the area from time to time comprised in Schedule 1 to this Licence.
“ Authorised Electricity Operator”

means any person (other than the Licensee) who is authorised to generate, transmit or supply electricity and for the purposes of Conditions 8A to 8C inclusive shall include any person who has made an application to be so authorised which has not been refused and any person transferring electricity to or from England and Wales across an interconnector or who has made an application for use of interconnector which has not been refused.

“ Condition”	means a condition set out in this Part of this Licence.
“ connection charges”	means charges made or levied or to be made or levied for the carrying out (whether before or after the date on which the Licence comes into force) of works and provision and installation of electrical plant, electric lines and ancillary meters in constructing or modifying entry and exit points on the Licensee’s Distribution System together with charges in respect of maintenance and repair of such items in so far as not otherwise recoverable as use of system charges and in respect of disconnection and the removal of electrical plant, electric lines and ancillary meters following disconnection, all as more fully described in paragraphs 5 and 9 of Condition 8, whether or not such charges are annualised.

“ contract”	in relation to the supply of electricity by the Licensee to a customer at premises, means a special agreement in accordance with section 22 of the Act.
“ Contract Terms Conditions”

means, as the context requires, either the “DataTransfer Conditions contained in Section C of this Licence or those Conditions together with the equivalent Conditions contained in the licences of all other Electricity Suppliers.

“customer”

means any person supplied or requiring to be supplied with electricity at premises within the authorised area whether by the Licensee (including any affiliate or related undertaking of the Licensee) or, where the context requires, by another Electricity Supplier, but shall not include any Authorised Electricity Operator in its capacity as such.

“ data aggregation services”	has the meaning given at sub-paragraph 1(e) of Condition 11C.
“ data processing services”	has the meaning given at sub-paragraph 1(d) of

Condition 11C.
“ data retrieval services”	has the meaning given at sub-paragraph 1(c) of Condition 11C.
“ Data Transfer Catalogue”	has the meaning given at sub-paragraph 6(c) of Condition 11A.
“Data Transfer Service”	means the service to be established, operated and maintained by the Licensee, in conjunction and co-operation with all other public electricity suppliers, in accordance with Condition 11B.
“data transfer services”	means the services of the Data Transfer Service established in accordance with Condition 11B.
“date of thecontract”	means, in respect of any contract, the date on which that contract is entered into.
“Declared Net Capacity”

means, in relation to generation plant, the highest generation of electricity at the main alternator terminals which can be maintained for an indefinite period of time without causing damage to the plant, less so much of that capacity as is consumed by the plant.

“deposit”	means a deposit of money by way ofsecurity for the payment of charges for the supply of electricity.
“Designated Customer”

means a customer supplied or requiring to be supplied with electricity at Designated Premises (but excluding such customer in so far as he is supplied or requires to be supplied at premises other than Designated Premises).

“Designated Premises”	has the meaning determined in accordance with Condition 30.
“ Designated Supply Contract”	has the meaning given in Condition 34.
“the Director”

means, until both section 1(1) and section 3(1) of the Utilities Act 2000 are brought into force, the Director General of Electricity Supply, but thereafter the Authority established by section1(1) of the Utilities Act 2000.

“Distribution Business”	means the business of the Licensee or any affiliate or related undertaking comprising or ancillary to:
(a)	the distribution (whether for its own account or that of third parties) of electricity through the Licensee’s Distribution System, including any business in providing connections to such system; and
(b)	the provision of Metering and Data Services other than
- prepayment meter services.
- data processing services
- data aggregation services, and
- data retrieval services

“Distribution Code”	means the Distribution Code required to be prepared pursuant to Condition 11 and approved by the Director, as from time to time revised with the approval of the Director.
“Domestic Customer”

means a customer supplied or requiring to be supplied with electricity at Domestic Premises (but excluding such customer in so far as he is supplied or requires to be supplied at premises other than Domestic Premises).

“Domestic Premises”	Means premises at which a supply is taken wholly or mainly for domestic purposes.
“electricity purchase contract”	Includes any contract or arrangement, other than for the supply of electricity to a customer at premises, under which provision is made for the making or receipt of payments by reference to the difference between
(a)	an amount specified or ascertainable under the terms of such contract or arrangement; and
(b)	the price at which electricity is sold or purchased under the Pooling and Settlement Agreement or any component of either of such prices;
and
“electricity sale contract”	shall be construed accordingly.
“Electricity Supplier”	means either a Second Tier Supplier or a public electricity supplier.
“equivalent megawatt”

in circumstances where demand is measured only in megavolt amperes means megavolt amperes converted into megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

“established connection”

means, in relation to any premises, an existing connection to the Licensee’s Distribution System which does not require modification, or a new or modified connection to such system in respect of which all works have been completed, such that in either case electricity is able to be supplied to the premises in accordance with the terms of the relevant supply agreement.

“ Exempt Supplier”	means a person who is authorised to supply electricity by virtue of an exemption granted under Section 5 of the Act.
“ exempt supply services”	means the services detailed at paragraph 4 of Condition 8B, as provided by the Licensee to Exempt Suppliers in respect of premises within the authorised area.
“ financial year”	bears the meaning given to it at paragraph 1 of Condition 2.
“fixed term period”

means, in relation to any Designated Supply Contract, a specified period of more than 12 months during which the Principal Terms of that contract may not be varied by the Licensee other than by agreement with the customer.

“ Fuel Security Code”	means the document of that title designated as such by the Secretary of State as from time to time amended.
“ Generation Business”

means the business (if any) in the generation of electricity, being a business involving own-generation sets or in which there is an accountable interest in generation sets, as defined for the purposes of Condition 6.

“ generation set”	means any plant or apparatus for the production of electricity and shall where appropriate include a generating station comprising more than one generation set.
“goods or services”

includes electric lines and electric plant, and goods or services designed or calculated to promote the efficient use of electricity, but excludes meters, meter operation and prepayment systems, and data retrieval and related services.

“ Grid Code”	means the Grid Code required to be prepared by the Transmission Company and approved by the Director as from time to time revised with the approval of the Director.
“Grid Supply Point”	means any point at which electricity is delivered to the Licensee’s Distribution System from the Transmission System.
“ half-hourly metering equipment”	means metering equipment which is configured to record the quantity of electricity (to be calculated in kWh) supplied to premises during each half hour period of supply and “ non-half-hourly metering equipment” shall be construed accordingly.
“ holding company”	means a holding company within the meaning of Sections 736, 736A and 736B of the Companies Act 1985.
“ interconnectors”	means the electric lines and electrical plant and meters owned or operated by the Transmission Company solely for the transfer of electricity to or from the Transmission System into or out of England and Wales.
“Licensee”	means Manweb plc (registered in England and Wales under number 2366937) and (where the context so requires) shall include any Area Board in respect of which the Licensee is the successor company.
“Licensee’s Distribution System”	means the system of electric lines situated wholly or partly within the authorised area owned or operated by the Licensee for the distribution of electricity between the Grid Supply Points or generation sets or other entry points and the points where it is delivered to customers or Authorised Electricity Operators, and includes any Remote Transmission Assets owned by the Transmission Company operated by the Licensee and any electrical plant and meters owned or operated by the Licensee in connection with the distribution of electricity, and references to the distribution system of any Authorised Electricity Operator shall be construed accordingly.
“Master Registration Agreement”	means the agreement of that title to be prepared by the Licensee, in conjunction and co-operation with all other public electricity suppliers, in accordance with and comprising such matters as are set out in Condition 11A.
“megawatt” or “MW”	includes an equivalent megawatt.
“meter operation services”	has the meaning given at sub-paragraph 1(b) of Condition 11C.
“meter provision services”	has the meaning given at sub- paragraph 1(a) of Condition 11C.
“Metering and Data Services”	has the meaning given in Condition 11C
“metering equipment”	Includes any meter and any associated equipment which materially affects the operation of that meter.
“ Metering Point Administration Service”	means the service to be established, operated and maintained by the Licensee in accordance with Condition 11A.
“metering point administration services”	means the services of the Metering Point Administration Service established in accordance with Condition 11A or, where the context requires, means the equivalent services provided by any other public electricity supplier in accordance with the provisions of its public electricity supply licence.

“notice”	means (unless otherwise specified)notice given in writing or by anyother reasonable means.
“participating interest”	bears the meaning ascribed to that expression by

Section 260 of the Companies Act 1985.

“Permitted Purpose”	Means the purpose of all or anyof the following:
(a)	the Supply Business, the Second Tier Supply Business, the Distribution Business or any business or activity within the limits of paragraph 5 of Condition 2A;
(b)	[not used];
(c)	any business conducted or activity carried on 11 October 1995 by the Licensee or by a company which was an affiliate or related undertaking of the Licensee on that date; and
(d)

without prejudice to the generality of paragraphs (a) to (c), any payment or transaction lawfully made or undertaken by the Licensee for a purpose within sub-paragraphs (i) to (viii) of paragraph 5(b) of Condition 27.

“Pooling and Settlement Agreement”	Means the agreement of that title approved by the Secretary of State as from time to time amended with the approval of the Director (where so required pursuant to its terms).
“prepayment meter services”	has the meaning given at sub- paragraph 1(f) of Condition 11C.
“Principal Terms”	means, in respect of any form of Designated Supply Contract, those terms which relate to:
(a)	charges for the supply of electricity;
(b)	any requirement to pay charges for the supply by prepayment through a prepayment meter;
(c)	any requirement for a security deposit;
(d)	the duration of the contract;
(e)	the rights to terminate the contract (including any obligation to pay a termination fee); and
(f)	the obligation to enter into an agreement on the Standard Terms of Connection,

and such other terms as may reasonably be considered significantly to affect the evaluation of the contract.

“related undertaking”	in relation to the Licensee means any undertaking in which the Licensee has a participating interest.

“Relevant Consumers’ Committee”	means the committee appointed by the Director under Section 2 of the Act for the area in respect of which the Licensee is the public electricity supplier.
“relevant premises”	in relation to a Designated Supply Contract, means any premises supplied with electricity under the terms of the contract.
“Remote Transmission Assets”	means any electric lines, electrical plant or meters owned by the Transmission Company which:
(a)

are embedded in the distribution system of the Licensee or any  Authorised Electricity Operator  other than the Transmission Company and are not directly connected by lines or plant owned  by the Transmission Company to a  sub-station owned by the Transmission Company; and

(b) are by agreement between the Transmission Company and the Licensee or such Authorised Electricity Operator operated under the direction and control of the Licensee or such Authorised Electricity Operator.

“representation”	includes any objection or any other proposal made in writing.
“Retail Price Index”	means the general index of retail prices published by the Office for National Statistics each month in respect of all items or:

(a)
if the index for any month in any year shall not have been published on or before the last day of the third month after such month, such index for such month or months as the Director may after consultation with the Licensee determine to be appropriate in the circumstances; or

	(b)	if there is a material change in the basis of the index, such other index as the Director may after consultation with the Licensee determine to be appropriate in the circumstances.

"ScottishPower"		means ScottishPower plc (registered number SC 117120).

"ScottishPower Group"
means ScottishPower and its subsidiaries, subsidiary undertakings, associated companies (including any joint venture, partnership, firm, company or unincorporated association in which any subsidiary, subsidiary undertaking or associated company is interested) and related undertakings other than the Licensee and its subsidiaries and related undertakings.

"Second Tier Supplier"		means a person authorised to supply electricity pursuant to Section 6(2) of the Act

.

"Second Tier Supply		means the authorised business (if any) of the Licensee or any affiliate or related undertaking as
Business"

a private electricity supplier.

"Settlement Agreement for Scotland"
means the agreement of that title to be prepared in accordance with, and comprise such matters as are set out in, Condition 24 of Part V of the Scottish Generation, Transmission and Public Electricity Supply Licences.

"settlement purposes"	means for the purposes of settlement as set out in the Pooling and Settlement Agreement or the Settlement Agreement for Scotland.

"Separate Business"
means each of the Distribution, Supply, Second Tier Supply and Generation Businesses taken separately from one another and from any other business of the Licensee, but so that where all or any part of such business is carried on by an affiliate or related undertaking of the Licensee such part of the business as is carried on by that affiliate or related undertaking shall be consolidated with any other such business of the Licensee (and of any other affiliate or related undertaking) so as to form a single Separate Business.

"Standard Terms of	means the terms approved by the Director, in accordance with Condition 8C, for the retention of an established connection to the Licensee's Distribution System.
Connection"

"standby"	means the periodic or intermittent supply or sale

of electricity:

(a)	to an Authorised Electricity Operator to make good any short fall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b)	to a customer of the Licensee to make good any shortfall between the customer's total supply requirements and that met either by its own generation or by electricity supplied by an Authorised Electricity Operator other than the Licensee such standby supply or sale being provided at such entry or exit point on the Licensee's Distribution System as the operator or customer may request.

"subsidiary"	means a subsidiary within the meaning of Sections736,736Aand 736B of the Companies Act 1985.

"Supply Business"	means the authorised business of the Licensee as public electricity supplier including prepayment meter services, data processing services, data aggregation services and data retrieval services in the authorised area, but shall not include any activities forming part of the Distribution

Business.

"termination fee"	means any sum of money or other penalty (whether financial or otherwise) which may be demanded of a customer solely in consequence of the termination of a contract to supply electricity to premises.

"top-up"	means the supply or sale of electricity on a continuing or regular basis:

(a)	to an Authorised Electricity Operator to make good any short fall in the availability of electricity (including, where that operator is using the Licensee's Distribution System, to make good any distribution losses on that system) to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b)	to a customer of the Licensee to make good any shortfall between the customer's total supply requirements and that met either by its own generation or by electricity supplied by an Authorised Electricity Operator other than the Licensee such top-up supply or sale being provided at such entry or exit point on the Licensee's Distribution System as the operator or customer may request.

"Transfer Date"	means such date as may be appointed by the Secretary of State by order under Section 65 of the Act.

"Transmission Company"	means The National Grid Company plc or any other holder for the time being of a Licence to transmit electricity in England and Wales under Section 6(1)(b) of the Act.

"Transmission System"	means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by the Transmission Company and used for the transmission of electricity from one generating station to a sub-station or to another generating station, or between sub- stations or to any interconnector, and includes any electrical plant and meters owned or operated by the Transmission Company in connection with the transmission of electricity but shall not include any Remote Transmission Assets.

"ultimate holding company"	means

(i)	a holding company of the Licensee which is not itself a subsidiary of another company;

(ii)	where a holding company of the Licensee which is not a subsidiary of another company has entered into an agreement affecting the exercise of voting rights in or the appointment or removal of directors of the Licensee or any company of which the Licensee is a subsidiary, every party to that agreement; and

(iii)	where the exercise of voting rights in or the appointment or removal of directors of a holding company of the Licensee which is not a subsidiary of another company is controlled by an agreement, every party to that agreement.

"undertaking"	bears the meaning ascribed to that expression by Section 259 of the Companies Act 1985.

"unmetered supply"	means a supply of electricity to premises which is not, for the purpose of calculating the charges for electricity supplied to the customer at such premises, measured by metering equipment.

"use of system"	means use of the Licensee's Distribution System for the distribution of electricity by the Licensee for the Supply Business or for any other Authorised Electricity Operator.

"use of system charges"	means charges made or levied or to be made or levied by the Licensee for the provision of services as part of the Distribution Business to any Authorised Electricity Operator or to the Licensee for the purposes of its Supply Business or Second Tier Supply Business as more fully described at paragraph 4 of Condition 8 and at paragraph C2 of Part C of Schedule 3 to this Licence; but shall not include connection charges.

"valid notice of termination"	has the meaning given in Condition 38.

4.	Unless otherwise specified, any reference to a numbered Condition (with or without a suffix letter) or Schedule is a reference to the Condition or Schedule bearing that number in this Licence, and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph bearing that number in the Condition or Schedule in which the reference occurs.

5.	In construing the provisions of this Licence, the heading or title of any Part, Section, Condition, Schedule or paragraph shall be disregarded.

6.	Where any obligation of the Licensee is required to be performed by a specified date or within a specified period, and where the Licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the Licensee by reason of the Licensee's failure to perform by that date or within that period).

7.	The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule, and directions issued by the Director pursuant to any Condition or Schedule shall be delivered or served as aforesaid.

8.	This Condition or parts of it shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 1A.

Condition 1A: Power to Bring Conditions into Effect

1.	The Conditions to which this paragraph applies shall not come into effect until the Secretary of State has made a direction specifying a date on which they come into effect and served a copy of the direction on the Licensee (but the date so specified may be the same date as that on which this Condition comes into effect or if later that on which a copy of the direction is so served).

2.	The Secretary of State may make more than one direction under paragraph 1, and may bring different Conditions or parts of Conditions into force at different times.

3.	The Conditions to which paragraph 1 applies are:

Condition 4C	(Prohibition of cross-subsidies and of discrimination in selling electricity)

Condition 15A	(Balancing and Settlement Code and NETA Implementation)

Condition 15B	(Change Co-ordination for NETA)

Condition 15C	(Pooling and Settlement Agreement Run-off)

4.	The Conditions to which this paragraph applies (or parts of them) shall cease to have effect on such date as is specified in a direction made by the Secretary of State pursuant to this paragraph, a copy of which has previously been served on the Licensee (but the date so specified may be the same date as that on which this Condition comes into effect or if later that on which a copy of the direction is so served).

5.	The Secretary of State may make more than one direction under paragraph 4, and may direct that different Conditions or parts of Conditions cease to have effect on different dates.

6.	The Conditions to which paragraph 4 applies are:

Condition 1	(Interpretation)

Condition 4	(Prohibition of cross-subsidies and of discrimination in electricity sale contracts)

Condition 10	(Generation Security Standard)

Condition 15	(Pooling and Settlement Agreement)

SECTION B. GENERAL OBLIGATIONS

Condition 2. Separate accounts for Separate Businesses

1.	The first financial year of the Licensee shall run from 1st April 1990 to 31st March 1991, and thereafter each financial year of the Licensee shall run from 1st April to the following 31st March.

2.	The remaining paragraphs of this Condition apply for the purpose of ensuring that the Licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable separate accounts to be prepared for each Separate Business and showing the financial affairs of each such Separate Business.

3.	The Licensee shall in respect of each Separate Business:

(a)	keep or cause to be kept for the period referred to in Section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of each Separate Business as would by Section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company, so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, each Separate Business are separately identifiable in the books of the Licensee (and any affiliate or related undertaking) from those of any other business; and

(b)	prepare on a consistent basis from such accounting records in respect of:

(i)	the financial year commencing on 1st April 1990 and each subsequent financial year, accounting statements comprising a profit and loss account, a balance sheet and a cash flow statement, together with notes thereto, and showing separately in respect of each Separate Business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

(aa)	charged from or to any other business (whether or not a Separate Business) together with a description of the basis of that charge; or

(bb)	determined by apportionment or allocation between any Separate Business and any other business (whether or not a Separate Business) together with a description of the basis of the apportionment or allocation; and

(ii)	the first six months of the financial year commencing on 1st April 1990 and of each subsequent financial year, an interim profit and loss account; and

(c)	procure, in respect of the accounting statements prepared in accordance with this Condition in respect of a financial year, a report by the Auditors and addressed to the Director stating whether in their opinion those statements have been properly prepared in accordance with this Condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the Separate Business to which the statements relate; and

(d)	deliver to the Director a copy of the account referred to in sub-paragraph (b)(ii) above, the Auditors' report referred to in sub-paragraph (c) above and the accounting statements referred to in sub- paragraph (b)(i) above as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements and Auditors' report referred to in sub-paragraphs (b)(i) and (c) above.

4.	Unless the Director so specifies in directions issued for the purposes of this Condition or with his prior written approval the Licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph(b)(i) of paragraph 3 from those applied in respect of the previous financial year.

5.	Where, in relation to the accounting statements in respect of a financial year, the Licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the Licensee shall, if so directed in directions issued by the Director, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

6.	Accounting statements in respect of a financial year prepared under sub-paragraph (b)(i) of paragraph 3 shall, so far as reasonably practicable and unless otherwise approved by the Director having regard to the purposes of this Condition:

(a)	have the same content and format (in relation to each Separate Business) as the annual accounts of the Licensee prepared under Section 226 and, where appropriate, Section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued by the member bodies of the Consultative Committee of Accounting Bodies currently in force; and

(b)	state the accounting policies adopted; and

(c)	(with the exception of the part of such statement which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second-Tier Supply Business), be published with the annual accounts of the Licensee.

7.	Unless the accounting statements prepared under sub- paragraph (b)(i) of paragraph 3 are prepared on the current cost basis as provided by the alternative accounting rules, the Licensee shall, unless otherwise agreed by the Director, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each Separate Business covering the same period, which shall comprise and show separately:

(a)	a profit and loss account, a balance sheet and a cash flow statement, together with notes thereto, which shall:

(i)	include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

(ii)	show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of Section C of Part II of Schedule 4 to the Companies Act 1985;

(b)	in respect of each Separate Business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of Section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the Separate Business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

(c)	such other current cost information as is referred to in the Handbook as the Director may reasonably require and shall deliver the same, together with an Auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph (c) of paragraph 3, to the Director within the time limit referred to in sub-paragraph (d) of paragraph 3, and shall (with the exception of the part of such statement which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second-Tier Supply Business) publish the same with the annual accounts of the Licensee .

8.	References in this Condition to costs or liabilities of, or reasonably attributable to, any Separate Business shall be construed as excluding taxation, capital liabilities which do not relate principally to a particular Separate Business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

9.	Without prejudice to paragraph 1 of Condition 1, references in this Condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this Licence shall be construed as if such provisions were in force at such date.

10.	For the purposes of paragraph 7:

"alternative accounting rules"	means the rules set out in Section C of Part II of Schedule 4 to the Companies Act 1985.

"current cost assets"	means assets of any description mentioned in paragraph 31 of Section C of Part II of Schedule 4 to the Companies Act 1985.

"the Handbook"	means the handbook issued by the Accounting Standards Committee of the Consulting Committee of Accounting Bodies (CCAB Limited) or any successor body entitled "Accounting for the efforts of changing prices: a Handbook: in its current edition for the time being or in the event that no such handbook shall be in issue such guidance or publication as may be issued in replacement or substitution therefor.

Condition 2A. Restriction on activity and financial ring fencing

1.	Save as provided by paragraphs 3 and 4, the Licensee shall not conduct any business or carry on any activity other than the Supply Business, the Second Tier Supply Business and the Distribution Business.

2.	The Licensee shall not without the written consent of the Director acquire shares in any affiliated or related undertaking after 11 October 1995 except:

(a)	shares in anybody corporate which was a subsidiary of the Licensee on 11 October 1995 other than a corporate body carrying on the Generation Business;

(b)	shares acquired in a body corporate to satisfy the obligation imposed by paragraph 3;

(c)	shares in a body corporate which conducts business only for a Permitted Purpose; or

(d)	shares acquired in order to avoid dilution of a shareholding in a body corporate in which the Licensee holds share in conformity with this Licence.

3.	Notwithstanding paragraph 1, the Licensee may continue to conduct any business or carry on any activity otherwise prohibited by paragraph 1 which it was conducting or carrying on as at 11 October 1995, but by 11 October 1996 or such later date as the Director shall specify to the Licensee in writing, shall transfer to an affiliate or otherwise cease to conduct or carry on any such other business or activity.

4.	Nothing in this Condition shall prevent:

(a)	any affiliate or related undertaking from conducting any businesses or carrying on any activity;

(b)	the Licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistently with the provisions of this Licence;

(c)	the Licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary;

(d)	the Licensee from carrying on any business or conducting any activity to which the Director has given his consent in writing.

5.	Nothing in this Condition shall prevent the Licensee conducting ancillary business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

(a)	For the purpose of this paragraph "ancillary business" means any business or activity carried on by the Licensee other than the Supply Business, the Second-Tier Supply Business and the Distribution Business.

(b)	The Licensee may carry on ancillary business provided that neither of the following limitations is exceeded, namely:

(i) the aggregate turnover of all the ancillary business of the Licensee does not in any period of twelve months commencing on 1 April of any year exceed 5% of the aggregate turnover of the Supply Business, the Second-Tier Supply Business and the Distribution

Business (excluding the turnover on transaction which the Supply Business the Second-Tier Supply Business and the Distribution Business make with each other)as shown by its most recent audited accounting statements produced under sub-paragraphs (b)(i) and (c) of paragraph 3 of Condition 2; and

(ii)	the aggregate amount (determined in accordance with sub-paragraph (d) below) of all investments by the Licensee in all its ancillary business does not at any time after 17 September 1999 exceed 5% of the sum of share capital in issue, share premium and consolidated reserves of the Licensee as shown by its most recent audited historic cost financial statements then available.

(c)	For the purpose of sub-paragraph (b) of this paragraph. "investment" means any form of financial support or assistance given by or on behalf of the Licensee for the ancillary business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of (i) the value at which such investment was included in the audited historic cost balance sheet of the Licensee as at the latest accounting reference date to have occurred prior to 17 September 1999 (or, where the investment was not so included, zero), (ii) the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the Licensee in respect of such investment in all completed accounting reference periods since such accounting reference date and (iii) all commitments and liabilities (whether actual or contingent) of the Licensee relating to such investment outstanding at the end of the most recently completed accounting reference period.

Condition 2B. Availability of resources

1.	The Licensee shall at all times act in a manner calculated to secure that it has sufficient management resources and financial resources and financial facilities to enable it:

(a)	to carry on the Supply Business and the Distribution Business; and

(b)	to comply with its obligations under the Act and this Licence.

2.	The Licensee shall submit a certificate addressed to the Director, approved by a resolution of the board of directors of the Licensee and signed by a director of the Licensee pursuant to that resolution. Such certificate shall be submitted in June 1996 and June of each subsequent year. Each certificate shall be in one of the following forms:

(a)	"After making enquiries, the directors of the Licensee have a reasonable expectation that the Licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the Licensee to carry on the Supply Business and Distribution Business for a period of 12 months from the date of this certificate."

(b)	"After making enquiries, the directors of the Licensee have a reasonable expectation, subject to what is said below, that the Licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the Licensee to carry on the Supply Business and Distribution

Business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the Licensee to carry on the Supply Business and Distribution Business...."

(c)	"In the opinion of the directors of the Licensee, the Licensee will not have available to it sufficient financial resources and financial abilities to enable the Licensee to carry on the Supply Business and Distribution Business for a period of 12 months from the date of this certificate."

3.	The Licensee shall submit to the Director with that certificate a statement of the main factors which the directors of the Licensee have taken into account in giving that certificate.

4.	The Licensee shall inform the Director in writing immediately if the directors of the Licensee become aware of any circumstance which causes them to no longer have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5.	The Licensee shall use its best endeavours to obtain and submit to the Director with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Director stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6.	The Licensee shall procure from each company or other person which is at any time an ultimate holding company of the Licensee a legally enforceable under taking in favour of the Licensee in a form already specified by the Director that that ultimate holding company ("the Covenantor") will refrain from any action, and will procure that every subsidiary of the Covenantor (other than the Licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the Licensee to breach any of its obligations under the Act or this Licence. Such undertaking shall be obtained within seven days of the company or other person in question becoming an ultimate holding company of the Licensee and shall remain in force for as long as the Licensee remains the holder of this Licence and the Covenantor remains an ultimate holding company of the Licensee.

7.	The Licensee shall:

	(a)	deliver to the Director evidence (including a copy of each such undertaking) that the Licensee has complied with the obligation to procure an undertaking pursuant to paragraph 6; and

	(b)	inform the Director immediately in writing if the directors of the Licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached.

8.
The directors of the Licensee shall not declare or recommend a dividend, nor shall the Licensee make any other form of distribution with in the meaning of Section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the Licensee shall have issued to the Director a certificate complying with the following requirements of this paragraph.

	(a)	The certificate shall be in the following form:

"After making enquiries, the directors of the Licensee are satisfied:

(i) that the Licensee is in compliance in all material respects with all obligations imposed on it by Condition 2A, Condition 2B, Condition

2D, paragraph 5 of Condition 27 and paragraph 2 of Condition 28 of its public electricity supply licence; and

(ii)	that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonable foreseeable at the date of this certificate, cause the Licensee to be in breach to a material extent of any of these obligations in the future."

(b)	The certificate shall be signed by a director of the Licensee and approved by a resolution of the board of directors of the Licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the Licensee shall be under no obligation to issue a further certificate prior to payment of that dividend.

Condition 2C. [Not presently used]

Condition 2D. Credit Rating of Licensee

1.	The Licensee shall use all reasonable endeavours to ensure that:

(a)

any corporate debt of the Licensee in issue at 17 September 1999 which had an investment grade credit rating at that date maintains an investment grade credit rating throughout the period during which such debt remains outstanding, and

(b)

any corporate debt, other than corporate debt issued by way of negotiated private placement, issued by the Licensee on  or after 17 September 1999 has and maintains an investment  grade credit rating throughout the period during which such debt remains outstanding.

2.	For the purpose of paragraph 1:
(a)	"corporate debt" means any unsecured and unsubordinated borrowing of money having an initial maturity of five years or more, and
(b)	"investment grade credit rating" means:
-	a rating of not less than BBB- by Standard & Poor's Ratings Group or any of its subsidiaries or not less than Baa3 by Moody's Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating, or

-	an equivalent rating from any other reputable credit rating agency which has comparable standing in the UK and the USA.

Condition 3. Charge restriction conditions: definitions

1.	In this Condition and in Conditions 3A to 3G and Schedule 3:
"attributed"

means when used in relation to the fossil fuel levy or payments in lieu thereof or transmission connection point charges or remote transmission asset rentals or distribution losses or transmission costs or allowed distribution costs, or in relation to attributing electricity purchase or sale contracts and electricity purchase costs to regulated customers and other customers, attributed in accordance with the principles set out in Part A of Schedule 3 and attribute, attributed, attributable and attribution shall be construed accordingly.

"average charge per unit distributed"	means the distribution revenue in the relevant year divided by the regulated quantity distributed in that year.
"average charge per unit supplied"	means the supply revenue in the year divided by the quantity supplied in that year.
"average charge per regulated unit supplied"	means the regulated supply revenuein the relevant year divided by the regulated quantity supplied in that year.
"average specified rate"	means the average of the daily base rates of Barclays Bank plc current from time to time during the period in respect of which the calculation falls to be made.

"charge restriction conditions"	means Conditions 3 to 3G inclusive together with Schedule 3 to this licence, as from time to time modified or replaced in accordance therewith or pursuant to Sections 11, 14 or 15 of the Act.

"distribution losses"	means units unaccounted for on the Licensee's Distribution System, measured as being the difference between the units meteredonentry into the system and the units metered on leaving the system.

"distribution revenue"	means the revenue (measured on an accruals basis) derived by the Licensee from the provision of distribution services in the relevant year, after deduction of:

(i)	an amount equal to such part of the total amount payable in that relevant year to the Transmission Company (measured on an accruals basis) in respect of transmission connection point charges and remote transmission asset rentals and which would otherwise be included in distribution revenue by reason of being recovered in that relevant year by the Licensee in its use of system charges, as falls to be attributed to the regulated quantity distributed in that relevant year; and

(ii) value added tax (if any) and any other taxes based directly on the amounts so derived.

"distribution services"	Means all services provided by the Licensee as part of its Distribution Business other than excluded services.

"EHV premises"	Means those premises to which units are delivered by the Licensee which fall to be treated as EHV premises in accordance with Part B of Schedule 3.

"EHV units"	Means units distributed by the Licensee which are delivered or deemed to be delivered to EHV premises.

"electricity purchase costs"	means the Licensee's purchase costs of electricity calculated in accordance with the principles in Part F of Schedule 3.

"excluded services"	means those services provided by the Licensee which in accordance with the principles set out in Part C of Schedule 3 fall to be treated as excluded services.

"fifth relevant year"	means the relevant year commencing 1st April

1994.

"HV units"	means units (other than EHV units) distributed by the Licensee which are delivered to premises connected to the Licensee's Distribution System at a voltage at or higher than 1000 volts.

"interconnector charges"	means charges levied by the Interconnectors Business of the Transmission Company and payable by the Supply or Second-Tier Supply Business of the Licensee in respect of use of interconnector for the transfer of electricity into England and Wales.

"LV units"	means units distributed by the Licensee which are delivered to premises connected to the Licensee's Distribution System at a voltage less than 1000 volts.

"LV1 units"	means LV units which are distributed by the Licensee outside night-time periods to Domestic Premises or small premises (other than Domestic Premises) where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of day, for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D2 of Part D of Schedule 3.

"LV2 units"	means LV units which are distributed by the

Licensee to Domestic Premises or small premises (other than Domestic Premises):

(a)	during night-time periods, where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of the day; or

(b)	where the appropriate use of system charges are incorporated into tariffs which restrict availability of supply to specified off-peak periods,

for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D3 of Part D of Schedule 3.

"LV3 units"	Means LV units other than LV1 and LV2 units, for the avoidance of doubt including units distributed under the tariffs specified in paragraph D4 of Part D of Schedule 3.

"maximum average charge per unit distributed"	means the charge calculated in accordance with the formula in paragraph 1 of Condition 3A.

"maximum average charge per regulated unit supplied"	means the charge calculated inaccordance with the formula in paragraph 1 of Condition 3B.

"metered"	means, in relation to any quantity distributed or

supplied, as measured by a meter installed for such purpose or (where no such meter is installed or it is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

"0.1 MW customer"	means any customer other than an over 0.1 MW customer in its capacity as such.

"0.1 MW premises"	means any premises other than over 0.1 MW premises.

"over 0.1 MW customer"	means a customer supplied at over 0.1 MW premises, but shall not include such customer insofar as supplied at 0.1 MW premises.

"over 0.1 MW premises"	means premises supplied by the Licensee at which the average of the maximum monthly demands in the three months of highest maximum demand in any period of twelve consecutive months commencing on or after January 1993 exceeds one tenth of a megawatt.

"quantity supplied"	means the aggregate quantity of units supplied by the Licensee in the relevant year metered at the points of supply (whether or not in the authorised area of the Licensee).

"regulated customer"	means a person other than the Licensee who in the calendar year ending in relevant year t-1 was supplied at 0.1 MW premises.

"regulated distribution unit category"	means as the case may be HV units or LV1 units or LV2 units or LV3 units.

"regulated quantity distributed"	means the aggregate quantity of units distributed (both for the Supply Business of the Licensee and on behalf of third parties under use of system) by the Licensee through the Licensee's Distribution System in relevant year t metered at exit points on leaving the Licensee's Distribution System but excluding for this purpose:

(a) units distributed for the purpose of supply to premises outside the Licensee's authorised area; and

(b) EHV units.

"relevant year"	means a financial year commencing on or after 1st April 1990.

"relevant year t"	means that relevant year for the purposes of which any calculation falls to be made;" relevant year t-1" means the relevant year preceding relevant year t or, in respect of the period prior to 1st April 1990, the period of 12 calendar months commencing on 1st April 1989; and similar expressions shall be construed accordingly.

"remote transmission asset rental"	means any rent or other periodic payment payable by the Distribution Business of the Licensee to the Transmission Company in respect of remote transmission assets forming part of the Licensee's Distribution System.

"sixth relevant year"	means the relevant year commencing 1st April 1995.

"supply"	Includes supply outside the authorised are a, standby and top-up supply and sale and any other sales of electricity by the Licensee to persons other than customers; and " supplied" and similar expressions shall be construed accordingly.

"supply charges"	Means all charges (including charges for the provision of distribution services and standing charges) made by the Licensee in respect of electricity supplied by the Licensee other than charges for the provision of excluded services by the Licensee.

"supply revenue"	means the revenue (measured on an accruals basis) derived by the Licensee from supply charges after deduction of value added tax (if any) and any other taxes based directly on the amounts so derived.

"transmission charges"	means charges levied by the Transmission Company payable by the Supply or the Second-Tier Supply Business of the Licensee in respect of the transmission of electricity, but for the avoidance of doubt shall exclude transmission connection point charges and remote transmission asset rentals.

"transmission connection point charges"	means charges levied by the Transmission connection Company as charges by direct reference to the number or nature of the connections between the Licensee's Distribution System and the transmission system and payable by the Distribution Business of the Licensee.

"unit"	means a kilowatt hour.

Condition 3A. Restriction of distribution charges

Basic Formula

1.	Without prejudice to Condition 3F, the Licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

M dt = Pdt + PNdt - PMdt - Kdt

2.	For the purposes of paragraph 1, means the maximum Mdt average charge per unit distributed in relevant year t.

Formula for Pdt as used in paragraph 1

3.	For the purposes of paragraph 1, Pdt is derived from the following formula:

Pdt =	(PUM. GRt .PIDt ) + (PL.(ALt -Lt ).PILt ) Dt

where:
PUM	means the amount set against that term in the part of Annex A to this Condition that applies to the Licensee.

GRt	in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

GRt = 0.5 (SIGMA) Poi .Dit + Cdt ) GRt-1
(SIGMA) Poi .Dit -1 Cdt-1 ) Cdt-1 )

where

(SIGMA)	means the summation across all regulated distribution unit categories i as described in the definition of the term Poi . Poi means, in respect of each regulated distribution unit category i set out in column 1 under that term in the part of Annex A to this Condition which applies to the Licensee, the value opposite that category in column 2.

Dit	means that number of units in each regulated distribution unit category in distributed in relevant year t.

Dit-1	means that number of units in each regulated distribution unit category i distributed in relevant year t-1.

Cdt	means a notional figure, representing the number of customers in the authorised area only) for (for the purpose of this term Cdt each relevant year, given in the table appearing under that term in the part of Annex A to this Condition that applies to the Licensee.

Cdt-1	means the number equal to Cdt in relevant year t-1.

PIDt	in the eleventh relevant year has the value of 1and in each subsequent relevant year is derived from the following formula:

PIDt =	(1 + RPI t - Xdt ) 100	(PIDt-1 )

where

RPIt	means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

Xdt	shall equal 3.

PL means an amount equal to 2.9p.

ALt	means an amount (in units) representing allowed distribution losses in relevant year t, being the allowed percentage of the adjusted units distributed (calculated as provided in paragraph E5 of Part E of Schedule 3) where, in respect of each relevant year t, the allowed percentage shall equal that percentage which the aggregate of adjusted distribution losses (calculated as provided in paragraphs E2 to E5 of Part E of Schedule 3) over the 10 preceding relevant years bears to the aggregate of adjusted units distributed (calculated as aforesaid) over the corresponding relevant years.

Lt	means in respect of relevant year t, adjusted grid supply point purchases less adjusted units distributed (calculated as provided in paragraphs E2 to E5 of PartE of Schedule 3).

PILt	is derived from the following formula:

PILt = (1 + RPIt ) PILt-1
100

where, for the eleventh relevant year, PILt -1 equals 1.

Dt	means the regulated quantity distributed in relevant year t.

Formula for PNdt as used in paragraph 1
4.	For the purposes of Paragraph 1, in the eleventh and shall be calculated subsequent relevant years the term PNdt in accordance with the following formula:
PNdt = (PS + PR)PIRt
Dt

where:

PS	means an amount equal to (pound)3.25 million for each of the eleventh to the fifteenth relevant years, and thereafter shall be 0.

PR	means, in the eleventh and all subsequent relevant years, the amount given against the Licensee's name in Annex B to this Condition.

PIRt	is derived from the following formula:
PIRt = (1+ RPIt ) PIRt- 1
100

where for the ninth relevant year PIRt-1 equals 1

Formula for PMdt as used in Paragraph 1

5.	For the purposes of paragraph 1, PMdt is derived from the following formula:

PMdt = RM dt
Dt

where:

RMdt	means an amount equal to the Licensee's relevant reduction in costs in relevant year t, resulting from the fact that the Licensee has ceased to provide meter provision services and meter operation services (as defined in paragraph 1 of Condition 11C) in respect of customers in respect of whom it provided meter provision services and meter operation services at 31 March 2000. The Licensee's relevant reduction in costs shall be calculated in real terms, and shall be the amount,ifany, by which the Licensee's cash operating costs (excluding costs of a non-recurring nature) of providing such services in the relevant year t fall short of its cash operating costs (excluding costs of a non-recurring nature) of providing such services in the tenth relevant year, to the extent that such shortfall is attributable to the fact that the Licensee has ceased, since 31 March 2000, to provide (whether directly or through an agent acting on its behalf) meter provision services and meter operation services in respect of such customers. The Licensee's relevant reduction in costs shall exclude the amount of any reduction in costs in providing any services which constitute excluded services.

Formula for Kdt as used in Paragraph 1

6.	For the purposes of paragraph 1, Kdt means the correction factor per unit (whether of a positive or a negative value) derived, subject to paragraph 3 of Condition 3D, from the following formula: provided that the value of Kdt for the eleventh relevant year shall be the value of Kdt arising for that year from the application of the formula applicable under Condition 3A of this licence in the form of that condition in force on 31 March 2000, but adjusted for the tenth relevant year, by adding the amount of TAdt calculated by the application of the formula applicable under Condition 3A of this licence as then in force:

Kdt =	Rdt -1 - ( Dt-1 . Mdt -1 ) Dt	(1 + Idt 100)

where:

Rdt-1	means the distribution revenue in relevant year t-1.

DT-1	means the regulated quantity distributed in relevant year t-1.

MDT-1	means maximum average charge per unit distributed in relevant year t-1.

Idt	means that interest rate in relevant year t which is equal to, where Kdt (taking no account of Id for this purpose) has a positive value, the average specified rate plus 4, or where Kdt (taking no account of Id for this purpose) has a negative value, the average specified rate.

7.	In this Condition, any term defined for the purposes of paragraph 1 shall have the same meaning in all paragraphs of this Condition.

ANNEX A to Condition 3A

Distribution values specific to individual companies

ASTERN ELECTRICITY plc

£m

PUM	287.9

Cdt for relevant year beginning on

'000s

1 April 2000	3249
1 April 2001	3281
1 April 2002	3314
1 April 2003	3347
1 April 2004	3381

every subsequent relevant year	3415

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.0009

LV2	0.3031

LV3	1.3431

HV	0.4584

EAST MIDLANDS ELECTRICITY plc

£m

PUM	240.3

Cdt for relevant year beginning on

'000s

1 April 2002	2376

1 April 2001	2400

1 April 2002	2424

1 April 2003	2448

1 April 2004	2472

every subsequent relevant year	2497

POi

Column 1	Column 2

unit category i	value (p)

LV1	1.6131

LV2	0.5557

LV3	1.5711

HV	0.6350

LONDON ELECTRICITY plc

£m

PUM	220.8

Cdt for relevant year beginning on

'000s

1 April 2000	2072

1 April 2001	2093

1 April 2002	2114

1 April 2003	2135

1 April 2004	2156

every subsequent relevant year	2178

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.2073

LV2	0.4057

LV3	1.5912

HV	0.5932

MANWEB plc

£m

PUM	158.0

Cdt for relevant year beginning on

'000s

1 April 2000	1423

	1 April 2001	1437

	1 April 2002	1452

	1 April 2003	1466

	1 April 2004	1481

	every subsequent relevant year	1496

P0i

	Column 1	Column 2

	unit category i	value (p)

	LV1	2.1041

	LV2	0.4323

	LV3	1.7558

	HV	0.5097

MIDLANDS ELECTRICITY plc

		£m

	PUM	243.5

Cdt for relevant year beginning on

'000s

1 April 2000	2303

1 April 2001	2326

1 April 2002	2349

1 April 2003	2373

1 April 2004	2397

every subsequent relevant year	2420

P0i

Column 1	Column 2

unit category i	value (p)

LV1	1.9729

LV2	0.3966

LV3	1.6108

HV	0.5992

NORTHERN ELECTRIC plc

£m

PUM	152.6

Cdt for relevant year beginning on

'000s

1 April 2000	1500

1 April 2001	1515

1 April 2002	1530

1 April 2003	1545

1 April 2004	1561

every subsequent relevant year	1577

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.0911

LV2	0.3273

LV3	1.9284

HV	0.4723

NORWEB plc

£m

PUM	208.9

Cdt for relevant year beginning on

'000s

1 April 2000	2250

1 April 2001	2272

1 April 2002	2295

1 April 2003	2318

1 April 2004	2341

every subsequent relevant year	2365

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.1750

LV2	0.2821

LV3	1.6304

HV	0.5335

SEEBOARD plc

£m

PUM	159.1

Cdt for relevant year beginning on

'000s

1 April 2000	2153

1 April 2001	2175

1 April 2002	2196

1 April 2003	2218

1 April 2004	2240

every subsequent relevant year	2263

P0i

Column 1	Column 2

unit category i	value (p)

LV1	1.8735

LV2	0.3213

LV3	1.4098

HV	0.5892

SOUTHERN ELECTRIC plc

£m

PUM	297.7

Cdt for relevant year beginning on

'000s

1 April 2000	2728

1 April 2001	2755

1 April 2002	2783

1 April 2003	2811

1 April 2004	2839

every subsequent relevant year	2867

POi

Column 1	Column 2

unit category i	value (p)

LV1	2.0600

LV2	0.3816

LV3	1.4815

HV	0.5560

SOUTH WALES ELECTRICITY plc

£m

PUM	125.6

Cdt for relevant year beginning on

'000s

1 April 2000	998

1 April 2001	1008

1 April 2002	1018

1 April 2003	1028

1 April 2004	1039

every subsequent relevant year	1049

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.4442

LV2	0.3641

LV3	2.2009

HV	0.7272

SOUTH WESTERN ELECTRICITY plc

£m

PUM	171.0

Cdt for relevant year beginning on

'000s

1 April 2000	1369

1 April 2001	1383

1 April 2002	1397

1 April 2003	1410

1 April 2004	1425

every subsequent relevant year	1439

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.3889

LV2	0.6679

LV3	1.8707

HV	0.5072

YORKSHIRE ELECTRICITY GROUP plc

£m

PUM	215.4

Cdt for relevant year beginning on

'000s

1 April 2000	2129

1 April 2001	2150

1 April 2002	2172

1 April 2003	2194

1 April 2004	2215

every subsequent relevant year	2238

P0i

Column 1	Column 2

unit category i	value (p)

LV1	1.9497

LV2	0.3271

LV3	1.6654

HV	0.5750

ANNEX B to Condition 3A

Values for paragraph 4 of this Condition

PR £M

EASTERN	2.97
EAST MIDLANDS	2.35
LONDON	2.14
MANWEB	1.69
MIDLANDS	2.34
NORTHERN	1.76
NORWEB	2.28
SEEBOARD	2.15
SOUTHERN	2.64
SWALEC	1.38
SOUTH WESTERN	1.65
YORKSHIRE	2.19
SCOTTISH POWER	2.01
HYDRO-ELECTRIC	1.16

Condition 3B : Restraints on Supply Charges

Availability of Restricted Tariffs

1.	The Licensee shall make available and continue to make available to all Domestic Customers the Standard Domestic Tariff and the Domestic Economy 7 Tariff.

2.
The Licensee shall not, without the consent in writing of the Director, change the terms (other than price, which shall be regulated in accordance with this Condition) of any Restricted Tariff, and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

Restraints on Prices for Restricted Tariffs

3.
Without prejudice to Condition 3F, and subject to paragraph 16, the Licensee shall, in addition to complying with paragraphs 10, 11, 12 and (where appropriate) 13, ensure that at any point in time in the eleventh relevant year the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed limits imposed by paragraph 6 and paragraph 8 respectively.

4.
Without prejudice to Condition 3F, and subject to paragraph 16, the Licensee shall, in addition to complying with paragraphs 10 to 15, ensure that at any point in time in the twelfth relevant year the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed limits imposed by paragraph 7 and paragraph 9 respectively.

5.	Without prejudice to Condition 3F, and subject to paragraph 16, the Licensee shall, in addition to complying with paragraphs 12 to 15, ensure that at any point in time in the thirteenth and subsequent relevant years, the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed the limits imposed by paragraph 7 and paragraph 9 respectively, and the limits imposed by paragraph 15;

where in paragraphs 7, 9, and 15 :

references to the 'twelfth relevant year' are replaced by reference to the relevant subsequent relevant year references to 't+1' are to be construed as references to the relevant subsequent relevant year references to 't' are to be construed as references to the year preceding the relevant subsequent relevant year

Restraint on Standard Domestic Tariff

6.	The Standard Domestic Tariff shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that tariff represented does not exceed the lower of the two by the term WPSDt formulae given under (a) and (b) :

(a)	((BSDt +DSDt +TSDt ) x 1.015) x (1+(Ft /100))

(b)	WPSDt -1 x ((1+(Ft /100))/(1+(Fd /100))) x (1+(RPIt /100))

Where:

WPSDt	is set equal to

(WSD x PSDt ) + ( (1-WSD ) x PPPSDt )

WSD	means the weighting factor given against the Licensee's name in Column 2 of Annex D to this Condition

PSDt	means the average unit price for the Licensee's Standard Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + (B1SD x Primary Unit rate) + ((3300-B1SD ) x Secondary Unit rate)) / 3300

B1SD	has the value given against the Licensee's name in Column 2 of Annex E to this Condition

PPPSDt	means the average unit price for the Licensee's Standard Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff, and after taking account of any Prompt Payment Discount available under that tariff:

(Annual Standing Charge + (B1SD x Primary unit rate) + ((3300-B1SD ) x Secondary unit rate)) / 3300

BSDt	means the base allowance, subject to paragraph 16, (in respect of generation, supply and transmission services use of system) given against the Licensee's name in Column 2 of Annex B to this Condition

DSDt	means a sum representing the distribution use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula:

(D1SDt + (3300 x D2SDt ) + D3SDt ) / 3300

D1SDt	is the distribution use of system charge annual standing charge for supplying that customer

D2SDt	is the distribution use of system charge in respect of each unit consumed by that customer

D3SDt	is the aggregate of all other relevant distribution charges for supplying that customer

TSDt	is calculated in accordance with the following formula, provided that if the Transmission Company changes the basis upon which it calculates or charges for transmission network use of system charges, the Director may by direction amend the formula to produce a value of TSDt such that the Licensee is neither advantaged nor disadvantaged by the change :

TNUOS x 0.1859 x Loss Adjustment Factor

Where

"TNUOS" is the transmission network use of system charge (expressed in pence per kWh) published for the eleventh relevant year and for the zone relevant to the Licensee, as set out in the statement provided for in condition 10 of the Transmission Licence.

"Loss Adjustment Factor" means the factor shown against the Licensee's name in column 2 of Annex C to this Condition

WPSDt-1	is set equal to

(WSD x PSDt-1 ) + ((1-WSD ) x PPPSDt-1 )

PSDt-1	means the average unit price for the Licensee's Standard Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year, and without taking account of any Prompt Payment Discount available under that tariff:

(Annual Standing Charge + (B1SD x Primary Unit rate) + ((3300-B1SD ) x Secondary Unit rate)) / 3300

PPPSDt-1

means the average unit price for the Licensee's Standard Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year, and after taking account of any Prompt Payment Discount available under that tariff:

(Annual Standing Charge + (B1 SD x Primary unit rate) + ((3300-B1SD ) x Secondary unit rate)) / 3300 \
7.	The Standard Domestic Tariff shall be set so tha tat any point in time in the twelfth relevant year the weighted average unit price of that tariff represented by the term WPSDt+1 does not exceed :
((BSDt+1 +DSDt+1 +TSDt+1 ) x 1.015) x (1+(Ft+1 /100))
Where:
WPSDt+1	is set equal to
(WSD x PSDt+1 ) + ((1-WSD ) x PPPSDt+1 )
WSD	means the weighting factor given against the Licensee's name in Column 2 of Annex D to this Condition
PSDt+1	means the average unit price for the Licensee's Standard Domestic Tariff in the twelfth relevant year, calculated as follows using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + (B1 SD x Primary Unit rate) + ((3300-B1SD ) x Secondary Unit rate)) / 3300

B1SD	has the value given against the Licensee's name in Column 2 of Annex E to this Condition

PPPSDt+1
means the average unit price for the Licensee's Standard Domestic Tariff in the twelfth relevant year, calculated as follows, using the Licensee's published rates for that tariff, and after taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + (B1 SD x Primary unit rate) + ((3300-B1SD ) x Secondary unit rate)) / 3300

BSDt+1	is set equal to

BSDt x (1+(RPIt+1 /100))

DSDt+1	means a sum representing the distribution use of system charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula:

( D1SDt+1 + (3300 x D2SDt+1 ) + D3SDt+1 ) / 3300

D1SDt+1	is the distribution use of system charge annual standing charge for supplying that customer

D2SDt+1	is the distribution use of system charge in respect of each unit consumed by that customer

D3SDt+1	is the aggregate of all other relevant distribution charges for supplying that customer

TSDt+1	is calculated in accordance with the following formula, provided that if the Transmission Company changes the basis upon which it calculates or charges for transmission network use of system charges, the Director may by direction amend the formula to produce a value of TSDt+1 such that the Licensee is neither advantaged nor disadvantaged by the change

TNUOS x 0.1859 x Loss Adjustment Factor

Where

"TNUOS" is the transmission network use of system charge (expressed in pence per kWh) published for the twelfth relevant year and for the zone relevant to the Licensee, as set out in the statement provided for in Condition 10 of the Transmission Licence.

"Loss Adjustment Factor" means the factor shown against the Licensee's name in column 2 of Annex C to this Condition

For the purposes of this paragraph 7, any cross references to it and this Condition generally the shall have the meanings given terms B SDt , DSDt , and TSDt respectively, in paragraph 6 above.

Restraint on Domestic Economy 7 tariff

8.	The Domestic Economy 7 Tariff shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that tariff represented does not exceed the lower of the two by the term WPE7t formulae given under (a) and (b) :

(a) ((BE7t +DE7t +TE7t ) x 1.015) x (1+(Ft /100))

(b) WPE7t -1 x ((1+(Ft /100))/(1+(Fd /100))) x (1+(RPIt /100))

Where:

WPE7t	is set equal to

(WE7 x P E7t ) + ((1-WE7 ) x PPPE7t )

WE7	means the weighting factor given against the Licensee's name in Column 3 of Annex D to this Condition

PE7t	means the average unit price for the Licensee's Domestic Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + (B1E7 x Day Primary Unit Rate)+((3000 - B1E7 ) x Day Secondary Unit Rate ) + (3600 x Night Unit Rate)) / 6600

B1E7	has the value given against the Licensee's name in Column 3 of Annex E to this Condition

PPPE7t	means the average unit price for the Licensee's Domestic Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff, and after taking account of any Prompt Payment Discount available under that tariff :

((Annual Standing Charge + (B1E7 x Day Primary Unit Rate)+((3000 - B1E7 ) x Day Secondary Unit Rate) + (3600 x Night Unit Rate))) / 6600

BE7t	means the base allowance, subject to paragraph 16, (in respect of generation, supply and transmission services use of system) given against the Licensee's name in Column 3 of Annex B to this Condition

DE7t	means a sum representing the distribution use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula :

( D1E7t + (3000 x D2E7t ) + (3600 x D3E7t ) + D4E7t ) / 6600

D1E7t	is the distribution use of system charge annual standing charge for supplying that customer

D2E7t	is the distribution use of system charge in respect of each day unit consumed by that customer

D3E7t	is the distribution use of system charge in respect of each night unit consumed by that customer

D4E7t	is the aggregate of all other relevant distribution use of system charges for supplying that customer

TE7t
is calculated in accordance with the following formula, provided that if the Transmission Company changes the basis upon which it calculates or charges for transmission network use of system charges, the Director may by direction amend the formula to produce a value of TE7t such that the Licensee is neither advantaged nor disadvantaged by the change :

TNUOS x 0.1162 x Loss Adjustment Factor

where

'TNUOS' is the transmission network use of system charge (expressed in pence per kWh) published for the eleventh relevant year and for the zone relevant to the Licensee, as set out in the statement provided for in Condition 10 of the Transmission Licence.

"Loss Adjustment Factor" means the factor shown against the Licensee's name in column 3 of Annex C to this Condition

WPE7t-1	is set equal to

(WE7 x PE7t-1 ) + ((1-WE7 ) x PPPE7t-1 )

PE7t-1	means the average unit price for the Licensee's Domestic Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year, and without taking account of any Prompt Payment Discount available under that tariff:

(Annual Standing Charge + (B1E7 x Day Primary Unit Rate) + ((3000 - B1E7 ) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

B1E7	has the value given against the Licensee's name in Column 3 of Annex E

PPPE7t-1	means the average unit price for the Licensee's Domestic Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff at the end of the tenth relevant year, and after taking account of any Prompt Payment Discount available under that tariff:

(Annual Standing Charge + (B1E7 x Day Primary Unit Rate) + ((3000 - B1E7 ) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

9.	The Domestic Economy 7 Tariff shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that tariff represented by the term WP E7t+1 does not exceed :

((BE7t +1 +DE7t +1 +TE7t +1 ) x 1.015 ) x (1+(Ft+1 /100))

Where:

WPE7t+1	is set equal to

(WE7 x PE7t+1 ) + ((1-WE7 ) x PPPE7t+1 )

WE7	means the weighting factor given against the Licensee's name in Column 3 of Annex D to this Condition

PE7t+1
means the average unit price for the Licensee's Domestic Economy 7 Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + (B1E7 x Day Primary Unit Rate) + ((3000- B1E7 ) x Day Secondary Unit Rate) + (3600 X Night Unit Rate)) / 6600

B1E7	has the value given against the Licensee's name in Column 3 of Annex E to this Condition

PPPE7t+1
means the average unit price for the licensee's Domestic Economy 7 Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff, and after taking account of any Prompt Payment Discount available under that tariff :

(Annual Standing Charge + B1E7 x Day Primary Unit Rate) + ((3000- B1E7) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

BE7t+1	is set equal to

BE7t . (1+(RPIt +1/100))

DE7t+1
means a sum representing the distribution use of system charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula :

( D1E7t+1 + (3000 x D2E7t+1 ) + (3600 x D3E7t+ 1 )+ D4E7t+1 )/ 6600

D1E7t+1	is the distribution use of system charge annual standing charge for supplying that customer

D2E7t+1	is the distribution use of system charge in respect of each day unit consumed by that customer

D3E7t+1	is the distribution use of system charge in respect of each night unit consumed by that customer

D4E7t+1	is the aggregate of all other relevant distribution charges for supplying that customer

TE7t+1

is calculated in accordance with the following formula, provided that if theTransmission Company changes the basis upon which it calculates or charges for transmission network use of system charges, the Director may by direction amend the formula to produce a value of TE7t+1 such that the Licensee is neither advantaged nor disadvantaged by the change :

TNUOS x 0.1162 x Loss Adjustment Factor

where

'TNUOS' is the transmission network use of system charge (expressed in pence per kWh) published for the twelfth relevant year and for the zone relevant to the Licensee, as set out in the statement provided for in Condition 10 of the Transmission Licence.

"Loss Adjustment Factor" means the factor shown against the Licensee's name in column 3 of Annex C to this Condition

For the purposes of this paragraph 9, any cross references to it and this Condition generally the terms BE7t , DE7t , and TE7 t shall have the meanings given respectively, in paragraph 8 above.

Supplementary Restrictions

10.
Without prejudice to condition 3F, at the beginning of the eleventh relevant year the Licensee shall set its prices on the Restricted Tariffs so that, except with the prior written consent of the Director, in addition to complying with paragraph 6 or, as the case may be, paragraph 8, the limits in paragraph 11 shall apply.

11.
The standing charge and unit rates for the Standard Domestic Tariff and Domestic Economy 7 Tariff shall not at any point in time in the eleventh relevant year exceed in each case the charges made at the end of the tenth relevant year, multiplied by the formula:

(1+(RPIt / 100) ) x ((1+(Ft /100))/(1+(Fd /100)))

12.
Without prejudice to Condition 3F, throughout the eleventh and subsequent relevant years, the Licensee shall set its prices on all tariffs available to Domestic Customers (other than the Restricted Tariffs) so that the standing charge, unit rate or rates and any other component parts of the tariffs shall not, except with the prior written consent of the Director, in the relevant year t exceed

C pt x (1 + (RPIt / 100 ) ) x ((1+(Ft /100))/(1+(Fd /100)))

Where

Cpt means each of the standing charge, unit rate or rates, and other component parts of the tariff, approved by the Director, prevailing on 31 March of the previous relevant year. Hence for the purposes of the eleventh relevant year, Cpt means each of the standing charge, unit rate or rates, and other component parts of the tariff, prevailing at the end of the tenth relevant year.

Prepayment Meter Tariffs

13.
In the eleventh and subsequent relevant years, the total charge in any domestic prepayment meter tariff, including charges made for the provision of the prepayment meter, shall not exceed the total charge made in the equivalent domestic tariff by more than the amount given against the Licensee's name in column 2 of Annex F.

14.	The Director may by direction specify which tariffs are to be deemed prepayment meter tariffs and which tariffs are their equivalent domestic tariffs.

Standing charges and unit rates

15.

(a)
Without prejudice to condition 3F, throughout the twelfth relevant year and every subsequent relevant year, the Licensee shall set its prices for the Standard Domestic Tariff and the Domestic Economy 7 Tariff so that, except with the prior written consent of the Director, the standing charge, unit rate or rates and any other component part of those tariffs shall not exceed the formula given in sub-paragraph (b),

(b)	Provided that if in the application of the formulae in paragraphs 7 and 9 in relevant year t :

the value of DSDt+1 in relation to the Standard Domestic Tariff exceeds

DSDt x (1 + (RPIt / 100 ) )

the value of TSDt+1 in relation to the Standard Domestic Tariff exceeds

TSDt x (1+ (RPIt / 100 ) )

or the value of DE7t +1 of in relation to the Domestic Economy 7 Tariff exceeds

DE7t x (1 + (RPIt / 100 ) )

or the value of TE7t +1 in relation to the Domestic Economy 7 Tariff exceeds

TE7t x (1+ (RPIt / 100 ) )

then the Licensee may increase that Restricted Tariff up to the level allowed by the paragraphs 7 or 9 as appropriate.

The formula referred to in paragraph (a) is :

RTCpt x (1+(RPIt /100)) x ((1+(Ft /100))/(1+(Fd /100)))

Where

RTCpt	means each of the standing charge, unit rate or rates, and other component parts of the relevant Restricted Tariff, prevailing at the end of relevant year t-1.

Generation, Supply Business, and Transmission Services Use of System Costs

16.	If the costs to the Licensee of procuring or providing generation, supply or transmission services use of system increase substantially in the aggregate due to factors outside the Licensee's control and for which the Licensee would not reasonably have been expected to have provided so that the amount allowed for under the terms and in the formulae given in paragraphs 6 to 9 no longer remunerate the Licensee appropriately, the Director may direct that, in the eleventh or any subsequent relevant year (including any year to which paragraph 5 applies), the limits imposed by paragraphs 6 to 9 shall be raised to the extent specified in the direction.

Fossil fuel levy

17.	If at anytime after the Licensee has set its prices for a relevant year the value of is changed by an amount which is less than half a percentage point in the value of the then prevailing rate for Ft, after taking account of all other changes in the value of Ft since its prices we reset, the Licensee shall not be required, solely on that account, to change the prices it has set.

Reporting requirements

18.	Every three months, in each of the eleventh and subsequent relevant years, the Licensee shall submit to the Director statements summarising the costs of purchasing electricity for its Supply Business.Such statements shall be in a form approved by the Director, and shall as a minimum include total and average costs under electricity purchase contracts for the Supply Business, and that part to be attributed to the domestic sector, for the relevant year to date and forecast for the relevant year as a whole.

Timing

19.

(a)	This paragraph applies where :

(i)	a reduction has been or is to be made in charges for distribution use of system or transmission network use of system;

(ii)	the effect of the reduction is or would be, if the Licensee did not reduce its Restricted Tariffs, to cause the prices set by the Licensee to exceed the limits on prices imposed by this Condition; and

(iii)	the Licensee reasonably expects further changes to be made to the charges for distribution use of system or transmission network use of system which will further alter the limits on prices imposed by this Condition.
(b)	Where this paragraph applies, the Licensee may give notice to the Director:

(i)	specifying the reduction in charges for distribution use of system or transmission network use of system which have been or are to be made;

(ii)	describing the effect of the reduction on the limits on prices imposed by this Condition; and

(iii)	giving particulars of the further changes which it expects to be made in charges for distribution use of system or transmission network use of system, including particulars of the grounds for that expectation.

(c)	If the Licensee gives such notice to the Director, and the groundsfor the explanation given in the notice are reasonable, the Licensee shall be deemed not to be in breach (to the extent only that such breach is attributable to the reduction in charges specified in the notice) of any limit on prices imposed by this Condition during the period beginning with the date on which the Director receives the notice and ending with the date specified in a direction given pursuant to sub-paragraph (d) or, if no such direction is given, 28 days after the reduction in prices referred to in sub-paragraph (b)(i) takes effect.

(d)	The Director may give a direction

(i)	specifying the end of the period during which the Licensee is deemed not to be in breach of the limits on prices imposed by this Condition on account of the change in charges specified in the notice (which period may be shorter or longer than 28 days from when the change in charges takes effect) and / or

(ii)	requiring the Licensee to make such reductions in its Restricted Tariffs during such period as is specified in the direction as will secure that the Licensee makes no significant gain as a result of its being deemed not to be in breach of any limit on prices imposed by this Condition.

Interpretation

20.	In this Condition

(a)	all prices and revenue shall exclude value added tax (if any);

(b)	where published prices do not include an allowance for the fossil fuel levy, for the purposes of this condition such prices shall be adjusted to include the relevant fossil fuel levy;

(c)	any reference to the first relevant year means the relevant year commencing 1 April 1990 and any reference to the second relevant year and soon shall be construed accordingly;

(d)	in addition to the definitions given within this Condition the following term(s) shall have the following meaning :

" Standard Domestic Tariff" means that tariff offered by the Licensee during the tenth relevant year specified against the Licensee's name in Column2 of Annex A to this Condition;

" Domestic Economy 7 Tariff" means that tariff offered by the Licensee during the tenth relevant year specified against the Licensee's name in Column 3 of Annex A to this Condition;

" Restricted Tariffs" means the Standard Domestic Tariff and the Domestic Economy 7 Tariff taken together;

" Prompt Payment Discount" means any discount or reduction, given in respect of the relevant year (quantified on the assumption of 3300 kWh annual consumption for a Standard Domestic Tariff, and on the basis of 6600 kWh annual consumption for a Domestic Economy 7 Tariff), for the prompt or timely payment of bills by cash or cheque, compared with the charge which would be made where payment is not made promptly or on time.

'the Transmission Licence' means the licence to transmit electricity in England and Wales held by the Transmission Company.

" Transmission Company" means the National Grid Company plc

"RPIt "	means the percentage change (whether of positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

Ft	means the rate of the fossil fuel levy prevailing from time to time

Fd	means the fossil fuel levy rate prevailing at 31 March in the previous relevant year. Hence for the purposes means 0.3 of the eleventh relevant year, Fd

ANNEX A

The Restricted Tariffs

Column 1	Column 2	Column 3
	Standard Domestic Tariff	Domestic Economy 7 Tariff

Eastern	Domestic GeneralTariff: Table 2	Domestic Economy 7 Tariff: Table 2

EastMidlands	Standard Tariff	Economy 7 Tariff

London	General Purpose Rate (Quarterly)	Economy 7 Rate (Quarterly)

Manweb	Domestic `S'	Economy 7

Midlands	D1 Domestic Credit Meter Tariff	D5 Domestic Economy 7 Tariff

Northern	Standard DomesticTariff (D1)	Economy 7 DomesticTariff (D1T)

NORWEB	D13 Domestic Tariff	D56 Economy 7 Tariff

SEEBOARD	Standard Domestic	Economy 7 Domestic

Southern	General Tariff (Quarterly)	Economy 7 Tariff(Quarterly)

SWALEC	Domestic Standard Tariff (Quarterly)	Domestic Economy 7 Tariff (Quarterly)

SouthWestern	Domestic Tariff	Economy 7 Tariff

Yorkshire	General Domestic (GD)	Economy 7 (E7)

ANNEX B

Base Allowances

Pence per kWh (2000/01 prices)

Column 1	Column 2	Column 3
	BSD	BE7

Eastern	4.867	3.766
East Midlands	4.910	3.767
London	4.953	3.799
Manweb	5.158	3.956
Midlands	4.917	3.769
Northern	5.012	3.833
NORWEB	4.935	3.799
SEEBOARD	4.956	3.812
Southern	4.961	3.805
SWALEC	5.128	3.893
South Western	5.010	3.833
Yorkshire	4.968	3.808

ANNEX C

Peak loss adjustment factors

Column 1	Column 2	Column 3

	Standard	Domestic Economy
	Domestic Tariff	7 Tariff

Eastern	1.0877	1.0875
East Midlands	1.0893	1.0891
London	1.0931	1.0928
Manweb	1.1487	1.1481
Midlands	1.0880	1.0876
Northern	1.0938	1.0936
NORWEB	1.0933	1.0932
SEEBOARD	1.0975	1.0973
Southern	1.0870	1.0867
SWALEC	1.0915	1.0913
South Western	1.0839	1.0838
Yorkshire	1.1016	1.1012

ANNEX D

Prompt payment discount weightings

Column 1	Column 2	Column 3
	WSD	WE7
Eastern	0.902	0.886
East Midlands	1.000	1.000
London	1.000	1.000
Manweb	0.424	0.401
Midlands	1.000	1.000
Northern	0.223	0.263
NORWEB	1.000	1.000
SEEBOARD	1.000	1.000
Southern	0.495	0.503
SWALEC	1.000	1.000
South Western	1.000	1.000
Yorkshire	0.314	0.262

Condition 3C. [No longer used]

Condition 3D. Restriction of distribution charges: adjustments

1.	If, in respect of any relevant year, the average charge per unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the Licensee shall furnish an explanation to the Director and in the next following relevant year the Licensee shall not effect any increase in charges unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

2.	If, in respect of any two successive relevant years, the sum of the amounts by which the average charge per unit distributed has exceeded the maximum average charge per unit distributed is more than 4 per cent, then in the next following relevant year the Licensee shall, if required by the Director, adjust its charges such that the average charge per unit distributed would not be likely,in the judgment of the Director, to exceed the maximum average charge per unit in that next following relevant year.

3.	If, in respect of two successive relevant years, the average charge per unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Director, after consultation with the Licensee, may direct that in calculating Kdt for the purposes of paragraph 6 of Condition 3A in respect of the next following relevant year, there shall be substituted for Rdt-1 in the formula at paragraph 6 of Condition 3A such figure as the Director may specify being not less than Rdt-1 and not more than 0.90 (Dt-1.Mdt-1 ).

Condition 3E. Information to be provided to the Director in connection with the distribution charge restriction conditions

1.	Where the Licensee is intending to make any change in charges for the provision of distribution services regulated under Condition 3A the Licensee shall (unless otherwise agreed by the Director) not later than the date of publication of such charges provide the Director with:

	(a)	written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+1; and

	(b)	a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 7 in respect of relevant year t-1 has been furnished to the Director before the publication of the proposed change.

2.	[No longer used]

3.	If within three months of the commencement of any relevant year t the Licensee has not made any such change in charges as is referred to in paragraph 1, the Licensee shall provide the Director with a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t.

4.	The Director may issue directions providing that any forecast or estimate provided in accordance with paragraphs 1 or 3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

5.	Subject as provided in sub–paragraph (b) below, not later than six weeks after the commencement of each relevant year t, the Licensee shall send to the Director a statement as to:

	(a)	whether or not the provisions of Condition 3D are likely to be applicable in consequence of the average charge per unit distributed in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

	(b)	its best estimate as to the relevant correction factor Kdt to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

6.	[No longer used]

7.	Not later than three months after the end of a relevant year the Licensee shall send the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 9.

8.	The statement referred to in the preceding paragraph shall be:

	(a)	accompanied by a report from the Auditors that in their opinion (i) such statement fairly presents each of the specified items referred to in paragraph 9 in accordance with the requirements of the charge restriction conditions and (ii) the amounts shown in respect of each of those specified items are in accordance with the Licensee’s accounting records which have been maintained in respect of each of the relevant Separate Businesses in accordance with condition 2; and

(b)	certified by a director of the Licensee on behalf of the Licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

	(i)	there is no amount included in its calculations under Condition 3A and Schedule 3 which represents other than:

(aa) bona fide consideration for the provision of distribution services in the course of its Distribution Business; or

(bb) an amount permitted under the charge restriction conditions to be so included;

	(ii)	there is no amount included in its calculations of allowed security costs under Condition 3F which represents other than an amount permitted under the charge restriction conditions to be so included;

	(iii)	no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates;

	(iv)	all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account; and

		(v)	(in respect of the eighth relevant year only) there is no amount included in its calculations under Condition 3B and Schedule 3 in respect of electricity purchase or sale costs which does not result from an attribution or method of attribution contained in the statement under either paragraph 2(a) or paragraph 2(b) in the form of licence in force on 31 March 1998.

9	The specified items to be contained in the statement referred to in paragraph 7 shall be the following:

	(a)		the regulated quantity distributed;

	(b)		the quantity distributed in each regulated distribution unit category;

	(c)		the average charge per unit distributed;

	(d)		the amount in respect of the Terms ALt and Lt , in paragraph 3 of Condition 3A calculated as therein provided;

	(e)		the value of the term TAdt in respect of the tenth relevant year only, together with the value of each of its component parts, as detailed in paragraph 4 of Condition 3A in the form of the licence in force on 31 March 2000;

(f)	the information referred to at paragraph 8 of Condition 3F;

(g)	the statements and information referred to in paragraph A6, B2, C8,D1 and E10 of Schedule 3.

10.	Where the Director issues directions in accordance with paragraph 9 of Condition 3F or paragraphs A7, B3,C9, D5 or E11 of Schedule 3 then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

11.	Where the Director issues such directions as are referred to in the preceding paragraph the Director may require the Licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the Licensee shall comply with such request.

Condition 3F. Allowance in respect of security costs

1.	At any time during a security period, the Licensee may give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2.	At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

(a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

(b) introduce for the unexpired term of the security period new charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate:

(i) to enable the Licensee to recover by means of increased charges an amount estimated as being equal to the Licensee's allowed security costs during such period;

(ii) to ensure that such part of the amount referred to in sub–paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the Licensee as costs in its Distribution Business are recovered by means of appropriate equitable increases on the charges made by the Licensee in its Distribution Business; and
(iii) to ensure that such part of the amount referred to in sub–paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the Licensee as costs in its Supply Business and its Second– Tier Supply Business respectively are recovered by appropriate equitable increases in the charges made by the Licensee in those Businesses and the Licensee shall comply with the terms of any directions so issued.

3.	At any time following a security period, the Director may (following such consultation with the Licensee and others as the Director may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Director are appropriate in all the circumstances (including at the Director's discretion an appropriate adjustment having regard to any profit gained or foregone by the Licensee during the security period), and the Licensee shall comply with any directions so issued.

4.	At any time within three months after the issue of directions by the Director under paragraph 3, the Licensee may serve on the Director a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5.	If within three months of the receipt by the Director of the disapplication request referred to in paragraph 4, the Director has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the Licensee may deliver one month's written notice to the Director terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request.
6.	Subject to paragraphs 7 and 9, the Licensee shall in any relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the Licensee in each of its Distribution, Supply and Second–Tier Supply Businesses.

7.	Paragraph 6 shall not apply in so far as such allowed security costs:

	(a)	were otherwise recovered by the Licensee; or

	(b)	were taken into account by the Director in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8.	The Licensee shall following the end of each relevant year provide to the Director, as being one of the specified items to be contained in the statement referred to at paragraph 8 of Condition 3E, details in respect of that relevant year of:

	(a)	the amount of the Licensee's allowed security costs; and

	(b)	the aggregate amounts charged under paragraph 6 on account of the Licensee's allowed security costs; and

	(c)	the bases and calculations underlying the increases in charges made by the Licensee in its Distribution, Supply and Second–Tier Supply Businesses under paragraph 6.

9.	Where the Director is satisfied that the Licensee has recovered amounts in excess of the allowed security costs, the Director may issue directions requiring the Licensee to take such steps as may be specified to reimburse customers of or purchasers from the Distribution, Supply and Second–Tier Supply Business (as the
case may be) for the excess amounts charged to them, and the Licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the Licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

10.		No amounts charged by the Licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Conditions 3A and 3B.

11.	.	In this Condition:

		"allowed security cost"	shall have the meaning ascribed to that term in the Fuel Security Code.

		"security period"	means a period commencing on the date on which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters effect and terminating on the date (being not earlier than the date such direction, as varied, is revoked or expires) as the Director, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as he shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

Condition 3G. Duration of charge restriction conditions

1.	The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the Licensee delivers to the Director a disapplication request made in accordance with paragraph 2 and:

	(a)	the Director agrees in writing to the disapplication request; or

	(b)	their application (in whole or in part) is terminated by notice given by the Licensee in accordance with either paragraph 4 or paragraph 5.

2.	A disapplication request pursuant to this Condition 3G shall (a) be in writing addressed to the Director, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date from which the Licensee wishes the Director to agree that the specified charge restriction conditions shall cease to have effect.

3.	Save where the Director otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition 3G shall have effect earlier than that date which is the later of:

	(a)	a date being not less than 18 months after delivery of the disapplication request; and either

	(b)	in the case of distribution charges regulated under Condition 3A, 31st March 2005; or

(c) in the case of supply charges regulated under Condition 3B, 31st March 2002

4.	If the Director has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the Licensee may deliver written notice to the Director terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5.	If the Competition Commission makes a report on a reference made by the Director relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the Licensee may within 30 days after the publication of the report by the Director in accordance with Section 13 of the Act deliver to him written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

6.	A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

Condition 4. Prohibition of cross-subsidies and of discrimination in electricity sale contracts

1.	The Licensee shall procure that no Separate Business gives any cross-subsidy to, or receives any cross-subsidy from, any other business of the Licensee or an affiliate or related undertaking of the Licensee or any other member of the Scottish Power Group (whether or not a Separate Business).

2.	The Licensee shall not, and shall procure that any affiliate or related undertaking of the Licensee shall not, sell or offer to sell electricity under any electricity sale contract to any one relevant purchaser or person seeking to become a relevant purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity under any electricity sale contract to comparable relevant purchasers. For these purposes, due regard shall be had to the circumstances of sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and duration of the relevant agreements.

3.	For the purposes of paragraph 2:

	"relevant purchaser"	means any purchaser of electricity from the Licensee or any affiliate or related undertaking of the Licensee under an electricity purchase contract.

Condition 4A. Prohibition of discrimination in supply

1.	This Condition applies where the Licensee is in a dominant position in a market for the supply of electricity to customers at premises.

2.	Where this Condition applies the Licensee shall not supply or offer to supply electricity to customers in any market in which it is dominant on terms which are predatory.

3.	Where this Condition applies, but subject to paragraph 4, the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity to customers in any market in which it is dominant:

(a) show undue preference to any person (or class of persons) within such market;

(b) exercise undue discrimination between any persons (or classes of person) within such market; or

(c) set terms which are unduly onerous.

4.	Nothing in paragraph 3 shall prohibit the Licensee, within any area or class of customers (the "relevant area or class") in respect of which there is established competition in the supply of electricity, from supplying or offering to supply electricity on terms which are reasonably necessary to meet that competition, save that the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity:

	(a)	show undue preference to any person (or class of persons) or exercise undue discrimination between any persons (or classes of person) within the relevant area or class of customers; or

	(b)	set terms in respect of any person (or class of persons) in a market in which the Licensee is dominant, save such persons who are within the relevant area or class of customers, which are unduly onerous.

5.	For the purposes of this Condition, terms are unduly onerous if the revenue from the supply of electricity to customers on those terms:

	(a)	significantly exceeds the costs of that supply; and

	(b)	exceeds such costs to a significantly greater degree than the revenue from supply to all other customers of the Licensee (and of its affiliates and related undertakings) within the same market exceeds the costs of supply to those customers.

6.	For the purposes of this Condition, a market may be defined by reference to a geographical area, or to a class of customer or both, save that no market defined by reference to Designated Customers shall comprise fewer than 50,000 such customers.

7.	In determining, for the purposes of this Condition, whether any persons constitute a class of person, due regard shall be had to the circumstances of supply to such persons including (without limitation) volumes, load factors, conditions of interruptibility, location of premises being supplied and date and duration of the supply contract.
8.	For the purposes of this Condition, the Director shall determine any question as to:

	(a)	whether any area or class of customers constitutes a market for the supply of electricity;

	(b)	whether the Licensee is dominant in any market for the supply of electricity;

	(c)	whether there is established competition in respect of the supply of electricity in any area or to any class of customers; and

	(d)	whether any terms are predatory, having due regard to whether such terms:

(i) incorporate charges which do not reasonably cover the avoidable costs incurred in consequence of supplying the customers in question; and

(ii) are intended or are likely to restrict, distort or prevent competition in the supply of electricity.

9.	The Director may determine that the Licensee is dominant in a specified market:

	(a)	at any time prior to this Condition coming into force; or

	(b)	having first consulted with the Licensee and such other persons as he considers appropriate (and having taken into account any representations made to him), at any time after this Condition has come into force, and where the Director does make such a determination he shall immediately notify the Licensee.

10.	Where the Director has notified the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, the provisions of paragraphs 11 to 16 shall apply in respect of that market.

11.	Where this paragraph applies the Licensee shall, prior to supplying or offering to supply electricity under a tariff or Designated Supply Contract on any new terms, give to the Director at least 28 days' notice in writing of its intention to supply on such terms.

12.	For the purposes of this Condition, a tariff or Designated Supply Contract is on "new terms" if:

(a) it is a form of tariff or Designated Supply Contract under which the Licensee has not previously supplied or offered to supply electricity;

(b) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying the terms as to price; or

(c) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying any other terms in such a manner as to significantly affect the evaluation of that tariff or contract.

13.	Where the Licensee has given notice to the Director of its intention to supply on new terms it shall not supply or offer to supply electricity on such terms until either the period of notice given to the Director has expired and:

	(a)	the Director has not given or sent to the Licensee a counter–notice (the "counter–notice") in accordance with paragraph 14; or

	(b)	prior to the expiry of such period, the Director has informed the Licensee that he will not issue a counter–notice in respect of such terms.

14.	The Director may issue a counter–notice where, having considered the new terms and having had regard to the likely effects of issuing such counter–notice (including, but not limited to, the likely effect upon the business of the Licensee), he determines that further consideration is required to assess whether such terms are in breach of the provisions of this Condition.

15.	Where the Director issues a counter notice in respect of any new terms the Licensee shall not supply or offer to supply electricity on such terms until either:

	(a)	a period of 3 months from the date of the counter–notice has expired; or

	(b)	prior to the expiry of such period, the Director indicates to the Licensee that he has no present intention of taking enforcement action under Section 25 of the Act in respect of such terms.

16.	Where the Director issues a counter–notice he may:

	(a)	give or send a copy of that counter–notice to any Interested Person;

	(b)	invite representations from Interested Persons as to the matters to which the counter–notice relates; and

	(c)	require the Licensee, within a reasonable period determined by the Director, to provide him with such further information relating to the new terms as he may specify (save that he may not by virtue of this paragraph require the Licensee to furnish him with information for the purpose of exercising his functions under Section 48 of the Act),

and the Director shall take into account any representations made to him by the Licensee in respect of such terms.

17.	The Director may, at any time after notifying the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, determine that the Licensee is no longer dominant in that market, and where he does make such a determination:

	(a)	the Director shall immediately notify the Licensee; and

	(b)	the provisions of paragraphs 11 to 16 shall cease to apply in respect of the specified market.

18.	For the purposes of this Condition, any reference to the Licensee being dominant in a market for the supply of electricity shall be treated as a reference to the Licensee, taken together with its affiliates and related undertakings, being so dominant.

19.	In this Condition:

		"Interested Persons"	means all Electricity Suppliers which supply electricity within the market or area or to the class of customers in question, the Relevant Consumers' Committee and such other persons or bodies as in the opinion of the Director have a legitimate interest in the terms on which the Licensee supplies electricity.

"terms"	means all the terms on which a supply of electricity is offered or provided which significantly affect the evaluation of that supply, and shall include all terms as to price.

Condition 4B. Duration of discrimination conditions

1.	Condition 4A shall cease to have effect (in whole or in part, as the case may be) if the Licensee makes a disapplication request in accordance with this Condition and:

	(a)	the Director agrees in writing to that request; or

	(b)	the application of Condition 4A (in whole or in part) is terminated by notice given by the Licensee in accordance with paragraph 4 or 5 of this Condition.

2.	A disapplication request pursuant to this Condition may be made by the Licensee only where the Director has notified it, in accordance with paragraph 9 of Condition 4A, of his determination that the Licensee is dominant in a specified market, and any such request shall:

	(a)	be made in writing to the Director;

	(b)	specify whether the request relates to the whole of Condition 4A or any part or parts thereof; and

	(c)	state the date (the "disapplication dat") from which the Licensee wishes the specified provisions of Condition 4A to cease to have effect, which date shall be in accordance with paragraph 3 and not earlier than 12 months after the date on which the request is made.

3.	Where the Licensee was notified by the Director prior to this Condition coming into force of his determination that the Licensee is dominant in a specified market, no disapplication request made by the Licensee shall be effective to disapply any of the provisions of Condition 4A prior to 31 March 2000.

4.	If the Director has not by the date which is 6 months prior to the disapplication date made a reference to the Competition Commission (under Section 12 of the Act) relating to the modification of Condition 4A, the Licensee may give to the Director a notice in writing terminating the application of such of the provisions of Condition 4A as are specified in the disapplication request with effect from the disapplication date or from any later date specified in the notice.

5.	If the Competition Commission reports on a reference made by the Director relating to the modification of Condition 4A and does not conclude that the disapplication of any of the provisions of that Condition (being provisions specified in the disapplication request) would or may be expected to operate against the public interest, the Licensee may within 30 days of the publication of the report under Section 13 of the Act give to the Director notice in writing terminating the application of such provisions with effect from the disapplication date or any later date specified in the notice.

6	This Condition or parts of it shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 1A.

Condition 4C: Prohibition of cross–subsidies and of discrimination in selling electricity

1.	The Licensee shall procure that no Separate Business gives any cross–subsidy to, or receives any cross– subsidy from, any other business of the Licensee or an affiliate or related undertaking of the Licensee (whether or not a Separate Business).

2.	The Licensee shall not, and shall procure that any affiliate or related undertaking of the Licensee shall not, sell or offer to sell electricity to any one purchaser or person seeking to become a purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity to comparable purchasers. For these purposes regard shall be had to the circumstances of the sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and durations of the relevant agreements.

3.	For the purposes of paragraph 2, references to selling or sale of electricity:

(a) do not include sale by way of supply to premises;

(b) include entering into or disposing of the benefit of a contract, which has (or taken together with any other arrangement has) the commercial effect of selling electricity, by conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time, and "purchaser", "purchasing" and "purchase" shall be construed accordingly.

4.	This Condition or parts of it shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 1A.

Condition 5. Obligation on economic purchasing

1.	Subject to paragraph 6, the provisions of paragraph 2 shall apply separately in relation to purchases of electricity from the following sources:

	(a)	qualifying renewable generation;

	(b)	qualifying non–fossil generation; and

	(c)	generation from any source other than as referred to in sub–paragraphs (a) and (b) above.

2.	In respect of each category referred to in paragraph 1 above, and subject to paragraph 4 below, the Licensee shall:

	(a)	itself purchase;

	(b)	procure any affiliate of the Licensee (other than any member of the ScottishPower Group) to purchase; and

	(c)	in so far as it is able through the exercise of voting rights or otherwise to do so, procure any related undertaking of the Licensee or any defined undertaking to purchase electricity at the best effective price reasonably obtainable having regard to the sources available.

3.	In determining the effective price at which electricity is purchased by the Licensee or any affiliate or related undertaking of the Licensee or any defined undertaking,

regard shall be had to any payments made or received or to be made or received for the grant of or pursuant to any electricity purchase contract.

4.	In the discharge of its obligations under paragraph 2 above, the Licensee may additionally have regard to any considerations liable to affect its ability and that of any affiliate of the Licensee to discharge its obligations under this Condition in the future, including the future security, reliability and diversity of sources of electricity available for purchase.

5.	In this Condition (and subject to paragraph 6) references to qualifying renewable generation and to qualifying non–fossil generation shall refer to generation from capacity of that description which:

(a) has been contracted by the Licensee or any defined undertaking under an arrangement certified by the Secretary of State under Section 32(7) of the Act which was entered into prior to the date this Licence enters force; or

(b) is available to be contracted under arrangements to be produced to the Director in satisfaction of an obligation imposed on the Licensee by Order made under Section 32 of the Act after this Licence enters force.

6.	Notwithstanding that generation may previously have been contracted as being qualifying renewable generation or qualifying no–fossil generation (as the case may be), it shall cease to be so treated to the extent that:

(a) the Licensee (or any affiliate or related undertaking of the Licensee or any defined undertaking) enjoys contractual freedom to vary or discontinue its obligation to purchase such generation; and

	(b)	capacity from which qualifying renewable or non–fossil generation (as case may be) is otherwise contracted by the Licensee or any affiliate related undertaking of the Licensee or any defined undertaking is to or exceeds the aggregate capacity specified in any Orders previously made under Section 32 of the Act and continuing in force, as required to be available to the Licensee at that time or in respect of future period covered by such Orders.

7.	Paragraphs 2, 3 and 4 of this Condition shall apply mutatis mutandis where Licensee exercises a discretion or (by agreement or otherwise) varies the of an existing contract (whether or not entered into prior to the date of entry force of this Licence) in such a manner as to alter the effective price under contract.

8.	In this Condition:

		"defined undertaking"	means Non–Fossil Purchasing Agency Limited or other entity through which the Licensee enters into qualifying arrangements within the meaning of Section 33 of the Act.

		"purchase"	includes the acquisition of electricity from sources falling to be treated as own–generation for the purpose of Condition 6, and the purchase of electricity under electricity purchase contracts.

		"qualifying non–fossil generation"	shall include generation from renewable sources which for the time being has not been contracted as being qualifying renewable generation.

Condition 6. Restriction on own generation capacity

1.	The Licensee shall procure that, with effect from 17 September 1999, the Generation Business of the Licensee is held as a Separate Business by an affiliate of the Licensee in which the Licensee has no shareholding interest of any kind, whether direct or indirect.

2.	Save with the prior written consent of the Director or in the circumstances described in paragraph 3 below, the Licensee shall at all times ensure that the sum of the amounts in megawatts (calculated as provided under paragraphs 4 and 5 below) represented by the declared net capacity of the Licensee's own–generation sets and the appropriate share of the declared net capacity of generation sets in which the Licensee has an accountable interest shall not exceed 550 megawatts.

3.	Where the Licensee is in breach of paragraph 2 by reason of the acquisition of own–generation sets or an accountable interest in other generation sets in consequence of the occurrence of a specified event affecting the operator or any third party, the Licensee shall forthwith notify the Director for the purpose of obtaining such consent as is specified in paragraph 2.

4.	For the purposes of calculating the limit under paragraph 2 and subject to paragraph 5, there shall be attributed to the Licensee:

(a) the whole of the declared net capacity represented by own–generation sets; and

(b) the appropriate share (namely the share representing the Licensee's economic interest therein) of the declared net capacity of generation sets in which it has an accountable interest, ascertained in such manner as the Licensee with the approval of the Director may determine.

5.	Where the Director is satisfied that by virtue of the Licensee's economic interest (ascertained in such manner as the Director may determine) therein:

	(a)	generation sets in which the Licensee has only an accountable interest should more properly be treated as own–generation sets; or

	(b)	own–generation sets should more properly be treated as sets in which the Licensee only has an accountable interest; or

	(c)	own–generation sets, or generation sets in which the Licensee has an accountable interest, should not be treated as falling in either category; or

	(d)	generation sets not declared as sets in which the Licensee has an accountable interest, should be treated as generation sets in which the Licensee has an accountable interest the Director may issue directions to that effect.

6.	For the purposes of this Condition and subject to paragraphs 5 and 9, the Licensee shall have an accountable interest in a generation set in circumstances where (such generation set not being an own–generation set of the Licensee):

	(a)	the operator is a related undertaking of the Licensee or any affiliate of the Licensee; or

	(b)	the Licensee or any affiliate of the Licensee is in partnership with or is party to any arrangement for sharing profits or cost–savings or any joint venture with the operator or with any third party with regard to the operator; or

	(c)	the Licensee or any affiliate of the Licensee has (directly or indirectly):

	(i)	any beneficial shareholding interest in the operator; or

	(ii)	any beneficial underlying interest in the generation set; or

	(iii)	provided or agreed to provide finance to the operator otherwise than on arm's length terms; or

	(iv)	provided or agreed to provide, or has determined or is responsible for determining the price (or other terms affecting the financial value) of, the fuel used in the generation sets and is entitled under a contract of not less than 5 years' duration:

(aa) to a share of the declared net capacity of the generation set; or

(bb) to a share of the declared net capacity of a generation set being the own–generation set of another Authorised Electricity Operator or in which such Authorised Electricity Operator has an accountable interest, under arrangements for the exchange of capacity entitlement or supplies of electricity representing such entitlement between the Licensee or its affiliate and such Authorised Electricity Operator.

7.	Paragraph 6 shall be applied in relation to the calculation of an accountable interest in generation sets of any other Authorised Electricity Operator as if the references therein to the Licensee were replaced by references to such Authorised Electricity Operator.

8.	References in paragraph 6 to contracts giving entitlements to a share of declared net capacity shall include electricity sale or purchase contracts where rights under such contract are exercisable by reference to an identified generation set or to amounts generated at such set.

9.	The Licensee shall not be deemed to have an accountable interest in a generation set where:

	(a)	such generation set is owned and operated by the National Grid Company plc or a wholly–owned subsidiary thereof under a licence granted pursuant to Section 6 of the Act; or

	(b)	the Licensee's interest arises wholly under the terms of the Pooling and Settlement Agreement or (other than as provided in paragraph 8) under any electricity purchase or sale contract; or

	(c)	the Licensee's interest arises solely by virtue of arrangements for the sharing with the operator of any generation set of the risks associated with changes in the price of fuel used by the generation set during the term of any such contract as is referred to in paragraph 6 or 8 above.

10.	The Licensee shall, on each such occasion as it provides to the Director separate accounts for the Generation Business pursuant to paragraph 3(b)(i) of Condition 2 and at any other time upon request of the Director, provide to the Director a statement:

	(a)	confirming compliance with paragraphs 1, 2 and 3 above as at the date of the statement and throughout the period since the last such statement; and

	(b)	identifying (in such detail and with such supporting documents or information as the Director may require) the amount of capacity in megawatts represented by the declared net capacity of own–generation sets attributable to the Licensee and the appropriate share of the Licensee in the declared net capacity of generation sets in which the Licensee has an accountable interest, as at the date of the statement.

11.	Where the Director is satisfied that the basis of calculation used by the Licensee is not in conformity with paragraphs 4 and 5 above, the Director may issue directions specifying an alternative basis of calculation, and the basis of calculation by the Licensee shall be adjusted accordingly with effect from the date of issue of the directions or such other date as may be specified in the directions.

12.	In this Condition:

	"operator"	means, in relation to any generation set, the Authorised Electricity Operator or any person for the time being responsible (under contract or otherwise) for the generation or sale of electricity from such plant.

	"Own–generation set"	means any generation set the majority beneficial ownership of which is vested in the Licensee or an affiliate of the Licensee or in respect of which the Licensee or an affiliate of the Licensee is the operator and references to own–generation sets of another Authorised Electricity Operator shall be construed as if the references herein to the licensee were replaced by references to that Authorised Electricity Operator.

"Specified event"	means any such event as is described in paragraph (1)(f) of Schedule 2 to this Licence but for this purpose as if references to the Licensee were replaced by references to the operator or third party in question.

"Underlying interest"	in relation to any generation set means any interest arising by reason of the Licensee or affiliate or any related undertaking of the Licensee or affiliate (whether alone or with others):

	(a)	holding or being entitled to acquire an interest in the land on which the generation set, or any part thereof, is built;

	(b)	being in partnership with or party to any arrangement for sharing of profits or cost-savings or any joint venture with any person holding or entitled to acquire an interest in the land on which the generation set, or any part thereof, is built;

	(c)	owning any electrical plant situated

on or operated as a unit with the generation set (and for such purpose, any electrical plant or equipment to the possession of which the Licensee, affiliate or related undertaking is entitled under any agreement for hire, hire purchase, conditional sale or loan shall be deemed to be owned by such person) provided always that such electrical plant shall not be deemed to be operated as a unit with any generation set by reason only of connections with any other system for the transmission or distribution of electricity; or

(d)	having obtained any consent under Section 36 of the Act required for the construction or extension of the generation set or any part thereof.

Condition 7. Tariffs

1.	The Licensee shall ensure that any tariffs fixed under Section 18 of the Act shall be so framed as separately to identify:

	(a)	the use of system element in the Licensee's charges; and

	(b)	the charges in respect of the supply of electricity to tariff customers.

2.	Where the Director considers that by reason of the complexity of any such tariffs fixed by the Licensee, simplified explanatory statements are required or expedient for the understanding of tariff customers, the Director may direct the Licensee to draw up such explanatory statements and thereafter to publish them with the tariffs to which they relate.

Condition 7A. Arrangements for informing customers on revocation of Licence

1.	The Licensee shall comply with a direction from the Director in the following terms where the Director:

	(a)	is, or is aware that the Secretary of State is, about to revoke a Licence granted to another Electricity Supplier to supply electricity (in this Condition known as the "First Supplier"); and

	(b)	considers that the Licensee is able to supply electricity to the customers of the First Supplier without significantly prejudicing the supplies of electricity which the Licensee makes or is contracted to make.

2.	The Director shall only issue a direction in accordance with paragraph 1 when the Secretary of State or, as the case may be, the Director has served the First Supplier with a notice that he is revoking the First Supplier's Licence to supply electricity in accordance with the terms of the First Supplier's Licence, or such earlier date as the Director may agree with the First Supplier .

3.	A direction issued in accordance with paragraph 1 shall require that the Licensee shall, within the period specified by the Director, send a written notice in a form approved by the Director to each of the persons or premises specified or described in the direction:

	(a)	informing the customer in question that, notwithstanding any contract he may have with the First Supplier, the First Supplier is no longer supplying him with electricity and has not done so since the revocation took effect or, where the notice has been sent before the revocation has taken effect, will be no longer supplying him with electricity when it takes effect;

(b)	informing the customer that the customer must from the moment the revocation takes effect enter into a new contract for supply with another Electricity Supplier of the customer's choice, and that he is free to request a supply from the Licensee; and

(c)	setting out the terms upon which the Licensee is prepared to supply electricity if requested.

Condition 7B. The Programme Implementation Agreement

1.	The Licensee shall, where the Director has given it a written direction to do so, enter into and comply with the Programme Implementation Agreement established in accordance with paragraph 4.

2.	The Programme Implementation Agreement shall be concerned with matters relating to the effective implementation of trading and other arrangements between the Licensee and other Relevant Parties which, in the reasonable opinion of the Director following consultation with all Relevant Parties, are or are likely to be necessary and appropriate to provide for the effective and timely facilitation of competition in the supply of electricity.

3.	The Programme Implementation Agreement may include provisions relating to:

	(a)	the operation and management of procedures for the testing, trialing and integration of those systems, processes and procedures required to facilitate competition in the supply of electricity;

	(b)	the obligations of each of the Relevant Parties in respect of the procedures defined under sub–paragraph (a);

	(c)	limitations of the liability of the Licensee and of such other persons as are specified in the Agreement in respect of actions taken in connection with the Agreement;

	(d)	the provision of information as between Relevant Parties and to other persons specified in the Agreement;

	(e)	the determination of the specification of systems, processes and procedures to be tested, trialed and integrated in accordance with the Agreement, except in those circumstances where the Director considers that any of the Relevant Parties has entered into another agreement which adequately provides for such specification to be otherwise determined;

	(f)	the settling by the Director of disputes between Relevant Parties in relation to matters covered by the Agreement; and

	(g)	the establishment of a board (the "Implementation Board"), comprising appropriate persons appointed by the Director following consultation with the Relevant Parties, which shall:

		(i)	oversee the conduct of the Agreement;

		(ii)	advise the Director and the Relevant Parties of any matters upon which they may reasonably seek advice in relation to matters covered by the Agreement, including the operation and management of procedures established under the Agreement; and

		(iii)	undertake such other functions as in the reasonable opinion of the Director are necessary to provide for the effective and timely facilitation of competition in electricity supply.

4.	The Programme Implementation Agreement shall be that established by agreement between the Relevant Parties with the approval of the Director or, where the Relevant Parties cannot agree (or where in the opinion of the Director such agreement is unlikely to be reached within a reasonable period) and where:

(a) the Director has sent to each of the Relevant Parties a notice (the "proposals notice") setting out his own proposals in relation to the content of the Programme Implementation Agreement; and

(b) following consideration of any comments received from any of the Relevant Parties within 21 days of the issue of the proposals notice, and having made such changes to his proposals as the Director considers appropriate, the Director has given to each of the Relevant Parties a notice setting out his final proposals (the "confirmation notice"), the Programme Implementation Agreement shall, unless within 7 days of the issue of the confirmation notice the parties have reached agreement with the approval of the Director as to an alternative, be established in accordance with the terms of the Director's confirmation notice.

5.	With regard to the provisions of paragraphs 1 to 4, and following consultation with the Relevant Parties and with such other persons or bodies as appear to the Director to represent the interests of those likely to be affected, the Director may issue a direction that specified parts of the Relevant Conditions shall take effect at such time and in such cases or circumstances as he shall direct.

6.	In issuing a direction in accordance with paragraph 5 the Director shall have regard to the need to provide for effective arrangements to facilitate competition in the supply of electricity to customers and for the effective maintenance of existing trading arrangements in respect of the supply of electricity.

7.	This Condition shall cease to be in force on whichever is the latest of the following dates:

(a) 30 September 1998;

	(b)	the date which is 6 months after the latest date upon which any provision in accordance with paragraph 3 (but excluding sub– paragraph 3(c)) ceases to have effect; or

	(c)	such other date as may be agreed between the Director and the Licensee.

In this Condition:

8.	"Relevant Conditions"	means Conditions 7A, 7B, 8B, 11A to 11F, 18 to 23C, 30 to 33 and the Contract Terms Conditions of this Licence.

	"Relevant Parties"	means the Licensee, other Authorised Electricity Operators, the Electricity Pool of England and Wales and Scottish Electricity Settlements Ltd.

Condition 8. Basis of charges for top-up and standby supplies or sales of electricity, exempt supply services, use of system and connection to the system: requirements for transparency

1.	The Licensee shall as soon as practicable and in any event within 28 days after this Licence has come into force prepare statements in a form approved by the Director setting out the basis upon which the charges for the provision of top–up and standby supplies or sales of electricity and for exempt supply services (in each case, as part of the Supply or Second Tier Supply Business), for use of system and for connection to the Licensee's Distribution System (in each case, as part of the Distribution Business) will be made, in all cases in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 2 to 5.

2.	The statement referred to in paragraph 1 shall, in respect of the provision of top–up and standby supplies or sales of electricity, set out the methods by which and the principles on which the charges for the provision of each of top–up supplies or sales and standby supplies or sales will be made.

3.	The statement referred to in paragraph 1 shall, in respect of the provision of exempt supply services, set out the methods by which and the principles on which charges for the provision of such services will be made.

4.	The statement referred to in paragraph 1 shall in respect of use of system include:

(a) a schedule of charges for the distribution of electricity under use of system;

	(b)	a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;

	(c)	the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the Licensee’s Distribution System will be made; and

	(d)	save to the extent that such matters are included in any statement prepared in accordance with Condition 11E:

(i) a schedule of charges in respect of meter reading, accounting and administrative services; and

(ii) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of such meters or electrical plant.

5.	The statement referred to in paragraph 1 shall in respect of connections to the Licensee’s Distribution System include (save to the extent that such matters are included in any statement prepared in accordance with Condition 11E):

	(a)	a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the Licensee’s Distribution System for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

(b)	the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the Licensee's Distribution System rendered (in the Licensee’s discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

(c)	the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the Licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

(d)	the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines, electrical plant or meters provided and installed for making a connection to the Licensee's Distribution System;

(e)	the methods by which and principles on which any charges will be made for the provision of special metering or telemetry or data processing equipment by the Licensee for the purposes of enabling any person which is party to the Pooling and Settlement Agreement to comply with its obligations in respect of metering thereunder, or for the performance by the Licensee of any service in relation thereto; and

(f)	the methods by which and principles on which any charges will be made for disconnection from the Licensee's Distribution System and the removal of electrical plant, electric lines and ancillary meters following disconnection.

6.	The basis on which charges for the provision of top-up and standby supplies or sales of electricity shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

7.	The basis on which charges for the provision of exempt supply services shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

8.	Use of system charges for those items referred to in paragraph 4 shall be determined on the same basis as is applied by the Licensee when determining the use of system element of tariffs fixed pursuant to Section 18 of the Act and Condition 7.

9.	Connection charges for those items referred to in paragraph 5 shall be set at a level which will enable the Licensee to recover:

(a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the Licensee’s Distribution System or the provision and installation, maintenance, repair, and replacement or (as the case may be) removal following disconnection of any electric lines, electrical plant or meters; and

(b) a reasonable rate of return on the capital represented by such costs.

10.	If so requested and subject to paragraphs 11 and 16, the Licensee shall, as soon as practicable and in any event within 28 days (or where the Director so approves such longer period as the Licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 17 give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the Licensee's Distribution System specified in the request and fault levels for each distribution node covered by the request and containing:

	(a)	such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the Licensee's Distribution System specified in the request; and

	(b)	if so requested, a commentary prepared by the Licensee indicating the Licensee's views as to the suitability of the part or parts of the Licensee’s Distribution System specified in the request for new connections and the distribution of further quantities of electricity.

11.	The Licensee shall include in every statement given or sent under paragraph 10 the information required by that paragraph except that the Licensee may:

	(a)	with the prior consent of the Director omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Director, seriously and prejudicially affect the commercial interests of the Licensee or any third party; and

	(b)	omit information the disclosure of which would place the Licensee in breach of Condition 12.

12.	The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

13.	The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 12, to the Director.

14.	The Licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 12, to any person who requests a copy of such statement or statements.

15.	The Licensee may make a charge for any statement given or sent pursuant to paragraph 14 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director’s estimate of the Licensee’s reasonable costs of providing such a statement.

16.	The Licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 10, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon application of the Licensee or the person requesting such statement, direct .

17.	For the purposes of paragraph 10, the date referred to shall be the latest of:

(a) the date of receipt of the request referred to in paragraph 10; or

(b) the date on which the Licensee receives agreement from the person making the request to pay the amount estimated or such other amount as is determined by the Director (as the case may be) under paragraph 16.

18.	The Licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Director a notice setting out the Licensee’s proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the Licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under Condition 8B.

19.	Except with the prior consent of the Director, the Licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 18 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).

Condition 8A. Non-discrimination in the provision of top-up or standby supplies or sales of electricity, exempt supply services, use of system and connection to the system

1.	In the provision of top-up or standby supplies or sales of electricity, in the carrying out of works for the purpose of connection to the Licensee’s Distribution System or in providing for the retention of a connection to its Distribution System, the Licensee shall not discriminate:

	(a)	between any persons or class or classes of persons; or

	(b)	as between the Licensee (in the provision of connections by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any person or class or classes of persons.

2.	In the provision of use of system the Licensee shall not discriminate:

	(a)	between any Authorised Electricity Operators or class or classes thereof; or

	(b)	as between the Licensee (in the provision of use of system by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any Authorised Electricity Operator or class or classes thereof.

3.	In the provision of exempt supply services the Licensee shall not discriminate between any Exempt Suppliers or class or classes thereof.

4.	Without prejudice to paragraphs 1 to 3, the Licensee shall not:

(a)	make charges for the provision of top–up or standby supplies or sales of electricity to any person or class or classes of persons;

(b)	make charges for use of system to any Authorised Electricity Operator or class or classes thereof; or

(c)	make charges for exempt supply services to any Exempt Supplier or class or classes thereof which differ from the charges for such provision:

	(i)	(in the case of top–up or standby supplies or sales of electricity) to any other person or class or classes of person;

	(ii)	(in the case of use of system):

(aa) to any other Authorised Electricity Operator or to any class or classes thereof; or

(bb) to the Licensee (in the provision of use of system by the Licensee as part of its Distribution Business to itself for the purposes of the Supply Business or the Second–Tier Supply Business); or

	(iii)	(in the case of exempt supply services) to any other Exempt Supplier or class or classes thereof except in so far as such differences reasonably reflect differences in the cost associated with such provision.

5.	The Licensee shall not in setting its charges for provision of top-up or standby supplies or sales of electricity, for exempt supply services or for use of system restrict, distort or prevent competition in the generation, distribution or supply of electricity.

Condition 8B. Requirement to offer terms

1.	On application made by any Authorised Electricity Operator the Licensee shall (subject to paragraph 7) offer to enter into an agreement for use of system:

	(a)	to accept into the Licensee’s Distribution System at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such Authorised Electricity Operator; and/or

	(b)	to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the Licensee’s Distribution System and to such person or persons as the Authorised Electricity Operator may specify; and

	(c)	specifying the use of system charges to be paid by the Authorised Electricity Operator, such charges (unless manifestly inappropriate) to be referable to the statement referred to at paragraphs 1 and 4 of Condition 8 or any revision thereof, and to be in conformity with the requirements of paragraph 8 of Condition 8;

	(d)	containing (where appropriate) the provisions referred to in paragraph 2 of Condition 21;

	(e)	including terms requiring and entitling the Authorised Electricity Operator to act (where appropriate) as agent of the Licensee in order to procure an agreement on the Standard Terms of Connection between the Licensee and each customer of the Authorised Electricity Operator at premises which are to be supplied with electricity through an established connection;

	(f)	where the applicant is an Exempt Supplier, requiring such Exempt Supplier either to enter into an agreement with the Licensee for exempt supply services or to enter into an equivalent agreement with another Electricity Supplier; and

	(g)	containing such further terms as are or may be appropriate for the purposes of the agreement.

2.	On application made by any person, the Licensee shall (subject to paragraph 7) offer to enter into an agreement for the provision of a connection or for the modification of an existing connection to the Licensee’s Distribution System and such offer shall make detailed provision regarding:

	(a)	the carrying out of works (if any) required to connect the Licensee’s Distribution System to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

	(b)	the carrying out of works (if any) in connection with the extension or reinforcement of the Licensee’s Distribution System rendered (in the Licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

	(c)	(save to the extent that such matters are included in any agreement offered in accordance with Condition 11C) the installation of appropriate meters (if any) required to enable the Licensee to measure electricity being accepted into the Licensee’s Distribution System at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by the Licensee of topup or stand–by supplies or sales of electricity;

(e)	(save to the extent that such matters are included in any agreement offered in accordance with Condition 11C) the installation of special metering, telemetry or data processing (if any) for the purpose of enabling any person which is party to the Pooling and Settlement Agreement to comply with its obligations in respect to metering or the performance by the Licensee of any service in relation to such metering thereunder;

(f)	the date by which any works required to permit access to the Licensee’s Distribution System (including for this purpose any works to reinforce or extend the Licensee’s Distribution System) shall be completed (time being of the essence unless otherwise agreed by the person seeking connection);

(g)	the connection charges to be paid to the Licensee, such charges (unless manifestly inappropriate):

(i)	to be presented in such a way as to be referable to the statement referred to in paragraphs 1 and 5 of Condition 8 or any revision thereof; and

(ii)	to be set in conformity with the requirements of paragraph 9 of Condition 8 and (where relevant) of paragraph 5 of this Condition; and

	(h)	containing such further terms as are or may be appropriate for the purpose of the agreement.

3.	On application made by any person the Licensee shall (subject to paragraph 7) offer to enter into an agreement to provide top–up or standby supplies or sales of electricity, such offer to make provision for the charges to be made in respect of top–up or standby supplies or sales of electricity, which shall:

	(a)	be presented in such a way as to be referable to the statement referred to at paragraphs 1 and 2 of Condition 8 or any revision thereof; and

	(b)	be set in conformity with the requirements of paragraph 6 of Condition 8.

4.	On application made by any Exempt Supplier the Licensee shall (subject to paragraph 7) offer to enter into an agreement for exempt supply services within its authorised area and such offer shall make detailed provision regarding:

	(a)	the making, maintenance and termination by the Licensee of registrations under and in accordance with the Master Registration Agreement in relation to premises to which the Exempt Supplier supplies or is required to supply electricity;

	(b)	the exchange between the Licensee and Exempt Supplier of such information as is required for the performance of the Licensee’s obligations in accordance with sub–paragraph (a);

	(c)	the appointment by the Exempt Supplier of an appropriate provider of meter operation, data retrieval, data processing and data aggregation services in relation to premises to which it supplies electricity;

	(d)	the apportionment and settlement by the Licensee of charges incurred by it by virtue of registrations under the Master Registration Agreement which are made, maintained and terminated in accordance with sub–paragraph (a);

	(e)	the payment by the Exempt Supplier of charges for exempt supply services, such charges (unless manifestly inappropriate) to be referable to the statement referred to at paragraphs 1 and 3 of Condition 8 or any revision thereof and to be in conformity with the requirements of paragraph 7 of Condition 8;

	(f)	the reimbursement by the Exempt Supplier (by way of indemnity) of all charges incurred by the Licensee by virtue of registrations made and maintained in accordance with sub–paragraph (a);

	(g)	the provision by the Exempt Supplier to the Licensee of reasonable security or collateral for the performance of its obligations under the agreement;

	(h)	the varying of the agreement, including the making of amendments necessary to give effect to any determination made by the Director in respect of the agreement; and

	(i)	such further matters as are or may be appropriate for the purposes of the agreement.

5.	For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for making a connection or modification to an existing connection, the Licensee shall have regard to:

	(a)	the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works whether by reason of the reinforcement or extension of the Licensee’s Distribution System or the provision of additional entry or exit points on such system or otherwise;

	(b)	the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties; and

	(c)	the principles that:

(i) no charge will normally be made for reinforcement of the existing Distribution System if the new or increased load requirement does not exceed 25 per cent of the existing effective capacity at the relevant points on the system; and

(ii) charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection.

6.	The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 4 as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 8 after receipt by the Licensee (or its agent) from:

	(a)	in the case of paragraph 1, an Authorised Electricity Operator;

	(b)	in the case of paragraphs 2 and 3, any person; and

	(c)	in the case of paragraph 4, an Exempt Supplier

of all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7.	The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if:

	(a)	to do so would be likely to involve the Licensee being:

		(i)	in breach of its duties under section 9 of the Act;

		(ii)	in breach of the Electricity Supply Regulations 1988 or of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the Distribution Business;

		(iii)	in breach of the Grid Code or the Distribution Code; or

		(iv)	in breach of the Conditions;

	(b)	the person making the application does not undertake to be bound, in so far as applicable, by the terms of the Distribution Code or the Grid Code from time to time in force;

	(c)	in the case of a person making application for use of system under paragraph 1, such person ceases to be an Authorised Electricity Operator; or

	(d)	in the case of a person making application for exempt supply services under paragraph 4, such person ceases to be an Exempt Supplier.

8.	For the purpose of paragraph 6, the period specified shall be:

	(a)	in the case of persons seeking use of system, exempt supply services or top–up or standby supplies or sales of electricity only, 28 days;

	(b)	in the case of persons seeking connection or a modification to an existing connection, 3 months; and

	(c)	in the case of persons seeking use of system or top–up or standby supplies or sales of electricity in conjunction with connection, 3 months.

9.	The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to The Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

Condition 8C. Requirement to offer Standard Terms of Connection

1.	The Licensee shall, within 28 days after this Condition has come into force, prepare and submit to the Director for his approval the standard terms of an agreement (the "Standard Terms of Connection") to provide, as between the Licensee and any customer, for the retention of an established connection at premises which are to be supplied with electricity through such a connection.

2.	The Licensee may, subject to the approval of the Director, prepare different Standard Terms of Connection for different cases or classes of customer or premises, clearly identifying the criteria used to distinguish between such cases or classes.

3.	The Licensee shall from time or time, and whenever requested to do so by the Director, review the Standard Terms of Connection with a view to determining whether any revision should be made to such terms, and in the course of the review the Licensee shall consult with the Relevant Consumers’ Committee, all other public electricity suppliers and all Second Tier Suppliers which supply electricity within the authorised area.

4.	At the conclusion of any review in accordance with paragraph 3 the Licensee shall submit to the Director:

(a) a proposal for the revision of the Standard Terms of Connection (or, where the Licensee considers it appropriate in all the circumstances, a proposal that no revision should be made to the Standard Terms of Connection); and

(b) the reasons for its proposal, together with a summary of responses received from such parties as were consulted by the Licensee.

5.	A proposal made by the Licensee in accordance with paragraph 4 shall require to be approved by the Director and, following such approval in writing, the Licensee shall accordingly revise (or, as the case may be, shall make no revision to) the Standard Terms of Connection.

6.	The Licensee shall, in such manner as will in the opinion of the Licensee secure adequate publicity therefor:

	(a)	publish, no later than 31 December 1997, the Standard Terms of Connection approved by the Director in accordance with paragraph 1; and

	(b)	publish, within 21 days after receiving the approval of the Director, any revision to the Standard Terms of Connection in accordance with paragraph 5.

7.	The Licensee shall not:

	(a)	subject to paragraph 8, enter into a contract with a customer for the supply of electricity to premises which are to be supplied through an established connection without at the same time (in respect of such premises) entering into an agreement with the customer on the Standard Terms of Connection; or

	(b)	do anything to prevent the conclusion of an agreement on the Standard Terms of Connection between itself and a customer of any Authorised Electricity Operator which is acting as agent for the Licensee in accordance with an agreement for use of system.

8.	The Licensee may at any time agree with any person (by way of variation to the Standard Terms of Connection) terms for the retention of a particular established connection which differ from the Standard Terms of Connection where such different terms are appropriate in all the circumstances.

Condition 8D. Functions of the Director

1.

If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 8B or 8C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

(a)	that such person should pay to the Licensee:

(i)	in the case of the provision of top-up or standby supplies or sales of electricity, such sum as is determined in accordance with paragraph 6 of Condition 8;

(ii)	in the case of exempt supply services, such sum as is determined in accordance with paragraph 7 of Condition 8;

(iii)	in the case of provision of use of system, the use of system charges determined in accordance with paragraph 8 of Condition 8; and

(iv)

in the case of provision of a connection or a modification to an existing connection to the system, the whole or an appropriate proportion (as determined in accordance with paragraph 5 of Condition 8B) of the costs referred to in sub-paragraph 9(a) of Condition 8, together with a reasonable rate of return on the capital represented by such costs;

(b)	that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 8B;

(c)

that any methods by which the Licensee’s Distribution System is connected to any other system for the transmission or distribution of electricity accord (in so far as applicable to the Licensee) with the Distribution Code and with the Grid Code;

(d)

that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to an application under Condition 8B or 8C should be, so far as circumstances allow, in as similar a form as is practicable; and

(e)	in the case of exempt supply services, that the agreement for the provision of exempt supply services should make provision for all the matters set out at paragraph 5 of Condition 8B.

2.

In so far as any person entitled or claiming to be entitled to an offer under Condition 8B or 8C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.

If either party to such agreement proposes to vary the contractual terms of any agreement for exempt supply services, for the provision of a connection or for the modification of an existing connection to the Licensee’s Distribution System, for the retention of an established connection to such Distribution System or for use of system entered into pursuant to Condition 8B or 8C or under this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 9. Distribution system planning standard and quality of service

1.

The Licensee shall plan and develop the Licensee’s Distribution System in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers’Conference in so far as applicable to it or such other standard of planning as the Licensee may, following consultation (where appropriate) with the Transmission Company and any other Authorized Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2.

The Licensee shall within 3 months after this Licence enters into force draw up and submit to the Director for his approval a statement setting out criteria by which the quality of performance of the Licensee in maintaining distribution system security and availability and quality of service may be measured.

3.

The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 2.

4.

The Director may (following consultation with the Licensee and, where appropriate, with the Transmission Company and any other Authorised Electricity Operator liable to be materially affected thereby) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Licensee’s Distribution System and to such extent as may be specified in the directions.

Condition 9A. Security and Safety of Supplies

1.	The Licensee shall establish and operate an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident that:

(a)	causes danger or requires urgent attention, or is likely to cause danger or require urgent attention, in relation to the supply or distribution of electricity in the Licensee’s authorised area; or

(b)	affects or is likely to affect the maintenance of the security, availability and quality of service of the Licensee’s Distribution System.

2.	The service established by the Licensee in accordance with paragraph 1 shall:

(a)	be provided without charge by the Licensee to the user at the point of use;

(b)	ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person;

(c)	be available to receive and process telephone reports and enquiries at all times on every day of each year; and

(d)	be operational no later than 31 March 1998.

3.	In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not discriminate:

(a)	between any persons or class or classes thereof; or

(b)

between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply Business) and any private electricity supplier or any customer thereof.

4.	In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

5.

The Licensee shall by 1 January 1998 prepare and submit to the Director for his approval a statement setting out details of the service to be provided in accordance with paragraph 1, and the Licensee shall, following the Director’s approval, give or send a copy of such statement to any person requesting it.

6.	The Licensee shall give to the Director notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

(a)	a period of one month from the date of the notice has expired; or

(b)	prior to the expiry of such period, the Licensee has obtained the written approval of the Director to the amendments.

7.	The Licensee shall make arrangements to keep each of its customers informed of a postal address and telephone number at which the service established in accordance with paragraph 1 may be contacted.

8.	The Licensee may discharge the duty imposed by paragraph 7 by providing the requisite information to each of its customers:

(a)	on the occasion of the customer first commencing to take a supply from the Licensee; and

(b)	either:

(i)

where bills or statements in respect of charges for the supply of electricity are rendered to the customer, on a quarterly basis (it being sufficient that the information is included on or with any bill or statement); or

(ii)	where no bills or statements in respect of charges for the supply of electricity are rendered to the customer, on an annual basis and by publishing such information in such manner as will in the opinion of the Licensee secure adequate publicity for it.

9.

The Licensee shall take steps to inform each of its customers, and each Authorised Electricity Operator which uses the service, of any change to the address or telephone number of the service established in accordance with paragraph 1 as soon as is practicable prior to such change becoming effective.

Condition 9B. Procedures for the detection and prevention of theft, damage and meter interference

1.	The Licensee shall (and shall ensure that its agents) take all reasonable steps to detect and prevent:

(a)	the theft of electricity at premises which are supplied by it;

(b)	damage to any electrical plant, electric line or electricity meter through which such premises are supplied; and

(c)	interference with any electricity meter through which such premises are supplied.

2.

Where a person other than the Licensee is the owner of any electrical plant, electric lines or meter the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

(a)	there has been damage to such electrical plant, electric line or meter; or

(b)	there has been interference with the meter to alter its register or prevent it from duly registering the quantity of electricity supplied.

3.

Where a person other than the Licensee is the supplier of electricity to premises within the authorised area the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

(a)	there has been damage to any electrical plant, electric line or meter through which such premises are supplied with electricity; or

(b)	there has been interference with the meter through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied.

Condition 9C. Provisions relating to the connection of metering equipment

1.

On application made by any person the Licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the Licensee’s Distribution System.

2.	In making an offer to enter into an agreement specified in paragraph 1, the Licensee shall set out:

(a)	the date from which the applicant is authorised to undertake connections;

(b)	the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

(c)	such other detailed terms as are or may be appropriate for the purposes of the agreement.

3.

The Licensee shall offer terms for agreements in accordance with paragraph 1 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

4.	In the offering of the terms in accordance with paragraph 1, the Licensee shall not show undue preference to or exercise undue discrimination against any person or class of persons.

5.	The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

(a)	(in respect of non-half-hourly metering equipment) which comes into effect prior to 1 April 2000; or

(b)	where to do so would be likely to cause the Licensee to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 8B.

6.

If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this Condition, the Director may, pursuant to section 7(3)(c) of the Act and on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable.

7.

In so far as any person entitled or claiming to be entitled to an offer under this Condition wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

8.

If the Licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 9D. Agreements for the provision of meters

1.

The Licensee shall not, in the course of its Supply Business, enter into an agreement with any person for the provision of an electricity meter at any premises (whatever the nature of that agreement) which is intended or is likely to restrict, distort or prevent competition in the supply of electricity.

Condition 10. Generation Security Standard

1.	The Licensee shall make arrangements sufficient to meet the generation security standard.

2.

The duty imposed by paragraph 1 shall be discharged either by the Licensee complying with the provisions of paragraph 3 below or by the making by the Licensee of such other arrangements as may have been previously approved in writing for the purpose by the Director.

3.	The Licensee may discharge the duty imposed by paragraph 1 by:

(a)

for so long as the relevant condition is met, purchasing as a pool member under the terms of the Pooling and Settlement Agreement quantities of electricity which are at all times sufficient to meet the demands of all qualifying customers of the Licensee; and

(b)

for so long as the relevant condition is met, and save by reason of planned maintenance undertaken on the Licensee’s Distribution System or in circumstances of force majeure affecting either the Licensee’s Distribution System or the quantities of electricity delivered into that system, not:

(i)	making voltage reductions outside statutory limits; or

(ii)	interrupting or reducing supplies to any qualifying customer otherwise than as instructed pursuant to the Grid Code by the Transmission Company or in accordance with the Distribution Code.

4.

The relevant condition referred to in paragraph 3 is that there should at any relevant time be electricity available to be purchased under the terms of the Pooling and Settlement Agreement at a price less than the ceiling price.

5.

The Licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

6.	The provisions of this Condition are without prejudice to the duties of the Licensee under the Electricity Supply Regulations 1988.

7.	In this Condition:

“ceiling price”	means such price as would be equal to the Pool Selling Price in circumstances where the corresponding Pool Purchase Price was an amount equal to the Value of Lost Load.

“generation security standard”	means such standard of generation security as will ensure that:

(a)	the supply of electricity to qualifying customers will not be discontinued in more than 9 years in any 100 years; and

(b)	the voltage or frequency of electricity supplied to qualifying customers will not be reduced below usual operational limits in more than 30 years in any 100 years by reason of insufficiency of electricity generation available for the purposes of supply by the Licensee to its qualifying customers at times of annual system peak demand.

“Pool Purchase Price“and “Pool Selling Price”	shall each have the meaning from time to time ascribed to them in Schedule 9 to the Pooling and Settlement Agreement.

“qualifying customer”	means any purchaser from the Licensee entitled and requiring at any time to be supplied by the Licensee at premises within the authorised area of the Licensee but shall exclude:

(a)

a contract purchaser under an interruptible contract or a contract containing load management terms to the extent that supplies to that purchaser may be interrupted or reduced in accordance with the terms of that contract; and

(b)	a tariff customer on special tariffs which restrict supplies to particular time periods to the extent that supplies to that customer may be interrupted or reduced in accordance with such tariff.

“Value of Lost Load”

means in respect of the first financial year, the sum of £2 per kWh and, in respect of each succeeding financial year, the sum which corresponds to £2 per kWh as adjusted to reflect the percentage change in the Retail Price Index between the index published or determined in respect to the December prior to the start of that financial year and the index published or determined for December 1989.

8.	This Condition or parts of it shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 1A.

Condition 11. Distribution Code

1.

The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this Condition) comply with a Distribution Code:

(a)

covering all material technical aspects relating to connections to and the operation and use of the Licensee’s Distribution System or (in so far as relevant to the operation and use of the Licensee’s Distribution System) the operation of electric lines and electrical plant connected to the Licensee’s Distribution System or the distribution system of any Authorised Electricity Operator and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

(b)	which is designed so as:

(i)	to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

(ii)	to facilitate competition in the generation and supply of electricity.

2.

The Distribution Code in force at the date this Licence enters force shall be sent to the Director for his approval. Thereafter the Licensee shall (in consultation with Authorised Electricity Operators liable to be materially affected thereby) periodically review (including upon the request of the Director) the Distribution Code and its implementation. Following any such review, the Licensee shall send to the Director:

(a)	a report on the outcome of such review; and

(b)

any proposed revisions to the Distribution Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in subparagraph (b) of paragraph 1; and

(c)

any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3.	Revisions to the Distribution Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4.

Having regard to any written representations or objections referred to in subparagraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Distribution Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.	The Distribution Code shall include:

(a)	a distribution planning and connection code containing:

(i)	connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection with the Licensee“s Distribution System; and

(ii)

planning conditions specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee’s Distribution System and to be taken into account by persons connected or seeking connection with the Licensee’s Distribution System in the planning and development of their own plant and systems; and

(b)

a distribution operating code specifying the conditions under which the Licensee shall operate the Licensee’s Distribution System and under which persons shall operate their plant and/or distribution systems in relation to the Licensee’s Distribution System, in so far as necessary to protect the security and quality of supply and safe operation of the Licensee’s Distribution System under both normal and abnormal operating conditions.

6.	The Licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Director.

7.	The Licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8.

The Licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9.

In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the Licensee’s Distribution System), the Licensee shall not unduly discriminate against or unduly prefer:

(a)	any one or any group of persons; or

(b)	the Licensee in the conduct of any business other than the Distribution Business in favour of or as against any one other or any other group of persons.

10.

The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under the Distribution Code in respect of such parts of the Licensee’s Distribution System and to such extent as may be specified in the directions.

11.	Compliance with this Condition shall not require the Licensee to impose any contractual obligation on tariff customers to comply with the Distribution Code (as from time to time revised).

Condition 11A. The Metering Point Administration Service and the Master Registration Agreement

1.	The Licensee shall establish, and shall subsequently operate and maintain, a service to be known as the Metering Point Administration Service.

2.	The Metering Point Administration Service shall, within the authorised area, fulfill the following functions:

(a)

the maintenance of such a register of technical and other data as is necessary to facilitate supply by any Electricity Supplier or Exempt Supplier to all premises within the authorised area and to meet the reasonable requirements of Electricity Suppliers in respect of such premises for information for settlement purposes, including (where so required):

(i)	the identity of the Electricity Supplier responsible under the Pooling & Settlement Agreement for the supply to each such premises;

(ii)	the type of metering equipment installed at each such premises; and

(iii)	the address of each such premises;

(b)	the amendment of the register maintained in accordance with subparagraph (a) to reflect changes of supplier in respect of any premises;

(c)	the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

(i)	any Electricity Supplier or agent thereof;

(ii)	any person identified in the Pooling and Settlement Agreement as an appropriate person for the receipt of data for settlement purposes; and

(iii)	any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of supplier in respect of any premises; and

(d)

the maintenance of an enquiry service for the provision to any customer of an Electricity Supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the Licensee secure adequate publicity for the operation of the enquiry service.

3.

In fulfilling its obligation in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

4.

The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to prepare a form of agreement to be known as the Master Registration Agreement.

5.	The Master Registration Agreement shall be an agreement made between:

(a)	on the one part, the Licensee and all other public electricity suppliers in their capacity as providers of metering point administration services; and

(b)

on the other part, all Electricity Suppliers who require the provision of metering point administration services from at least one public electricity supplier, together with such other persons as are, for settlement purposes, appropriate parties to the agreement and shall comprise all the matters set out at paragraph 6.

6.	The Master Registration Agreement shall comprise:

(a)

terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the licences of all other public electricity suppliers;

(b)	provisions to facilitate, and procedures and practices to be followed by Electricity Suppliers in relation to changes of Electricity Supplier in respect of any premises;

(c)

a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the “Data Transfer Catalogue”);

(d)	arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

(e)

provisions (which shall require to be approved in advance by the Director) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Director; and

(f)

such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, coordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

7.	The Licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

Condition 11B. Establishment of a Data Transfer Service

1.	The Licensee shall use its best endeavours, in conjunction and cooperation with all other public electricity suppliers:

(a)	to establish, or to procure the establishment by a third party of, a service to be known as the Data Transfer Service; and

(b)	subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of such Data Transfer Service in accordance with the provisions of this Condition.

2.	The Data Transfer Service shall:

(a)	provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

(b)	operate and maintain that network; and

(c)	provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3.	The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

(a)	a Metering Point Administration Service (MPAS) Operator and an Electricity Supplier (including the Licensee acting in the course of its Supply Business) or any agent thereof;

(b)

an MPAS Operator and any person identified in the Pooling and Settlement Agreement or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the MPAS Operator for settlement purposes;

(c)	the Electricity Pool of England and Wales or Scottish Electricity Settlements Limited (or any agent thereof) and an Electricity Supplier (or any agent thereof);

(d)	an Electricity Supplier (or any agent thereof) and another Electricity Supplier (or any agent thereof);

(e)	an Electricity Supplier and any of its agents;

(f)	different agents of the same Electricity Supplier;

(g)	public electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

(h)	Scottish Electricity Settlements Limited (or any agent thereof) and generators which are parties to the Settlement Agreement for Scotland.

4.	The purposes of this paragraph are:

(a)	meeting obligations with respect to the transfer of data for settlement purposes;

(b)	communicating meter reading and meter standing data;

(c)	facilitating the provision of metering point administration services;

(d)	communicating distribution use of system information; and

(e)

fulfilling such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by Electricity Suppliers with the Master Registration Agreement.

5.	The Data Transfer Service shall, where relevant, transmit data in a form which complies with the provisions of the Data Transfer Catalogue.

6.

In fulfilling its obligation under paragraph 1 the Licensee shall not, or (if appropriate) shall ensure that the third party shall not, restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

7.

Any obligation placed on the Licensee under Condition 11C to 11F in respect of the provision of data transfer services shall (for the purposes of those Conditions) be treated as a requirement on the Licensee to use its best endeavours, in conjunction and cooperation with all other public electricity suppliers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and Conditions 11C to 11F shall apply mutatis mutandis to the provision of data transfer services.

8.

Further, in relation to the provision of data transfer services the reference at paragraph 1 of Condition 11F to the Licensee failing to enter into an agreement shall be a reference to the Licensee, in conjunction with all other public electricity suppliers, failing to enter into or failing to procure that a third party enters into an agreement.

9.	In this Condition:

“Metering Point Administration Service (MPAS) Operator”	means the Licensee or any other public electricity supplier in its capacity as a provider of metering point administration services.

Condition 11C. Requirement to offer terms for the provision of Metering and Data Services

1.

On application made by any private electricity supplier, or in the case of sub-paragraphs 1(a) and (b) by any person, the Licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its authorised area of such of the following services as may be required:

(a)	the provision of metering equipment whether, at the discretion of the Licensee, by way of sale, hire or loan (“meter provision services”);

(b)	the installation, commissioning, testing, repair and maintenance of metering equipment (“meter operation services”);

(c)	the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any relevant person for the purpose of data processing (“data retrieval services”);

(d)	the:

(i)	processing, validation and (where necessary) estimation of meter reading data; and

(ii)	creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply,

and in each case the delivery of such data to any relevant person for the purpose of data aggregation (“data processing services”);

(e)

the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any relevant person for settlement purposes (“data aggregation services”); and

(f)

the access to a system which supports the supply of electricity to Designated Customers with prepayment meters (’prepayment meter services”), such system providing as may be reasonably appropriate for prepayment meters which require tokens, cards or keys for their operation and comprising facilities for:

(i)	(where requested) the purchase by private electricity suppliers and/or encoding with data of tokens, cards or keys;

(ii)	the use by customers of local outlets for the purchase of tokens and the crediting with value of cards or keys;

(iii)	the making of payments to suppliers in respect of sums received by the Licensee on behalf of customers; and

(iv)	where relevant, the transfer of customer data to private electricity suppliers.

2.

On application made by any Electricity Supplier the Licensee shall (subject to paragraph 6) offer to provide metering point administration services within its authorised area pursuant to and in accordance with the Master Registration Agreement.

3.	On application made by any person the Licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision of data transfer services.

4.	In making an offer to enter into any agreement specified in paragraphs 1 to 3, the Licensee shall set out:

(a)	the date by which the services required shall be provided (time being of the essence unless otherwise agreed between parties);

(b)	the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

(i)	to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of Condition 11E or any revision thereof; and

(ii)	to be set in conformity with the requirements of Condition 11E; and

(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5.

The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 3 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as may reasonably be required for the purpose of formulating the terms of the offer.

6.

The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if to do so would be likely to cause the Licensee to be in breach of any of the provisions referred to at sub-paragraph 7(a) of Condition 8B.

7.

The Licensee shall undertake each of the services referred to in paragraphs 1 to 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of this Licence and of the Act in so far as they relate to the provision of those services.

8.

In the provision of any of the services referred to in paragraphs 1 to 3 (excepting prepayment meter services) the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

9.	The services referred to in paragraphs 1 to 3 shall collectively be described as Metering and Data Services.

Condition 11D. Non-discrimination in the provision of Metering and Data Services

1.	In the provision of any of the Metering and Data Services the Licensee shall not discriminate:

(a)	between any persons or class or classes thereof; or

(b)

as between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second Tier Supply Business) and any persons or class or classes thereof.

2.

Without prejudice to paragraph 1, and subject to the provisions of Condition 11E, the Licensee shall not make charges for the provision of any of the Metering and Data Services to any person or class or classes thereof which differ from the charges for such provision:

(a)	to any other person or class or classes of person; or

(b)

to the Licensee in the provision of such services by the Licensee (as part of its Distribution Business to itself for the purposes of its Supply or Second Tier Supply Business) except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3.

In relation to the provision of prepayment meter services, data processing services, data aggregation services and data retrieval services paragraphs 1 and 2 shall have effect as if after “Distribution Business” were inserted therein “or any other business.”

Condition 11E. Basis of charges for Metering and Data Services: requirements for transparency

1.	The Licensee shall as soon as reasonably practicable prepare statements in a form approved by the Director setting out:

(a)	the basis upon which charges for the provision of each of the Metering and Data Services will be made; and

(b)	information relating to the other terms that will apply to the provision of each service,

in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services and of the other terms, likely to have a material impact on the conduct of his business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.	The statements referred to in paragraph 1 shall include:

(a)	a schedule of charges for such services; and

(b)	an explanation of the methods by which and the principles on which such charges will be calculated.

3.

The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 and 2 to such extent and subject to such terms and conditions as he may specify in that direction.

4.

The Licensee shall not in setting its charges for or in setting the other terms that will apply to the provision of any of the Metering and Data Services restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter operation, data retrieval, data processing or data aggregation services.

5.

The Licensee may periodically review the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year that this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

6.	The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 5, to the Director.

7.

The Licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 5, to any person who requests a copy of such statement or statements.

8.

The Licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director’s estimate of the Licensee’s reasonable costs of providing such a statement.

Condition 11F. Functions of the Director

1.

If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 11C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

(a)	that such person should pay in respect of the services required the whole or the appropriate proportion of such sum as is determined in accordance with paragraph 4 of Condition 11E;

(b)	that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 8B; and

(c)

that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into pursuant to a request under Condition 11C should be, so far as circumstances allow, in as similar a form as is practicable.

2.

In so far as any person entitled or claiming to be entitled to an offer under Condition 11C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.

If any party to such agreement proposes to vary the contractual terms of any agreement for any Metering and Data Services entered into pursuant to Condition 11C or this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

4.

The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under Condition 11C in respect of such parts of that Condition and to such extent as may be specified in the directions.

Condition 12. Restriction on use of certain information and independence of the Distribution Business

1.	Any information relating to or deriving from the management or operation of the Distribution Business shall, for the purposes of this Condition, be treated as confidential information.

2.	The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose or authorise access to confidential information:

(a)

save to the extent provided by sub-paragraphs 3(b) to (d), to such of its (or its affiliates’or related undertakings’) employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the Supply Business; or

(b)	save to the extent permitted by paragraph 3, to any other person.

3.	The Licensee shall (and shall procure that its affiliates and related undertakings shall) disclose or authorise access to confidential information only:

(a)	In the following circumstances, namely;

(i)

to such of its (or its affiliates’or related undertakings’) employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities and require access to the information for that purpose;and

(ii)

to personnel of any other holder of a public electricity supply licence (a PES licence holder) engaged in the external distribution activities of that PES licence holder to the extent necessary for the performance by such personnel of those external distribution activities, and the use by such personnel of that information for that purpose;

provided that effective arrangements are maintained in place at all times for ensuring that no further disclosure of any information supplied or obtained pursuant to this paragraph is made and that such information is used only for the purpose of the Distribution Business or any external distribution activities of the Licensee.

(b)	where the Licensee (or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information by virtue of:

(i)	any requirement of a Competent Authority;

(ii)	the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

(iii)	any other requirement of law; or

(iv)	the rules of the Electricity Arbitration Association or of any judicial or other arbitral process or tribunal of competent jurisdiction;

(c)	where such information was provided by or relates to any person who has notified (or otherwise agreed with) the Licensee that it need not be treated as confidential; or

(d)	where such information, not being information provided by or relating to any person other than the Licensee, is placed by the Licensee in the public domain;

and in each case the Licensee shall disclose or authorise access to the confidential information only insofar as is necessary or appropriate in all the circumstances.

4.

The Licensee shall use all reasonable endeavours to ensure that any person who is in possession of or has access to confidential information in accordance with sub-paragraph 3(a) shall use such information only for the purposes of the Distribution Business or any external distribution activities.

5.

For the purpose of facilitating its compliance with paragraphs 1 to 4, the Licensee shall establish and shall thereafter maintain the full managerial and operational independence of the Distribution Business and any external distribution activities from each other business (whether or not a Separate Business) of the Licensee and of its affiliates and related undertakings.

6.	In order to facilitate its compliance with paragraphs 1 to 5, the Licensee shall ensure that:

(a)

the Distribution Business is provided with such premises, systems, equipment, facilities, property, personnel, data and management resources as are necessary for the efficient and effective management and operation of the Business;

(b)	no business of the Licensee (or of any affiliate or related undertaking of the Licensee), other than the Distribution Business or any external distribution activities, may use or have access to:

(i)	premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities;

(ii)

systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities also have access;

(iii)	equipment, facilities or property employed for the management or operation of the Distribution Business or any external distribution activities; or

(iv)

the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities; and

(c)

it can and does, insofar as is legally possible, prevent any person who has ceased to be engaged in, or in respect of, the management or operation of the Distribution Business from being engaged in, or in respect of, the activities of any other business of the Licensee (or of any affiliate or related undertaking of the Licensee) until the expiry of an appropriate time from the date on which he ceased to be engaged by the Distribution Business.

7.

The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 to 6 - to such extent and subject to such terms and conditions as he may specify in that direction - where:

(a)	it is not reasonably practicable for the Licensee to comply with any aspect of those obligations;

(b)	in the case of paragraphs 2 to 4, a failure to comply with any aspect of those obligations would be of a trivial nature; or

(c)

in the case of paragraph 5 and sub-paragraph 6(b), any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the Distribution Business and any other business of the Licensee (or of any affiliate or related undertaking of the Licensee):

(i)	do not involve a cross-subsidy being either given to the Distribution Business by such other business or received from the Distribution Business by such other business;

(ii)	obtain for the Distribution Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

(iii)	do not restrict, distort or prevent competition in the generation or supply of electricity.

8.

Where, subsequent to the issue of a direction pursuant to paragraph 7, the criteria set out at sub-paragraph 7(a), (b) or (c) cease to be satisfied, the Director may withdraw the direction or modify any terms and conditions which may be specified in it.

9.

For the purposes of paragraphs 7 and 8 the Director shall, following consultation with the Licensee, determine any question as to whether the criteria set out at sub-paragraph 7(a), (b) or (c) are or continue to be satisfied.

10.

(a)

This paragraph applies only in circumstances in which the Licensee does not itself carry out any Metering and Data Services as part of the Distribution Business but those services are provided for it by an agent acting independently of the Licensee which is not an affiliate of the Licensee and in which the Licensee holds no shares or other financial interest (‘a metering agent’)

(b)

Where paragaph (a) applies, the Licensee may disclose confidential information to its metering agent notwithstanding that the metering agent provides Metering and Data Services to the Supply Business of the Licensee or to others, provided that the Licensee maintains, and procures that the metering agent also maintains, in place at all times effective arrangements so that the metering agent does not disclose information relating to the Distribution Business to the Licensee in its capacity as electricity supplier except to the extent necessary for the metering agent to provide Metering and Data Services as part of the Distribution Business to the Supply Business of the Licensee.

11.	In this Condition:

“appropriate time”	means 3 months, or such shorter period as the Director may approve in respect of any person or class of persons.

“Competent Authority”

means the Secretary of State, the Director, the Compliance Officer, the Stock Exchange, the Panel on Take-overs and Mergers, or any local or national agency, regulatory body, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom, the United States of America or the European Community.

“confidential information”	bears the meaning given at paragraph 1.

“external distribution activities”

means any business of the Licensee or any affiliate or related undertaking of the Licensee comprising or ancillary to the maintenance, repair or operation of, or other activities in connection with any electricity distribution system other than the Licensee’s Distribution System (‘an external distribution system’)

“Electricity Arbitration Association”

means the unincorporated members’club of that name formed inter alia to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

Condition 12A. Appointment of Compliance Officer

1.

The Licensee shall no later than 31 May 2000 prepare a statement in a form approved by the Director setting out the practices, procedures and systems which the Licensee has adopted (or intends to adopt) to ensure its compliance with the Relevant Duties.

2.

The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year during which this Licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

3.	The Licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement in accordance with paragraph 2, to the Director.

4.

The Licensee shall, following consultation with the Director, appoint a competent person (who shall be known as the “Compliance Officer”) for the purpose of facilitating compliance by the Licensee with the Relevant Duties.

5.

The Licensee shall at all times engage the services of the Compliance Officer for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 4, which duties and tasks shall include those set out at paragraph 8.

6.	The Licensee shall procure that the Compliance Officer:

(a)	is provided with such staff, premises, equipment, facilities and other resources; and

(b)	has such access to its premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

7.

The Licensee shall make available to the Compliance Officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of Condition 12 or in relation to any of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 1.

8.	The duties and tasks assigned to the Compliance Officer shall include:

(a)	providing relevant advice and information to the Licensee for the purpose of ensuring its compliance with the Relevant Duties;

(b)	monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 1;

(c)	investigating any complaint or representation made available to him in accordance with paragraph 7;

(d)	recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

(e)	providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:

(i)	the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

(ii)	any remedial action recommended in accordance with sub-paragraph (d); and

(f)

reporting annually to the directors of the Licensee - in respect of the year ending 31 December 2000 and of each subsequent year - as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.

9.	As soon as is reasonably practicable following each annual report of the Compliance Officer, the Licensee shall produce a report:

(a)	as to its compliance during the relevant year with the Relevant Duties; and

(b)	as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1.

10.	The report produced in accordance with paragraph 9 shall in particular:

(a)	detail the activities of the Compliance Officer during the relevant year;

(b)

refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

(c)	set out the details of any investigations conducted by the Compliance Officer, including:

(i)	the number, type and source of the complaints or representations on which such investigations were based;

(ii)	the outcome of such investigations; and

(iii)	any remedial action taken by the Licensee following such investigations.

11.	The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 9, and shall give or send a copy of the report to any person who requests such a copy.

12.	In this Condition:

“Relevant Duties”	means the obligations set out at Condition 12 and the terms and conditions of any direction issued pursuant to paragraph 7 of Condition 12.

Condition 12B. Restriction on use of certain information relating to the Supply Business

1.

Where the Licensee or any affiliate or related undertaking of the Licensee or any agent or other person acting on its behalf receives, in the course of providing Metering and Data Services as part of the Supply Business, information from any person, such information shall be treated as relevant information for the purposes of this Condition and, subject to paragraph 7, the provisions of this Condition shall apply to that information, save where the person providing the information notifies (or otherwise agrees with) the Licensee that the information need not be treated as relevant.

2.

The Licensee shall not (and shall procure that its affiliates and related undertakings and any person acting on its or their behalf shall not) use relevant information in a manner which may obtain for the Licensee or any affiliate or related undertaking of the Licensee any commercial advantage in the operation of the Supply Business.

3.

The Licensee shall not (and shall procure that its affiliates or related undertakings and any person acting on its or their behalf shall not) authorise access to relevant information to any of its (or its affiliates and related undertakings’) employees, agents, consultants or contractors save insofar as such persons require access to the information for the effective operation of the Metering and Data Services provided by the Supply Business.

4.

The Licensee shall use all reasonable endeavours to ensure that any person with authorised access to relevant information in accordance with paragraph 3 shall use such information only for the purposes for which it was provided.

5.	The Licensee shall not (and shall procure that its affiliates and related undertakings and any person acting on its or their behalf shall not) disclose relevant information other than:

(a)

subject to paragraph 6, to any professional or other advisers who require such information for the purpose of providing advice which is necessary for the effective operation of the Metering and Data Services provided by the Supply Business;

(b)	to the Director; and

(c)	where the Licensee ( or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information:

(i)	in compliance with its duties under the Act or any other requirement of a Competent Authority;

(ii)	in compliance with the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

(iii)	in compliance with any other requirement of law;

(iv)	in response to a requirement of any Stock Exchange, the Panel on Take-overs and Mergers or any regulatory authority; or

(v)	pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal of competent jurisdiction.

6.

Where relevant information is disclosed in accordance with sub-paragraph 5(a), the Licensee shall ensure that any persons to whom that information is disclosed are aware that it is relevant information, and shall take reasonable steps to ensure that such persons do not disclose that information save in accordance with the provisions of this Condition.

7.

The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 to 6 to such extent and subject to such terms and conditions as he may specify in that direction.

8.

The Licensee shall no later than 31 May 2000 prepare a statement in a form approved by the Director setting out the practices, procedures and systems the Licensee has adopted (or intends to adopt) to ensure its compliance:

(a)	with paragraphs 2 to 6 of this Condition; and

(b)	in the provision of Metering and Data Services as part of the Supply Business, with its obligations not to restrict, distort or prevent competition.

9.

The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 8 and shall, at least once every year during which this Licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

10.

The Licensee shall take all reasonable steps to ensure that it complies with the practices and procedures set out in the statement prepared in accordance with paragraph 8 (as from time to time revised).

11.	The Licensee shall send a copy of the statement prepared in accordance with paragraph 8, and of each revision of such statement in accordance with paragraph 9, to the Director.

12.

The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 8, or (as the case may be) of the latest revision of such statement in accordance with paragraph 9, to any person who requests a copy of such statement.

13.

Wherever required by the Director to do so (but not more than once in each calendar year) the Licensee shall produce a report as to its compliance with the practices and procedures set out in the statement prepared in accordance with paragraph 8, and such report shall:

(a)	detail the procedures followed by the Licensee for monitoring its compliance with paragraph 10;

(b)	refer to such other matters as are or may be appropriate in relation to the operation of the practices, procedures and systems adopted by the Licensee;

(c)

outline the content of any representations received by the Licensee in respect of the practices and procedures set out in the statement prepared in accordance with paragraph 8, and detail such steps as were taken by the Licensee in response to those representations; and

(d)	specify any remedial action taken by the Licensee to ensure its conformity with the statement prepared in accordance with paragraph 8.

14.	The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 13, and shall give or send a copy of the report to any person who requests such a copy.

15.	In this Condition:

“Competent Authority”

means the Secretary of State, the Director and any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom, the United States of America or the European Community.

“relevant information”

means all information required to be treated as such under paragraph 1, but shall exclude all information that is in or enters into the public domain otherwise than as a consequence of unauthorised disclosure by the Licensee or any affiliate or related undertaking of the Licensee (or by any person to whom the same is disclosed or suffered to be disclosed by the Licensee or such affiliate or related undertaking).

“Electricity Arbitration Association”

means the unincorporated members’ club of that name formed inter alia to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

Condition 13. Compliance with the Grid Code

1.	The Licensee shall comply with the provisions of the Grid Code in so far as applicable to it.

2.

The Director may (following consultation with the Transmission Company) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent as may be specified in those directions.

Condition 14. Security arrangements

1.	The Licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this Licence.

Condition 15. Pooling and Settlement Agreement

1.	The Licensee shall be a pool member under, and comply with the provisions of, the Pooling and Settlement Agreement.

2.	This Condition or parts of it shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 1A.

Condition 15A: Balancing and Settlement Code and NETA Implementation

1.	The Licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2.	The Licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3.

The programme implementation scheme shall be a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the Licensee (and/or by Authorised Electricity Operators) which are, in the Secretary of State’s opinion, appropriate in order to give full and timely effect to:

(a)	the modifications made to this licence and to the licences of Authorised Electricity Operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

(b)	any conditions imposed by any exemption from the requirement to hold any such licence; and

(c)	the matters envisaged by such modifications and conditions.

4.	The programme implementation scheme may include provisions, inter alia,

(a)	to secure or facilitate the amendment of any of the Core Industry Documents;

(b)	to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

(c)	for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

(d)

for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by Authorised Electricity Operators and others in connection with such operations;

(e)	for co-ordinating the administration and implementation of the BSC and the Pooling and Settlement Agreement;

(f)

for the Licensee to refer to the Director for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

(g)

for the Director, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the Effective Time (as defined in Condition 15C).

5.	(a)

The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in the direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

(b)	The Secretary of State shall serve a copy of any such direction on the Licensee, and thereupon the Licensee shall comply with the scheme as modified by the direction.

6.

If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and imposed on the Licensee by paragraphs 2 and 5 of this Condition, and those imposed on the Licensee by any other Condition, the provisions of this Condition shall prevail.

7.

Without prejudice to paragraph 2, the Licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this Licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.	In this Condition:

“BSC”	means the balancing and settlement code required to be in place, pursuant to the Transmission Licence granted to the Transmission Company, as from time to time modified.

“BSC Framework Agreement”

means the agreement of that title, in the form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended, with the consent of the Secretary of State.

“Core Industry Documents”	mean those documents which

a.

in the Secretary of State’s opinion are central industry documents associated with the activities of the Licensee and Authorised Electricity Operators, the subject matter of which relates to or is connected with the BSC or the balancing and settlement arrangements, and

b.	have been so designated by the Secretary of State.

9.	This Condition or parts of it shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 1A.

Condition 15B: Change Co-ordination for NETA

1.

The Licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to those documents as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to the Core Industry Documents to which it is party (or in relation to which it holds rights in respect of amendment), such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2.	In paragraph 1, Core Industry Documents has the meaning given in paragraph 8 of Condition 15A.

3.	This Condition or parts of it shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 1A.

Condition 15C: Pooling and Settlement Agreement Run-off

1.

The Licensee shall continue to be a party to and a pool member under, and shall comply with, the Pooling and Settlement Agreement for the purposes of Run-off, until the provisions of the BSC relating to Run-Off become effective.

2.	This Condition shall apply to the extent that the Licensee was party to and a pool member under the Pooling and Settlement Agreement immediately prior to the Effective Time.

3.	In this Condition:

“Effective Time”	means the start of the first period for trading under the BSC as determined by the Secretary of State.

“Run-off”

means the determination and settlement (including by way of reconciliation) of amounts due arising under or in connection with the Pooling and Settlement Agreement in relation to settlement periods up to and including the settlement period immediately prior to the Effective Time (including the resolution of disputes in respect thereof).

4.	This Condition or parts of it shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 1A.

Condition 16. Conditions of supply affecting customers’ statutory rights

1.

The Licensee shall not include in or send with any notice given under Section 16(3) of the Act, or any form provided to customers for use in giving notice under Section 16(2) of the Act, or any notice sent to customers prior to their entering into a tariff or special agreement, an invitation to agree to anything which, by virtue of the Act, may only be done or (as the case may be) not done:

(a)	with the agreement of that customer; or

(b)

in any case where that customer withholds his agreement or makes that agreement subject to terms and conditions to which the Licensee objects, with the approval or consent or by order of the Secretary of State unless the form and terms of such invitation have first been submitted to and approved by the Director.

2.	Nothing in paragraph 1 shall prevent the Licensee from:

(a)	inviting or requiring a customer to take a supply of electricity under a special agreement in accordance with Section 22 of the Act;

(b)	including in any such notice any provision or condition which the Licensee is required or permitted to include in such notice by virtue of Section 16(4) of the Act; or

(c)	including in any such notice concerning the provision of a supply to premises:

(i)	not previously supplied by the Licensee; or

(ii)	where any modification is required to any electric line, electrical plant or electric meter through which such premises are supplied, or where any change is required to the location thereof an invitation to any customer to agree to any provision or condition concerning the installation or location of any or all of an electric line, electrical plant or an electric meter in any such case without having submitted the form and terms of such agreement or notice to the Director.

3.

The Licensee shall include in any form provided to a customer for use in giving notice under Section 16(2) of the Act a prominent statement of the right of such customer to apply to the Director for the determination of any dispute arising out of the proposed terms of supply.

Condition 17. Licensee’s apparatus on customers’ side of meter

1.

This Condition applies where the Licensee, whether on its own behalf or as a provider of meter operation services to another Electricity Supplier, installs a second meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer’s side of non half-hourly metering equipment registering the quantity of the supply to that customer.

2.

Any second meter or other apparatus installed by the Licensee in the position and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by the Licensee in the like position and for a like purpose in relation to the customer, does not exceed 10 watts except where otherwise agreed with the customer.

Condition 18: Code of practice on payment of bills and guidance for dealing with customers in difficulty

1.

The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice concerning the payment of electricity bills by its Domestic Customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with electricity supplied on credit terms, may have difficulty in paying such bills.

2.

The code of practice shall include procedures by which the Licensee can distinguish, so far as reasonably practicable, customers in difficulty (the “relevant customers”) from others in default and can:

(a)	provide general information as to how relevant customers might reduce their bills in the future by the more efficient use of electricity;

(b)	where such a facility is available, accept in payment for electricity supplied sums which are deducted at source from social security benefits payable to relevant customers;

(c)	detect failures by relevant customers to comply with arrangements entered into for paying by instalments charges for electricity supplied;

(d)	make such arrangements as to take into account the customers’ ability to comply with them;

(e)	ascertain, with the assistance of any information provided by other persons or organisations, the ability of customers to comply with such arrangements; and

(f)	provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so).

3.	In formulating the procedures referred to at paragraph 2 the Licensee shall have particular regard:

(a)	to the purpose of avoiding in so far as is practicable, the disconnection of premises occupied by relevant customers otherwise than following compliance by the Licensee with such procedures; and

(b)

to the interests of relevant customers who are of pensionable age or disabled or chronically sick and to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers during the winter months of each year, and the procedures shall be designed for the achievement of such purposes.

4.	This Condition is subject to the provisions of Condition 23A.

Condition 18A: Code of practice on the use of prepayment meters

1.

The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice concerning the use of prepayment meters by its Domestic Customers, including appropriate guidance for the assistance of its prepayment meter customers who wish to take a supply of electricity on other terms.

2.	The code of practice shall set out the Licensee’s policy on the installation of prepayment meters and shall include procedures by which the Licensee will where appropriate:

(a)	provide general information for customers on the operation, usefulness, advantages and disadvantages of prepayment meters, including details of:

(i)	token outlets and card or key charging facilities within the areas supplied with electricity by the Licensee;

(ii)	the actions available to customers on the malfunction of a prepayment meter or a prepayment card or key; and

(iii)	any standards of performance (and associated payments) applying to the Licensee in relation to premises supplied by it through prepayment meters;

(b)

arrange for the calibration of any prepayment meter provided in accordance with sub-paragraph 2(f) of Condition 18 so as to take into account, having due regard to all information available to the Licensee (including any information provided by other persons or organisations), the relevant customer’s ability to pay any charges due from him under the arrangements contemplated by that Condition in addition to the other charges lawfully being recovered through the prepayment meter;

(c)	arrange for the re-calibration of prepayment meters:

(i)	in the case of an individual customer, at the conclusion of any such arrangements applying to that customer; and

(ii)	generally, following changes in the price at which the Licensee supplies electricity to prepayment meter customers; and

(d)	remove prepayment meters, setting out the timescale and the conditions under which such removal might be expected to take place.

3.	This Condition is subject to the provisions of Condition 23A.

Condition 19: Record of and report on performance

1.

The Licensee shall keep a record of its general operation of the arrangements mentioned in Conditions 18, 18A, 19A, 20, 20A, 21, 22 and 23 and if the Director so directs in writing, of its operation of any particular cases specified, or of a description specified, by him.

2.

The Licensee shall keep a statistical record of its performance in relation to the provision of electricity supply to its Domestic Customers under the terms of contracts or in accordance with tariffs fixed under Section 18 of the Act.

3.

The Licensee shall, from time to time as required by the Director, provide to the Director and to the Relevant Consumers’Committee such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Director may request in writing.

4.

As soon as is reasonably practicable after the end of each calendar year, the Licensee shall submit to the Director and the Relevant Consumers’ Committee a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

(a)	publish the report so submitted in such manner as will in the reasonable opinion of the Licensee secure adequate publicity for it; and

(b)	send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual Domestic Customers referred to therein cannot readily be identified.

5.	The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Director for the purposes of this Condition.

Condition 19A: Provision of services for persons who are blind or deaf

1.

The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for its Domestic Customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2.	The code of practice shall include arrangements by which the Licensee will, on request, in each case free of charge:

(a)

make available to its blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of electricity to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the Licensee; and

(b)

make available to its deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any bill relating to the supply of electricity to them or any service provided by the Licensee.

3.	This Condition is subject to the provisions of Condition 23A.

Condition 20: Provision of services for persons who are of pensionable age or disabled or chronically sick

1.

The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for Domestic Customers who are of pensionable age or disabled or chronically sick. The code of practice shall include arrangements by which the Licensee will on request of such customers, where reasonably practicable and appropriate, and in each case free of charge:

(a)	provide special controls and adaptors for electrical appliances and meters (including prepayment meters) and reposition meters;

(b)	provide special means of identifying persons acting on behalf of the Licensee;

(c)	give advice on the use of electricity;

(d)

send bills in respect of the supply of electricity to a customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the Licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the Licensee); and

(e)

provide, where neither the customer nor anyone living with him is able to read the electricity meter, for the meter to be read once in each quarter and for the customer to be informed of the readings so obtained.

2.	The code of practice shall further include arrangements whereby the Licensee will:

(a)	establish a list (the “Priority Service Register”) of customers who, by virtue of being of pensionable age or disabled or chronically sick, require:

(i)	information and advice in respect of the matters set out at paragraph 1; or

(ii)	advance notice of planned interruptions to the supply of electricity;

(b)	notify its customers at least once each year of the existence of the Priority Service Register and of how they may be included on it; and

(c)

maintain the Priority Service Register, comprising the relevant details of each customer who requests (or, in the case of a customer supplied by a private electricity supplier, whose supplier requests) his inclusion on it and:

(i)	give to those of its own customers so registered, in respect of the matters set out at paragraph 1; and

(ii)	give to all customers so registered, in respect of interruptions to the supply of electricity,

such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice.

3.	This Condition is subject to the provisions of Condition 23A.

Condition 20A. Code of practice on procedures with respect to site access

1.

The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the principles and procedures the Licensee will follow in respect of any person acting on its behalf who requires access to customers’premises.

2.	The code of practice shall include procedures calculated to ensure that persons visiting customers’premises on behalf of the Licensee:

(a)	possess the skills necessary to perform the required duties;

(b)	are readily identifiable to members of the public;

(c)	use passwords provided for vulnerable customers;

(d)	are appropriate persons to visit and enter customers’ premises; and

(e)	are able to inform customers, on request, of a contact point for help and advice they may require in relation to the supply of electricity.

3.	This Condition is subject to the provisions of Condition 23A.

Condition 21. Standards of performance

1.

The Licensee shall conduct its Supply and Distribution Businesses in the manner which it reasonably considers to be best calculated to achieve any standards of overall performance or standards of performance in connection with the promotion of the efficient use of electricity by customers, as may be determined by the Director pursuant to Sections 40 and 41 respectively of the Act.

2.

The Licensee shall not enter into a use of system agreement with any Electricity Supplier that does not provide for the Licensee to make payments in respect of the performance of the Distribution Business to the Electricity Supplier for the benefit of any customer of that Electricity Supplier equivalent to such sums as would have been paid pursuant to the standards of performance prescribed by the Director in accordance with regulations made under Section 39 of the Act had that customer been a tariff customer of the Licensee in those situations where the Licensee would have been obliged to make such a payment.

3.	In making payments in accordance with any standards of performance or in accordance with paragraph 2, the Licensee shall not discriminate:

(a)	between any persons or class or classes thereof; or

(b)	as between the Licensee and any persons or class or classes thereof.

Condition 22: Efficient use of electricity

1.

The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice setting out the ways in which the Licensee will make available to customers such guidance on the efficient use of electricity, in each case given or prepared by a suitably qualified person, as will, in the opinion of the Licensee enable customers to make informed judgments on measures to improve the efficiency with which they use the electricity supplied to them.

2.	The code of practice shall include, but shall not be limited to:

(a)

the preparation and making available free of charge to any customer who requests it of a statement, in a form approved by the Director, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

(b)

the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service; and

(c)

the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the Licensee is aware of the same) outside the Licensee’s organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from central or local Government or through bodies in receipt of financial support from Government in connection with measures to promote the efficiency of energy use.

3.	Where the Director (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the Licensee shall:

(a)	review and prepare a revision of the code of practice;

(b)	take steps to bring to the attention of customers information on the efficient use of electricity supplied to them; and

(c)	send to each customer a copy of any information in relation to the efficient use of electricity published by the Director pursuant to Section 48 of the Act in such manner and at such times as will comply with those directions.

4.	This Condition is subject to the provisions of Condition 23A.

Condition 23. Complaint handling procedure

1.

The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the procedure for handling complaints from customers about the manner in which the Licensee conducts its Supply and Distribution Businesses.

2.	Any procedure established in accordance with this Condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.	This Condition is subject to the provisions of Condition 23A.

Condition 23A: Preparation, review of and compliance with customer service codes

1.	This Condition applies to any code of practice required to be prepared by the Licensee pursuant to Conditions 18, 18A, 19A, 20, 20A, 22 and 23 of this Licence.

2.

In first preparing such a code the Licensee shall, prior to submitting that code to the Director, consult the Relevant Consumers’ Committee and shall have regard to any representations made by the committee about such code or the manner in which it is likely to be operated.

3.

Where before the expiry of 30 days of the Licensee first submitting such code to the Director for his approval the Director notifies the Licensee that the Director considers the code is not sufficient for the purposes of meeting the requirements of this Licence, the Licensee shall forthwith make such changes as the Director may require.

4.

The Licensee shall, whenever requested to do so by the Director, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5.

In carrying out any such review the Licensee shall consult the Relevant Consumers’ Committee and shall have regard to any representations made by it about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6.

The Licensee shall submit any revision of such code which, after consulting the Relevant Consumers’ Committee in accordance with paragraph 5, it wishes to make, to the Director for his approval and following his approval in writing shall then revise the code.

7.	The Licensee shall:

(a)

as soon as practicable following the preparation of any code or any revision made to it send to the Director and the Relevant Consumers’ Committee a copy of such code or such revision (in each case in the form approved by the Director);

(b)

at least once in each year, draw the attention of those of its customers to whom such code applies to the existence of the code and of each substantive revision of it and to the means by which they may inspect a copy of such code in its latest form; and

(c)	give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8.	No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9.

The Licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this Condition applies and approved by the Director or any revision to such code approved by the Director.

Condition 23B. Information given to Designated Customers

1.

The Licensee shall keep each of its Designated Customers (save insofar as he receives an unmetered supply) informed of the amount of electricity which, since he was last informed, its records show as having been consumed by that customer:

(a)	according to the meter through which he is supplied; or

(b)	where no meter reading is available, according to the estimate of the Licensee.

2.	The Licensee shall keep each of its Designated Customers informed:

(a)	that the Relevant Consumers’ Committee or the Director can assist in resolving complaints which the Licensee has not resolved to the customer’s satisfaction; and

(b)	of how the appropriate office of the Committee or the Director can be contacted.

3.

The Licensee may discharge its duties under paragraphs 1 and 2 by providing the relevant information on or with each bill or statement given to a customer in respect of charges for the supply of electricity, and annually to each customer to whom no such bills or statements are rendered.

Condition 23C. Publication of information to customers

1.

Subject to paragraph 5, the Licensee shall by 31 December 1997 inform each customer of a number or numbers (“the Supply Number(s)”) relevant to the registration, under the Master Registration Agreement, of a supplier of electricity to the premises owned or occupied by such customer.

2.

The Licensee shall, at the same time as it informs a customer of the relevant Supply Number in accordance with paragraph 1, send to that customer a statement in writing which provides a clear and sufficient explanation of the nature and function of the Supply Number, such statement having received the prior approval of the Director.

3.	The Supply Number shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall:

(a)	have the number of digits specified in a direction issued by the Director;

(b)	be approved by the Director; and

(c)	be used by the Licensee in common with all Electricity Suppliers.

4.	Subject to paragraph 5, the Licensee shall inform each of its customers of the Supply Number relevant to such customer:

(a)	in a form in accordance with the terms of a direction issued by the Director, on each bill or statement given to the customer in relation to the supply of electricity; and

(b)	annually where the customer does not receive such a bill or statement.

5.	The Director may issue a direction relieving the Licensee of its obligation under paragraphs 1 and 4 to such extent and subject to such terms and conditions as he may specify in that direction.

Condition 24. Relations with the Relevant Consumers’ Committee

1.	The Licensee shall meet with the Relevant Consumers’ Committee whenever requested to do so by that committee, up to a maximum of six times in every year during the period of this Licence.

2.	Without prejudice to paragraph 1, the Licensee shall meet the Relevant Consumers’ Committee at least once in every year during the period of this Licence.

3.	In at least one meeting with the Relevant Consumers’ Committee in every year during the period of this Licence, the Licensee shall be represented by one or more directors of the Licensee.

Condition 25. Health and safety of employees

1.

The Licensee shall, together with all other licensees, consult with appropriate representatives of persons employed by itself and by those licensees in order to establish and maintain an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of such persons.

2.	In this Condition:

’licensees’	means all holders of licences granted under Section 6(1)(a), 6(1)(b), 6(1)(c) and 6(2) of the Act.

Condition 26. [No longer used]

Condition 27. Disposal of relevant assets

1.	The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2.

Save as provided in paragraph 3, the Licensee shall give to the Director not less than two months’ prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3.	Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

(a)	where:

(i)	the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to:

(aa)	transactions of a specified description; or

(bb)	the disposal of or relinquishment of operational control over relevant assets of a specified description; and

(ii)	the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject;

(b)	where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

4.	Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

(a)

the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

(b)	the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.	Without prejudice to paragraphs 1 to 4, the Licensee shall not after 17 September 1999 without the written consent of the Director after the disclosure of all material facts;

(a)

create any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or guarantee any liability or obligation of another person otherwise than:

(i)	on an arm’s length basis;

(ii)	on normal commercial terms;

(iii)	for a Permitted Purpose; and

(iv)	(if the transaction is within the ambit of paragraph 1) in accordance with paragraphs 3 and 4;

(b)	transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the Licensee otherwise than by way of:

(i)	a dividend or other distribution out of distributable reserves;

(ii)	repayment of capital;

(iii)	payment properly due for any goods, services or assets provided on an arm’s length basis and on normal commercial terms;

(iv)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis and on normal commercial terms;

(v)	repayment of or payment of interest on a loan not prohibited by sub-paragraph (a);

(vi)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received;

(vii)	a transfer for the purpose of satisfying paragraph 3 of Condition 2A;

(viii)	an acquisition of shares in conformity with paragraph 2 of Condition 2A made on an arm’s length basis and on normal commercial terms.

(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation; or

(d)

continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at 17 September 1999 save that the Licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

(e)

the provisions of sub-paragraphs (c) and (d) of this paragraph shall not prevent the Licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a) of this paragraph.

6.	In this Condition:

“cross-default obligation”

means a term of any agreement or arrangement whereby the Licensee’s liability to pay or repay any debt or other sum arises or is increased or accelerated or is capable of arising, increasing or of acceleration by reason of a default (howsoever such default may be described or defined) by any person other than the Licensee, unless:

(i)	that liability can arise only as the result of a default by a subsidiary of the Licensee, and

(ii)	the Licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors, and

(iii)	that subsidiary carries on business only for a purpose within sub-paragraphs (a) or (c) of the definition of Permitted Purpose.

“disposal”

includes any sale, gift, lease, licence, loan, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition to a third party, and “dispose” shall be construed accordingly.

“indebtedness”

means all liabilities now or hereafter due, owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

“relevant asset”

means any asset for the time being forming part of the Licensee’s Distribution System, any control centre for use in conjunction therewith and any legal or beneficial interest in land upon which any of the foregoing is situate.

Condition 28. Provision of information to the Director

1.

Subject to paragraphs 6 and 7, the Licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

(a)	the functions assigned to him by or under the Act; and

(b)	any functions transferred to him under the Act.

2.

The Licensee shall procure from each company or other person which is at any time an ultimate holding company of the Licensee a legally enforceable undertaking in favour of the Licensee in the form specified by the Director that that ultimate holding company (“the Covenantor”) will give to the Licensee, and will procure that each subsidiary of the Covenantor (other than the Licensee and its subsidiaries) will give to the Licensee, all such information as may be necessary to enable the Licensee to comply fully with the obligations imposed on it in paragraph 1. Such undertaking shall be obtained within seven days of the company or other person in question becoming an ultimate holding company and remain in force for as long as the Licensee remains the holder of this Licence and the Covenantor remains an ultimate holding company of the Licensee.

3.	The Licensee shall deliver to the Director evidence (including a copy of each such undertaking) that the Licensee has complied with its obligation to procure undertakings pursuant to paragraph 2.

4.

The Licensee shall not, save with the consent in writing of the Director, enter (directly or indirectly) into any agreement or arrangement with any ultimate holding company of the Licensee or any of the subsidiaries of such ultimate holding company (other than the subsidiaries of the Licensee) at a time when:

(i)	an undertaking complying with paragraph 2 is not in place in relation to that ultimate holding company; or

(ii)	there is an unremedied breach of such undertaking.

5.

Without prejudice to the generality of paragraph 1, the Director may call for the furnishing of accounting information which is more extensive than or differs from that required to be prepared and supplied to the Director under Condition 2.

6.	The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

7.

The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

8.	The power of the Director to call for information under paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

9.

The Licensee shall, if so requested by the Director, give reasoned comments on the accuracy and text of any information and advice (so far as relating to the Supply and Distribution Businesses) which the Director proposes to publish pursuant to Section 48 of the Act.

10.

In this Condition “information” shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

Condition 29. Payment of fees

1.	The Licensee shall, at the times stated hereunder, pay to the Secretary of State fees of the amount specified in, or determined under, this Condition.

2.	In respect of the year beginning on 1 April 1991 and in each subsequent year, the Licensee shall pay to the Secretary of State a fee which is the aggregate of the following amounts:

(a)

an amount which is a proportion as determined by the Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the Licensee, as likely to be his total costs during the coming year;

(b)

the amount (or, where the Relevant Consumers’ Committee in question is the consumers’ committee for more than one public electricity supplier, the amount which is a proportion as determined by the Director, according to a method which has previously been disclosed in writing to the Licensee, of such amount) estimated by the Director (having regard to any statement under paragraph 8(2) of Schedule 2 to the Act) as being likely to be the costs during the coming year of the Relevant Consumers’ Committee in the exercise of the functions assigned to it by or under the Act and any other such functions as it has been or may be required to exercise by the Director;

(c)

an amount which is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Competition Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Competition Commission in connection with references made to it under section 12 of the Act with respect to this Licence or any other licence issued under section 6(1)(c) of the Act; and

(d)	the difference (being a positive or a negative amount), if any, between:

(i)	the amount of the fee paid by the Licensee in respect of the year immediately preceding the 1st April in question; and

(ii)	the amount which that fee would have been in respect of that year had the amounts comprised therein been calculated by reference to:

(aa)	in the case of sub-paragraph 2(a), the actual total costs of the Director during that year and the proportion thereof attributable to the Licensee; and

(bb)	in the case of sub-paragraph 2(b), the actual total costs of the Relevant Consumers’ Committee during that year and where appropriate, the proportion thereof attributable to the Licensee,

(such costs being apportioned in each case as determined by the Director according to a method previously disclosed in writing to the Licensee),

and the fee shall be paid by the Licensee to the Secretary of State within one month of the Director giving notice to the Licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.

Condition 30. Designated Premises

1.	For the purposes of this Licence, the question whether any premises are “Designated Premises” shall be determined in accordance with the provisions of this Condition.

2.	Premises are Designated Premises if they are either:

(a)	Domestic Premises; or

(b)

premises at which, in the reasonable expectation of the Licensee at the time of entering into a contract for the supply of electricity to such premises, the normal annual consumption of electricity will amount to no more than 12,000 kWh, but excluding premises referred to at sub-paragraph (b) which receive an unmetered supply, or which are supplied through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

3.

For the purposes of this Condition, a “multi-site contract” is a contract for the supply of electricity both to any premises which do not fall within the terms of sub-paragraphs 2(a) or (b) and to one or more other premises (not being Domestic Premises), all of which premises are owned or occupied by:

(a)	the same person or body of persons whether corporate or unincorporate; or

(b)

an undertaking (the “principal undertaking”) and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

4.

Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were not Designated Premises at the time at which the Licensee entered into a contract for their supply shall, notwithstanding subsequent changes to the nature or level of the consumption of electricity at those premises, not become Designated Premises for the purposes of this Licence prior to the time at which they cease to be supplied by the Licensee.

5.

Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were Designated Premises at the time at which the Licensee entered into a contract for their supply shall cease to be Designated Premises for the purposes of this Licence where:

(a)	they have been continuously supplied by the Licensee for a period of at least 12 months and:

(i)	they are not, or are no longer, Domestic Premises; and

(ii)	it is reasonably to be expected that the normal annual consumption of electricity at the premises will amount to more than 12,000 kWh; or

(b)

(not being, or being no longer, Domestic Premises) the premises commence receipt of an unmetered supply or a supply through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

6.	In this Condition:

“maximum demand metering equipment”	means metering equipment which is capable of recording the demand for electricity supplied to premises during the half hour of maximum demand in any period of supply.

Condition 31. Terms for supply of electricity incompatible with Licence Conditions

1.

Without prejudice to its rights and obligations under the Act, the Licensee shall not enter into, offer to enter into or enter into a variation of any contract for the supply of electricity to a customer at Designated Premises otherwise than on terms which comply with the Licensee’s obligations under this Licence.

2.

The Licensee shall not enforce or take advantage of any term of a contract for the supply of electricity to a customer at Designated Premises if the inclusion of that term was in breach of the provisions of this Licence.

3.

The Licensee shall not take advantage of the omission of any term from a contract for the supply of electricity to a customer at Designated Premises if the omission of that term was in breach of the provisions of this Licence.

Condition 32. Limitation on requirements for termination fees

1.

Where the Licensee enters into any Designated Supply Contract in the circumstances set out at paragraph 2 it may not in such contract provide for the payment of any termination fee by the Designated Customer.

2.

Paragraph 1 applies in respect of any Designated Supply Contract entered into prior to the date which is 90 days following the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the licence held by any Second Tier Supplier, in relation to the supply of electricity to all premises within the authorised area.

Condition 33. Revision of the Contract Terms Conditions

1.

The Director, in accordance with the provisions of this Condition, may from time to time review (in whole or in part) the provisions and operation of the Contract Terms Conditions in the licences of all Electricity Suppliers with a view to establishing whether any revision should be made to the Contract Terms Conditions in all such licences.

2.	At the commencement of any review by the Director, the Director shall:

(a)

give to all Relevant Parties a notice in writing which sets out the terms of the review and of any proposals in connection therewith and which invites the submission of any representations by a specified date (being not less than 28 days after the date of the notice); and

(b)	publish such notice or an accurate summary of it in a manner which will, in the opinion of the Director, secure adequate publicity for it.

3.	On receiving from the Director notice of such a review the Licensee may submit any representations on matters within the terms of the review by the date specified in the notice.

4.

As soon as practicable following the completion of any such review, the Director shall send to each Relevant Party, and to any person who has made representations to him by virtue of the notice published under sub-paragraph 2(b), a copy of:

(a)	a report on the outcome of such review;

(b)	any revisions which he proposes to make, having regard to any representations received during such review, to the Contract Terms Conditions in the licences of all Electricity Suppliers;

(c)	a statement of his reasons for proposing those revisions; and

(d)

a notice specifying the time (being not less than 28 days from the date the Director issues the notice) within which Electricity Suppliers which are entitled to supply electricity to Designated Premises shall state whether or not they consent to the proposed revisions to the Contract Terms Conditions in their licences.

5.

A revision proposed to be made by the Director to the Contract Terms Conditions of all Electricity Suppliers may be made only where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent.

6.	The figure determined in accordance with this paragraph shall be calculated under the following formula:

C x 100 C+N

where:

C =	the number of Designated Premises supplied on contract by consenting Electricity Suppliers; and

N =	the number of Designated Premises supplied on contract by non - consenting Electricity Suppliers as estimated (in each case) by the Director on the basis of the information most recently available to him.

7.	The figure determined in accordance with this paragraph shall be calculated under the following formula:

C x 100 C+N

where:

C =	the number of consenting Electricity Suppliers; and

N =	the number of non-consenting Electricity Suppliers.

8.

In paragraphs 6 and 7 the expressions “consenting”and “non-consenting” refer (as the case may be) to the consent or otherwise of Electricity Suppliers which are entitled to supply electricity to Designated Premises to the proposed revision to the Contract Terms Conditions in their licences.

9.

Where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent the Director may amend the Contract Terms Conditions of the Licensee in accordance with the proposed revision.

10.	No revision made to the Contract Terms Conditions by virtue of this Condition may introduce an obligation in respect of any matter other than one which:

(a)	is provided for, or is reasonably ancillary to a matter provided for, under the Contract Terms Conditions on the date on which such Conditions come into force;

(b)	concerns the terms of contracts offered or entered into by the Licensee for the supply of electricity to Designated Premises; or

(c)	concerns any dealings with customers by or on behalf of the Licensee prior to and for the purpose of offering or entering into contracts for the supply of electricity to Designated Premises.

11.	In this Condition:

“Relevant Parties”

means the Licensee, all other Electricity Suppliers, the Electricity Consumers’ Committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected by a revision to the Contract Terms Conditions.

SECTION C. THE CONTRACT TERMS CONDITIONS

Condition 34. Designated Supply Contracts

1.	A Designated Supply Contract is a contract for the supply of electricity to Designated Premises, as varied from time to time, which complies with the provisions of this Condition.

2.	Without prejudice to its rights and obligations under the Act, the Licensee shall not supply electricity to Designated Premises on contract except under a Designated Supply Contract.

3.	A Designated Supply Contract shall:

(a)	be in a standard form, save that there may be different forms for different areas, cases and circumstances;

(b)	set out all the terms and conditions, including terms as to price, on which the Licensee will supply electricity in the relevant case; and

(c)	contain terms reflecting the termination provisions of Conditions 38 and 39.

4.	Any Designated Supply Contract for both the supply of electricity and the provision of goods or services shall identify separately the charge for that supply from the charge for the goods or services.

5.

Where a Designated Supply Contract may be terminated by a customer by virtue of any provision included in that contract in compliance with Conditions 38 and 39, the Licensee may at its discretion accept a lesser period of notice than is specified in that provision.

6.

Nothing in this Licence shall prevent the Licensee from entering into a Designated Supply Contract which contains provisions for its termination that are additional to and do not derogate from those set out at Conditions 38 and 39.

Condition 35: Contractual terms

1.

Where the Licensee offers to supply electricity to Domestic Premises under Designated Supply Contracts, it shall have available forms of Designated Supply Contract which provide for the payment of charges for electricity supplied to Domestic Premises:

(a)	by prepayment through a prepayment meter;

(b)	by different methods, including:

(i)	by cash, at such places and to such persons as are reasonable in all the circumstances; and

(ii)	by cheque, and

(c)	at a reasonable range of different intervals, including:

(i)	paying twice-monthly or fortnightly or more regularly, such sums as agreed;

(ii)	paying monthly a predetermined sum; and

(iii)	paying quarterly in arrears.

2.

Before entering into any contract to supply electricity to Domestic Premises (other than through a prepayment meter) the Licensee shall inform the customer of and offer to enter into Designated Supply Contracts which comply with sub-paragraphs 1(b) and (c).

3.	The Licensee shall process all requests for a supply of electricity to Designated Premises without undue preference or undue discrimination.

4.	The Licensee shall send copies of each of the forms of Designated Supply Contract (as revised from time to time) under which it supplies or offers to supply electricity:

(a)	on receipt of a request, to any person; and

(b)	not later than the date on which it first offers to supply electricity under each such form of Designated Supply Contract (or revision thereof), to the Director.

5.	The Licensee shall prepare, in respect of each form of Designated Supply Contract:

(a)	a document which sets out an accurate summary of the Principal Terms of that form of Designated Supply Contract; and

(b)	particulars of inducements offered to any person entering into such a contract which might reasonably be expected materially to influence the decision whether or not to enter into it.

6.

The Licensee shall publish the documents and particulars referred to at paragraph 5 in a manner that will in the opinion of the Licensee secure adequate publicity for them, and shall send copies of them to the Director no later than the date on which they are published.

Condition 36. Notification of terms

1.	Before entering into any Designated Supply Contract the Licensee shall take all reasonable steps to draw the attention of the customer to the Principal Terms of the contract.

2.

Where the Licensee has entered into a Designated Supply Contract it shall (except where it has already done so) provide the customer within 2 working days of the date of the contract with a copy of its full terms and conditions.

3.	Subject to paragraph 4 the Licensee shall, at least 30 days before any Designated Supply Contract to supply electricity for a specified period is due to expire, send to the customer:

(a)	a written offer to enter into a new contract for supply from the date of expiry of the existing contract, drawing the attention of the customer to the Principal Terms relevant to that offer;

(b)	an accurate summary of the Principal Terms of other contracts which the Licensee will make available to the customer; and

(c)	details of how the customer can obtain continuity of supply from the Licensee.

4.	Paragraph 3 shall not apply where:

(a)	the customer has informed the Licensee that he does not wish to continue to be supplied by it after the expiry of the existing contract; or

(b)

it is not reasonable in all the circumstances for the Licensee to be required to continue to supply that customer and the Licensee has (at least 30 days before the contract was due to expire) both notified the customer to that effect and informed him that he must make arrangements to obtain a supply from another Electricity Supplier.

5.

Where a Designated Supply Contract allows for its unilateral variation (in any respect) by the Licensee and is so varied to the significant disadvantage of the customer, the Licensee shall within 10 days of the variation give to the customer written notice:

(a)	of the variation;

(b)	of the customer’s right to terminate the contract; and

(c)	of the effect of paragraph 6.

6.

Where a customer gives to the Licensee a valid notice of termination within 14 days of receiving notice under paragraph 5, the Licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

7.

Where the Licensee believes that any of its customers no longer occupies or is about to vacate Designated Premises to which it supplies electricity, it shall as soon as reasonably practicable provide any new occupier of those premises with an accurate summary of the Principal Terms of contracts it will make available to him.

Condition 37: Security deposits

1.	The Licensee shall not, in respect of the supply of electricity under any Designated Supply Contract, require a deposit:

(a)	where the customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the Licensee to provide such a meter; or

(b)	where it is otherwise unreasonable in all the circumstances to do so.

2.

Any deposit required of a Designated Customer may be 1 ½times the value of the average quarterly consumption of electricity reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3.	Where the Licensee requires a deposit from a Designated Customer it shall at the same time inform that customer of the effect of paragraphs 5 and 7.

4.

Where the Licensee holds any deposit for more than a month, it shall pay the customer simple interest on the deposit at the rate which is from time to time equivalent to the base rate of Barclays Bank Plc or, if there is no such base rate, not less than such base rate as the Director may designate for the purposes thereof.

5.	Subject to paragraph 6, any deposit given by a Designated Customer shall be repaid (with interest) by the Licensee:

(a)	within 14 days where, in the previous 12 months, the customer has paid all charges for electricity supplied within 28 days of each written demand made; or

(b)	as soon as reasonably practicable, and in any event within 1 month, where the Licensee has ceased to supply the customer and the customer has paid all charges for electricity supplied.

6.	Subparagraph 5(a) shall not apply where it is reasonable in all the circumstances for the Licensee to retain the deposit.

7.

Any dispute arising under this Condition between the Licensee and a Designated Customer may be referred by either party to the Director. The Director shall determine any such dispute, following such practice and procedure as he considers appropriate.

Condition 38. Termination of contracts on notice

1.	Each Designated Supply Contract shall contain a term allowing the customer to terminate such contract at any time by:

(a)	giving to the Licensee a valid notice of termination; and

(b)	subject to paragraph 6, paying to the Licensee on demand a termination fee.

2.

A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirements of paragraphs 3 and (unless the Licensee expressly agrees to waive it) 4 are satisfied.

3.	The requirement of this paragraph is that either:

(a)	another Electricity Supplier commences a supply of electricity to the relevant premises; or

(b)	the relevant premises are cut off because the customer at those premises has ceased to require a supply.

4.

The requirement of this paragraph is that no charges for electricity supplied to the customer (whether at the relevant premises or at any premises previously occupied by him), having been demanded in writing prior to the notice of termination being given, remain owing to the Licensee more than 28 days after that demand was made.

5.	Each Designated Supply Contract shall provide that a notice of termination which is not valid shall not be effective to terminate such contract.

6.	A termination fee shall not be demanded of a customer where:

(a)	the contract was terminated under any provision of Condition 39;

(b)	the contract was a contract of indefinite length, and was terminated other than during a fixed term period;

(c)

the Licensee notified the customer, under paragraph 5 of Condition 36, of a unilateral variation of the contract and the customer gave notice of termination in accordance with paragraph 6 of that Condition; or

(d)

the contract was a contract to which paragraph 4 of Condition 39 applied and the Licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the term set out at that paragraph.

7.	Where a termination fee is payable, it shall be of an amount not greater than that which the Licensee may in all the circumstances reasonably require.

Condition 39. Termination of contracts in specified circumstances

1.	Each Designated Supply Contract shall provide that the contract will terminate:

(a)	on the date on which the customer ceases to own or occupy the relevant premises, having given the Licensee at least 2 working days’notice of that date; or

(b)	where the customer has ceased to own or occupy the premises without giving the Licensee at least 2 working days’ notice, on the first in time of:

(i)	the second working day after he has given notice to the Licensee;

(ii)	the next day on which the meter is due to be read; and

(iii)	the date on which any subsequent owner or occupier enters into a contract or tariff agreement for the supply of electricity to the premises.

2.

Each Designated Supply Contract shall provide that where it is terminated by virtue of a term included in the contract in compliance with paragraph 1, the customer shall remain liable for any charges for the supply of electricity until the date of termination.

3.	Each Designated Supply Contract shall provide that it may be terminated immediately by either party at any time after the Director or the Secretary of State has revoked this Licence.

4.	Any Designated Supply Contract which:

(a)	provides for the Licensee to supply electricity for a specified period of more than 12 months; or

(b)	contains an initial fixed term period,

shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the contract.

5.	Where a Designated Supply Contract is for both the supply of electricity and the provision of goods or services:

(a)	any reference in the Contract Terms Conditions to its termination is a reference to its termination in respect of the supply of electricity alone; and

(b)

on its termination by virtue of any provision of the Contract Terms Conditions, the Licensee may require the customer to give any reasonable security for his future compliance with the contract for the provision of goods or services.

Condition 40. Assignment of outstanding charges

1.	This Condition shall apply where:

(a)	the Licensee has commenced the supply of electricity to Domestic Premises at which a supply was previously given to its customer by the Previous Supplier;

(b)	the customer has failed to pay, within 28 days of receiving a demand in writing, any charges due from him to the Previous Supplier for the supply of electricity at those premises;

(c)	that failure occurred after either the Previous Supplier was informed of the change of supplier or the Licensee commenced supply to the premises (whichever is the earlier);

(d)	the Previous Supplier has given written notice to the customer that it proposes to assign the debt to the Licensee, which may be entitled to reclaim from him its costs in recovering the debt; and

(e)	the Licensee has received from the Previous Supplier a notice in accordance with paragraph 2.

2.	A notice in accordance with this paragraph is one which:

(a)	is given at least 14 days after the notice referred to at subparagraph 1(d) and is received by the Licensee within 90 days of it commencing a supply to the premises;

(b)	specifies the amount of the debt which remains unpaid;

(c)	states that the Previous Supplier has used all reasonable endeavours to recover the debt, which remains unpaid at least 42 days after being demanded in writing; and

(d)

states that the Previous Supplier intends to assign to the Licensee the debt, up to a maximum sum of one-third of the value (calculated in accordance with the charges of the Previous Supplier to the customer immediately before it ceased to supply him) of the average annual consumption reasonably expected of the customer.

3.

Where this Condition applies the Licensee shall, within 60 days of receiving a notice under paragraph 2 and in consideration of the assignment of the debt, pay to the Previous Supplier the sum specified under subparagraph 2(d) (less, where they cannot be reclaimed from the customer, its reasonable costs of recovering that debt).

4.	For the purposes of this Condition, a customer shall not be regarded as being in debt to the Previous Supplier to the extent to which that debt is genuinely in dispute.

5.	In this Condition:

“Previous Supplier”	means, in relation to any premises, the Electricity Supplier which supplied electricity to those premises immediately prior to the commencement of supply by the Licensee.

Condition 41. Modification of provisions under Conditions 38 and 40

1.	In this Condition, the “relevant provisions” are the provisions of paragraph 4 of Condition 38 and Condition 40 of this Licence (or any of them).

2.

Where the Director considers (having regard to any representations made to him) that in any specified class of cases the relevant provisions do not fulfil the requirements of paragraph 4, he may direct that they shall cease to have effect in that class of cases.

3.

Where a direction under paragraph 2 has been made and the Director considers (having regard to any representations made to him) that in the specified class of cases the relevant provisions would fulfil the requirements of paragraph 4, he may direct that they shall again have effect in those cases.

4.	The requirements of this paragraph are that, in the specified class of cases, the operation of the relevant provisions:

(a)	significantly reduces the number of unrecovered debts otherwise to be expected; or

(b)	involves expenditure in debt recovery which is less than the reduction in the value of unrecovered debts which it achieves.

5.	Any direction under paragraphs 2 or 3 shall be made by a notice given to the Relevant Parties which shall specify:

(a)	the relevant provisions to which it applies;

(b)	the class of cases to which it applies; and

(c)	the date on which it shall have effect (being, in a direction under paragraph 3, at least 3 months after the notice is given).

6.	In this Condition:

“Relevant Parties”

means the Licensee, all other Electricity Suppliers, the Electricity Consumers’Committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected by a revision to the relevant provisions.

Condition 42. Marketing of electricity to Designated Customers

1.	This Condition applies to the marketing activities of the Licensee in respect of the supply or the proposed supply of electricity to the Designated Premises.

2.	This Condition shall cease to have effect on a date (the “termination date”) which shall be 31 March 2000[1] , provided that:

(a)

if the Director, after consultation with the Licensee, all other Electricity Suppliers, the electricity consumers’committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected, gives notice for the purposes of this Condition generally:

(i)	by publishing the notice in such a manner as the Director considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it; and

(ii)	by sending a copy of the notice to all Electricity Suppliers and electricity consumers’committees,

that he considers that the development of competition in electricity supply is such as to require the continuation of any part of this Condition until such date - not later than two years from the termination date - as may be specified in the notice (the “new termination date”), then such part of this Condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

[1] "Notice substituting a new termination date of 31 March 2002 for the previous date of 31 March 2000 was served on 15 March 2000.&#quot;

(b)	notice under subparagraph (a) may be given on more than one occasion.

3.	The Licensee shall:

(a)

set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with Designated Customers for the purposes of the marketing activities of the Licensee;

(b)	take all reasonable steps to ensure that each such person is trained so as to have a sufficient understanding of:

(i)	the arrangements for competition in electricity supply in England &Wales; and

(ii)	the Principal Terms of Designated Supply Contracts made available by the Licensee;

such that any relevant advice given by him to Designated Customers is not misleading;

(c)	take all reasonable steps to ensure that:

(i)	a Designated Customer may readily identify the Licensee whenever he is contacted by a representative of the Licensee; and

(ii)	any unsolicited contact made on behalf of the Licensee with any Designated Customer takes place at a reasonable time; and

(d)	take all reasonable steps to ensure that any agents or sub-contractors of the Licensee set up equivalent procedures and take equivalent steps to those set out at sub-paragraphs (a), (b) and (c).

4.

Where a contract has been entered into by a Designated Customer in the course either of a visit to his premises by a representative of the Licensee or of a telephone conversation between him and a representative of the Licensee, the Licensee shall, through a representative who is not engaged in activities leading to the making of contracts between the Licensee and customers, and not less than 24 hours nor more than 14 days after the date of the contract:

(a)	use its reasonable endeavours to contact the customer by telephone or by letter seeking his confirmation that:

(i)	he understands that he has entered into an electricity supply contract;

(ii)	he is content to have entered into that contract; and

(iii)	he is content with the way in which the marketing activities of the Licensee were conducted;

(b)

if in the course of such telephone contact, or within a reasonable period of the despatch of such a letter, the customer indicates that he is not content to have entered into the contract and wishes to terminate it, take all reasonable steps to ensure that the contract is terminated and, where reasonably practicable, that the Licensee does not commence a supply to the customer; and

(c)

if the response of the customer, alone or when considered with the responses of other customers, suggests weaknesses in the methods, systems or personnel employed or engaged by the Licensee or its agents or sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5.

Where, by virtue of any Designated Supply Contract, electricity is not to be supplied to premises before the expiry of 60 days after the date of the contract, the Licensee shall take reasonable steps during the period after that date and prior to the commencement of supply to keep the customer informed that he has entered into an electricity supply contract with the Licensee.

6.

The complaint handling procedures to be established by the Licensee in accordance with Condition 23 shall provide in appropriate cases for the payment of compensation to Designated Customers adversely affected by failure by the Licensee to perform its obligations under this Condition.

7.	The Licensee shall keep a record of its compliance with its obligations under this Condition including-

(a)	the contacting of customers in pursuance of subparagraph 4(a) and the response of customers to such contact;

(b)	the termination of contracts in pursuance of subparagraph 4(b); and

(c)	compensation paid in pursuance of paragraph 6.

8.

Except as the Director may for the purposes of this Condition determine, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, the Licensee shall submit to the Director and to all Relevant Electricity Consumers’Committees a report dealing with the matters specified in paragraph 7 in that period and shall:

(a)	publish the report so submitted in such manner as will in the opinion of the Licensee secure adequate publicity for it; and

(b)	send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

9.

Reports in pursuance of paragraph 8 shall be presented by the Licensee, in so far as is reasonably practicable, in a standard format submitted to and approved by the Director for the purposes of this Condition.

10.	Except as the Director may approve:

(a)

for the purpose of protecting the interests of any Designated Customer who, prior to the date on which this Condition came into force, may have made a payment in advance with a view to arranging a supply of electricity; or

(b)	where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

the Licensee shall not enter into any commercial relations connected with the supply of electricity to Designated Premises with any person who has sought, after the coming into force of this Condition, payment in advance (other than a security deposit) from any Designated Customer with a view to arranging a supply of electricity, and the Licensee shall not enter into a contract for the supply of electricity to any such customer made through the agency (either for the Licensee or for any customer) of such a person.

11.	In this Condition:

“marketing activities”

means any activities of the Licensee directed at or incidental to the identification of and communication with Designated Customers supplied or to be supplied with electricity by the Licensee, and includes entering into contracts with such customers.

“representative”	in relation to the Licensee, means any person directly or indirectly authorised to represent the Licensee in its dealings with customers.

Schedule 1. Description of authorised area

The authorised area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the “Additional Premises”) but shall not include those premises listed in List B (the “Excluded Premises”).

A:	ADDITIONAL PREMISES

None

B:	EXCLUDED PREMISES

(a)	TO BE SUPPLIED BY NORWEB PLC

Address	Grid Ref:

Halsall Lane Pumping Station	SD 4080 0864

Halsall Lane

Ormskirk

L39 3AT

Schedule 2. Terms as to revocation

1.	The Secretary of State may at any time revoke this Licence by not less than 30 days’notice in writing to the Licensee:

(a)	if the Licensee agrees in writing with the Secretary of State that this Licence should be revoked;

(b)

if any amount payable under Condition 29 is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Secretary of State has given the Licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

(c)

if the Licensee fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Secretary of State within three months after the Secretary of State has given notice of such failure to the Licensee. Provided that no such notice shall be given by the Secretary of State before the expiration of the period within which an application under Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

(d)	if the Licensee fails to comply with any order made by the Secretary of State under Section 56, 73, 74 or 89 of the Fair Trading Act 1973 or under Section 10(2)(a) of the Competition Act 1980;

(e)	if the Licensee ceases to carry on its business as a public electricity supplier:

(f)	if the Licensee:

(i)

is unable to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) or any voluntary arrangement is proposed in relation to it under Section 1 of that Act or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Secretary of State);

(ii)

has a receiver (which expression shall include an administrative receiver within the meaning of Section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(iii)	has an administration order under Section 8 of the Insolvency Act 1986 made in relation to it;

(iv)	passes any resolution for winding-up other than a resolution previously approved in writing by the Secretary of State; or

(v)	becomes subject to an order by the High Court for winding-up; or

(g)	if the Licensee is convicted of having committed an offence under Section 59 of the Act in making its application for this Licence.

2.

For the purposes of paragraph 1(f)(i) of this Schedule Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for “£750”there was substituted “£ 250,000”or such higher figure as the Director may from time to time determine by notice in writing to the Secretary of State and the Licensee.

3.

The Licensee shall not be deemed to be unable to pay its debts for the purposes of paragraph 1(f)(i) of this Schedule if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Secretary of State under paragraph 1 of the Schedule.

4.	The provisions of Section 109 of the Act shall apply for the purposes of the service of any notice under this Schedule.

Schedule 3. Supplementary provisions of the charge restriction conditions

Part A. Principles for Attribution

General Principles

A1.

Where for the purposes of the charge restriction conditions, a share of costs borne by the Licensee requires to be attributed to any part of the market, the Licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the Licensee in supplying that part of the market, are so attributed.

A2.	The following paragraphs of this Part of Schedule 3 are without prejudice to paragraph A1.

Fossil Fuel Levy and payments in lieu thereof

A3.

The fossil fuel levy requiring to be attributed to supplies to Designated Customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made. Amounts in lieu of the fossil fuel levy in respect of purchases of electricity other than leviable electricity requiring to be calculated and then attributed to supplies to Designated Customers in any relevant year for the purposes of Condition 3B shall:

(a)	be calculated as being such amounts as correspond to the lesser of:

(i)

the premium actually payable (measured on an accruals basis) by the Licensee during the relevant year on purchases of electricity other than leviable electricity as representing the benefit to the Licensee of being able to treat such electricity as being other than leviable electricity for the purposes of Section 33 of the Act and Regulations thereunder; and

(ii)

the additional amount that would have been payable (measured on an accruals basis) by the Licensee in respect of the fossil fuel levy pursuant to Regulations made under Section 33 of the Act had such electricity been leviable electricity; and

(b)

be attributed to supplies to Designated Customers pro rata to the amount which the quantity supplied to Designated Customers bears to the total quantity supplied (in each case in the relevant year in respect of which the attribution falls to be made) or on the basis of the amount referred to in paragraph (a) incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made or on such other basis of attribution as the Licensee shall previously have agreed with the Director.

Transmission connection point charges and remote transmission asset rentals

A4.

The transmission connection point charges and remote transmission asset rentals requiring to be attributed between the regulated quantity distributed and other quantities distributed shall be attributed in proportion to the transmission connection point and remote transmission asset capacity required for the purpose of distributing those quantities.

Distribution losses

A5.

Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the Licensee for the purpose of supply to premises outside the licensee’s authorised area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors referred to at subparagraph (b) of paragraph 3 of Condition 8.

Information to be provided by Licensee

A6.

The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy, amounts in lieu thereof, the transmission connection point charges, the remote transmission asset rentals and of distribution losses was made in accordance with the provisions of this Part of Schedule 3, accompanied (where appropriate) by

(i)	a statement of the total amounts attributed to regulated Designated Customers and other customers; and

(ii)	copies of statements prepared under paragraph 2 of Condition 3E and an explanation of the basis therefore.

A7.

Where the Director is satisfied that the basis of calculation or attribution (as the case may be) used by the Licensee is not in conformity with paragraph A1, the Director may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the Licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in those directions.

Part B. EHV premises

B1.	EHV premises shall comprise:

(a)

in relation to premises connected to the Licensee’s Distribution System as at the date this licence enters into force, those premises specified in the list of EHV premises notified in writing to the Director by the Licensee within twenty-eight days after this licence enters into force; and

(b)

in relation to premises connected to the Licensee’s Distribution System which are either first connected or (having been previously connected) have had their connections materially altered following the date this licence enters into force, means premises connected to the Licensee’s Distribution System as a voltage at or higher than 22 kilovolts or at a sub-station with a primary voltage of 66 kilovolts or above.

B2.

The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement listing any changes in the premises falling to be treated as EHV premises.

B3.

Where the Director is satisfied that any premises treated by the Licensee as EHV premises should not in conformity with subparagraph B1(b) above be so treated, the Director may issue directions to that effect, and such premises shall cease to be treated as EHV premises from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in those directions.

Part C. Excluded services

Distribution Business

C1.	There may be treated as excluded services provided by the Licensee in its Distribution Business such services in respect of which charges are made which:

(a)	do not fall within paragraph C2 of this Part; and

(b)	may (subject to paragraph C9) be determined by the Licensee as falling under one of the principles set out in paragraphs C3 to C6 of this Part.

C2.

No service provided by the Licensee as part of its Distribution Business shall be treated as an excluded service in so far as it consists of the provision of services remunerated under the use of system charges in accordance with paragraph 4 of Condition 8 including (without prejudice to the foregoing):

(i)	(subject to paragraph C3 of this Part) the transport of electricity;

(ii)	the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

(iii)

the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the Licensee to comply with Conditions 9, 11 and 13, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Distribution Business; and

(iv)	(subject to paragraph C5 of this Part) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).

C3.	The Licensee may treat as being an excluded service for the purposes of its Distribution Business the transport of:

(a)	units of electricity not consumed in the licensee’s authorised area; or

(b)

EHV units, provided that the Licensee’s charges for the distribution of such units do not exceed the charging rates underlying the information as to EHV revenue and EHV units distributed given by the Licensee to the Director and used by him for the purposes of setting the term PUM in Condition 3A, subject only to such adjustments as may be appropriate in the reasonable opinion of the Director to reflect material variations between the actual charges made and the charging rates underlying the information as to EHV revenue provided to the Director by the Licensee.

C4.

Charges of the type described in paragraph 4 of Condition 8 and borne in accordance with the principles set out in paragraph 7 of Condition 8 by any person as connection charges, and charges in respect of the statements referred to in paragraph 8 of Condition 8, may each be treated as excluded services for the purposes of the Distribution Business.

C5.

A service provided by the Licensee as part of its Distribution Business may be treated as an excluded service in so far as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available by the Licensee as a normal part of its Distribution Business remunerated by use of system charges including (without prejudice to the foregoing):

(i)	special metering (including “time of day” metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

(ii)

charges for moving mains, services or meters forming part of the Licensee’s Distribution System to accommodate extension, re-design or re-development of any premises on which the same are located or to which they are connected;

(iii)

the provision of electric lines and electrical plant (a) insofar as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or (b) to provide a higher degree of security than is required for the purposes of complying with Condition 9;

(iv)

the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers, in respect of which the amount receivable per customer shall not exceed that used by the Director in formulating PUM in Condition 3A; and

(v)

special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the Pooling and Settlement Agreement to comply with its obligations in respect of metering thereunder, or for the performance by the Licensee of any service in relation thereto.

C6.

There may be treated as an excluded service for the purposes of the Distribution Business, charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(1) or Section 16 of the Act) imposed on the Licensee.

Supply Business

C7.

Subject to paragraph C9, a service provided by the Licensee as part of its Supply Business may be treated as an excluded service in so far as it consists of the provision of services for the specific benefit of customers requesting the same and not made available by the Licensee as a normal part of such Business. For the avoidance of doubt, the provision of facilities for prepayment may not be treated as an excluded service except the provision of prepayment meters as an excluded service by the Distribution Business.

Information to be provided to the Director

C8.

The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, details specifying separately the nature of all services provided as part of its Distribution Business or Supply Business by the Licensee and treated as excluded services by the Licensee during the course of such year and stating the revenues derived by the Licensee in respect of each such service so treated.

C9.

Where the Director is satisfied that in light of the principles set out in paragraphs C2 to C7 inclusive any service treated by the Licensee as an excluded service should not be so treated, the Director shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions.

Part D. Regulated distribution unit categories

D1.

The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, details specifying separately those use of system charges in respect of which the Licensee has during the course of such year treated the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

D2.	The definition of LV1 units includes units distributed under the following tariffs:

Economy 7 (day) - domestic, quarterly
White Meter (day) - domestic, quarterly
3E (day) - non-domestic, quarterly, Economy 7
4E (day) - non-domestic, quarterly tariff for customers supplied at LV from a sub-station
M4 (day, evening and weekend) - non-domestic quarterly time of day tariff for customers supplied at LV from a sub-station

D3.	The definition of LV2 units includes units distributed under the following tariffs:

Economy 7 (night) - domestic, quarterly
White Meter (night) - domestic, quarterly

Off peak A )
Off peak C )
Off peak D ) Restricted hours off-peak, quarterly
Off peak E )
Off peak S )
3E (night) - non-domestic, quarterly, Economy 7
M3 (night) - non-domestic, quarterly, tariff for customers supplied at LV from a sub-station
M4 (night) - non-domestic, quarterly, time of day tariff for customers supplied at LV from a sub-station

D4.	The definition of LV3 units includes units distributed under the following tariffs:

Domestic ‘S’ - domestic, quarterly
Public Lighting Misc. charges
3S, 3T
4S, 4T - non-domestic, quarterly
5N, 6N, 7N
M6, M7

D5.

Notwithstanding the provisions of paragraphs D2 to D4 above, where the Director is satisfied that a tariff or tariffs in respect of which the Licensee has treated the units distributed as falling within one of the categories in paragraphs D2 to D4 above should not be so treated, the Director shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

Part E. Calculation of factor in respect of distribution losses

E1.

The terms ALt and Lt which are used in paragraph 3 of Condition 3A, shall each be determined, for relevant years commencing on or 1st April 1995, using the consistent methodological basis set out in paragraphs E2 to E5 below.

Consistent methodological basis for determination of ALt and Lt

E2.	Adjusted distribution losses shall be deemed to be the difference between adjusted grid supply point purchases and adjusted units distributed.

E3.	Units metered on entry to the Licensee’s Distribution System shall be adjusted to obtain adjusted grid supply point purchases by:

(a)	excluding that number of units which is equal to the sum of:

(i)	EHV units; and

(ii)	units distributed by the Licensee for the purpose of supply to premises outside the licensee’s authorised area; and

(iii)

an amount in respect of distribution losses between the grid supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with paragraph A5 in Part A of Schedule 3; and

(b)

including an amount (in units) to represent the effect of units entering the Licensee’s Distribution System otherwise than at grid supply points, being the difference between the number of units so entering and the number of units that would have been required to have entered at grid supply points in their absence (such latter number of units being calculated consistently with the principles underlying the schedule of adjustment factors in respect of distribution losses referred to at subparagraph (b) of paragraph 3 of Condition 8).

E4.	For so long as units are metered on entry to the Licensee’s Distribution System at bulk supply points instead of at grid supply points, such units shall be calculated by:

(i)	applying the procedures in paragraph E3 as if all references to units metered at grid supply points were to units metered at bulk supply points; and

(ii)	grossing-up units metered at the bulk supply points by the relevant grid supply point conversion factor being either:

(a)	0.5 per cent of the units metered at the bulk supply points; or

(b)	such other factor to take account of losses occurring between the grid supply points and the bulk supply points as the Licensee may with the prior approval of the Director determine to be appropriate.

E5.	Adjusted units distributed shall be obtained by:

(a)	calculating all units distributed by the Licensee metered at exit points on leaving the Licensee’s Distribution System; and

(b)	deducting therefrom EHV units and units distributed for the purpose of supply to premises outside the licensee’s authorised area; and

(c)

adding thereto an amount equal to the units consumed on the licensee’s premises in the authorised area (insofar as not otherwise taken into account in determining units distributed under subparagraph (a) above).

Initial relevant loss percentage in the term ALt

E6.	In the first relevant year, the initial relevant loss percentage in the term ALt shall (consistently with the methodology set out in paragraphs E2 to E5 above) be deemed to be:

adjusted GSP purchase units less adjusted units distributed

adjusted units distributed

where adjusted GSP purchase units are calculated as provided in paragraph E7 and adjusted units distributed are calculated as provided in paragraph E8.

E7.	Adjusted GSP purchase units shall be calculated in accordance with the procedures successively described in the following sub-paragraphs:

(a)

the actual losses in each of relevant years t-1, t-2 and t-3 (the “historic losses”) shall be calculated as the difference in each of those years between units purchased at entry points to the Licensee’s Distribution System and units sold;

(b)

the historic loss percentage shall be calculated as the proportion (expressed as a percentage) which the aggregate historic losses were of the aggregate units purchased at entry points to the Licensee’s Distribution System, in each case over the three relevant years t-1 to t-3;

(c)	the total number of units sold in relevant year t-1 shall be grossed up by the historic loss percentage (’BSP purchase units”); and

(d)	the figure for BSP purchase units resulting from subparagraph (c) shall be adjusted to obtain adjusted GSP purchase units in accordance with the provisions of paragraphs E3 and E4 above.

E8.	Adjusted units distributed shall be calculated by applying the methodology of paragraph E5 in respect of those units referred to in sub-paragraphs (a) to (c) of paragraph E5 in relevant year t-1.

Information to be provided to the Director

E9.	The Licensee shall within three months after the entry into force of this licence furnish to the Director a statement showing the initial relevant loss percentage and the underlying calculations.

E10.

The Licensee shall, following the end of each relevant year, furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 7 of Condition 3E, a statement showing adjusted distribution losses for that relevant year, accompanied by the underlying calculations and (where appropriate) an explanation of any changes in the basis of calculation or estimation thereof.

E11.

Where the Director is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraphs E2 to E8 above, the Director may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 10 of Condition 3E) such other date as may be specified in the directions.